UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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EQT Corporation

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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625 Liberty Avenue, Suite 1700

Pittsburgh, PA 15222-3111

Notice of Annual Meeting of Shareholders

To Be Held May 10, 2011

The annual meeting of shareholders of EQT Corporation will be held on Tuesday, May 10, 2011, at 10:30 a.m.  We will be in EQT Plaza located at 625 Liberty Avenue in Pittsburgh, Pennsylvania.  If you owned common stock of EQT Corporation at the close of business on March 9, 2011, you may vote at this meeting.

At the meeting, we plan to ask you to:

1)                                                Elect the four directors nominated by the Board to serve for new terms;

2)                                                Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011;

3)                                                Approve the EQT Corporation 2011 Executive Short-Term Incentive Plan, a copy of which is attached hereto as Appendix A;

4)                                                Approve a non-binding resolution regarding the compensation of the company’s executive officers for 2010 (“say-on-pay”);

5)                                                Provide a non-binding recommendation as to the frequency with which shareholders will vote on say-on-pay proposals in future years;

6)                                                Approve an amendment to the company’s Restated Articles of Incorporation to adopt a majority voting standard for uncontested director elections;

7)                                                Approve an amendment to the company’s Restated Articles of Incorporation related to vacancies in the Board of Directors;

8)                                                Approve an amendment to the company’s Restated Articles of Incorporation to eliminate shareholder pre-emptive rights in their entirety;  and

9)                                                Transact such other business as may properly be presented at the meeting or any adjournment or postponement of the meeting.

Please consider the issues presented in this proxy statement, and vote your shares as promptly as possible by following the voting instructions included in this proxy statement.

On behalf of the Board of Directors

KIMBERLY L. SACHSE

Deputy General Counsel

and Corporate Secretary

March 24, 2011

i

Base Salary and Bonus	57
Non-Equity Incentive Plan Compensation – Executive STIP	57
Stock Awards – 2007 Supply LTIP	57
Stock Awards – 2008 EPIP	58
Stock Awards – 2009 SVP	59
Stock Awards – 2010 EPIPs	60
Stock Awards – 2010 SIA	60
Option Awards – 2008 Options	61
Option Awards – 2010 Options	61
Horizontal Drilling Special Grant	61
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	62
OPTION EXERCISES AND STOCK VESTED	64
PENSION BENEFITS	64
NONQUALIFIED DEFERRED COMPENSATION	64
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	64
Payments to be Made Pursuant to Company Plans	64
LTIPs	64
Executive Short-Term Incentive Plan	67
Other Plans	68
Payments to be Made Pursuant to Written Agreements With the Named Executive Officers	68
Confidentiality, Non-Solicitation and Non-Competition Agreements	68
Executive Alternative Work Arrangement	69
Change of Control Agreements	70
Payments Triggered upon Hypothetical Termination of Employment or Change of Control on December 31, 2010	71

EQUITY COMPENSATION PLAN INFORMATION	80

REPORT OF THE AUDIT COMMITTEE	81

ITEM NO. 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	82

ITEM NO. 3 – APPROVE THE EQT CORPORATION 2011 EXECUTIVE SHORT-TERM INCENTIVE PLAN	83

ITEM NO. 4 – APPROVE A NON-BINDING RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS FOR 2010 (“SAY-ON-PAY”)	86

ITEM NO. 5 – PROVIDE A NON-BINDING RECOMMENDATION AS TO THE FREQUENCY WITH WHICH SHAREHOLDERS WILL VOTE ON SAY-ON-PAY PROPOSALS IN FUTURE YEARS	87

ITEM NO. 6 – APPROVE AN AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION TO ADOPT A MAJORITY VOTING STANDARD FOR UNCONTESTED DIRECTOR ELECTIONS	88

ITEM NO. 7 – APPROVE AN AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION RELATED TO VACANCIES IN THE BOARD OF DIRECTORS	91

ITEM NO. 8 – APPROVE AN AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION TO ELIMINATE SHAREHOLDER PRE-EMPTIVE RIGHTS IN THEIR ENTIRETY	92

ADDITIONAL INFORMATION	94
Other Matters	94
2010 Annual Report on Form 10-K	94

APPENDIX A – EQT CORPORATION 2011 EXECUTIVE SHORT-TERM INCENTIVE PLAN	A-1

APPENDIX B – EXECUTIVE COMPENSATION COMPARATOR COMPANIES (TOWERS WATSON GENERAL INDUSTRY LIST)	B-1

APPENDIX C – FINANCIAL METRICS FOR CERTAIN COMPARATOR COMPANIES	C-1

EQT CORPORATION

625 Liberty Avenue, Suite 1700

Pittsburgh, PA  15222-3111

PROXY STATEMENT

We have elected to furnish our proxy statement and annual report to certain of our shareholders over the Internet pursuant to United States Securities and Exchange Commission (“SEC”) rules, which should allow us to reduce costs associated with the 2011 annual meeting of shareholders.  On or about March 24, 2011, we will mail to certain of our shareholders a notice of Internet availability of proxy materials containing instructions regarding how to access our proxy statement and annual report online (the “eProxy Notice”).  The eProxy Notice contains instructions on how you can elect to receive a printed copy of the proxy statement and annual report.  All other shareholders will receive a printed copy of the proxy statement and annual report, which will be mailed to such shareholders on or about March 24, 2011.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

EQT Corporation is soliciting proxies for its 2011 annual meeting of shareholders.  This booklet and proxy card contain information about the items you will vote on at the annual meeting and about the voting process.  We sometimes refer to EQT Corporation in this proxy statement as “EQT,” “EQT Corporation,” the “company,” “we” or “us.”

What items will be voted on at the Annual Meeting?

Shareholders will vote on the following items at the annual meeting if each is properly presented at the meeting:

•              the election to the Board of the four directors nominated by the Board to serve for new terms (Item No. 1);

•              the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011 (Item No. 2);

•              the approval of the EQT Corporation 2011 Executive Short-Term Incentive Plan, a copy of which is attached hereto as Appendix A (Item No. 3);

•              the approval of a non-binding resolution regarding the compensation of the company’s executive officers for 2010 (Item No. 4);

•              a non-binding recommendation as to the frequency with which shareholders will vote on say-on-pay proposals in future years (Item No. 5);

•              the approval of an amendment to the company’s Restated Articles of Incorporation to adopt a majority voting standard for uncontested director elections (Item No. 6);

•              the approval of an amendment to the company’s Restated Articles of Incorporation related to vacancies in the Board of Directors (Item No. 7);

•              the approval of an amendment to the company’s Restated Articles of Incorporation to eliminate shareholder pre-emptive rights in their entirety (Item No. 8);  and

•              such other business as may properly be presented at the meeting or any adjournment or postponement of the meeting.

What are the Board’s voting recommendations on each item?

Your Board of Directors recommends that you vote FOR Item Nos. 1 through 4 and 6 through 8.  With respect to Item No. 5, your Board of Directors recommends that you vote for holding a non-binding shareholder vote on the compensation of the company’s executive officers every year.

How do I contact EQT’s Corporate Secretary?

You may contact the company’s Corporate Secretary by sending correspondence to:  625 Liberty Avenue,  Suite 1700, Pittsburgh, Pennsylvania 15222, Attn: Corporate Secretary.

Who is entitled to vote, and how many votes do I have?

You may vote if you held common stock of EQT Corporation at the close of business on March 9, 2011.  For each item presented for vote, you have one vote for each share you own.  In addition, in the election of directors, you may cumulate votes by multiplying your shares by the number of directors to be elected and casting all of your votes for a single candidate or by distributing them among any two or more candidates.

What if I received an eProxy Notice of Internet Availability of Proxy Materials?

The SEC permits us to electronically distribute proxy materials to shareholders.  We have elected to provide access to our proxy materials and annual report to certain of our shareholders on the Internet, instead of mailing the full set of printed proxy materials.  On or about March 24, 2011, we will mail to certain of our shareholders a notice of Internet availability of proxy materials containing instructions regarding how to access our proxy statement and annual report and how to vote online.  If you received an eProxy Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request it.  Instead, the eProxy Notice instructs you how to access and review all of the important information contained in the proxy statement and annual report.  The eProxy Notice also instructs you how you may submit your proxy over the Internet.  If you received an eProxy Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the eProxy Notice.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with EQT’s transfer agent, BNY Mellon Shareowner Services, you are considered the “shareholder of record” of those shares.  The notice of annual meeting, proxy statement and accompanying materials have been sent directly to you by BNY Mellon Shareowner Services.

If your shares are held in a stock brokerage account or by a bank or other holder of record (including shares held through employee benefit and/or compensation plans), you are considered the “beneficial owner” of shares held in “street name.”  The eProxy Notice or notice of annual meeting, proxy statement and accompanying materials have been forwarded to you by your broker, bank or other holder of record who is considered the “shareholder of record” of those shares.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record in voting your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

How do I vote if I am a shareholder of record?

If you are a shareholder of record, you may vote your shares:

•                                          in person by attending the meeting;

•                                          by completing the proxy card as outlined in the instructions on the card and mailing the card in the prepaid envelope provided;

•                                          by following the instructions at the Internet site http://www.proxyvoting.com/eqt; or

•                                          by following the instructions for telephone voting after calling 1-866-540-5760.

If the name on the accounts is the same, the shares on your proxy card may represent (i) shares for which you have a certificate; (ii) shares that you hold in book-entry form; and (iii) shares that you have in a dividend reinvestment account of the company’s Dividend Reinvestment and Stock Purchase Plan.  If you vote by proxy, your shares will be voted as indicated in your properly completed unrevoked proxy.  If you do not indicate how your shares should be voted on an item, the shares represented by your properly completed unrevoked proxy card will be voted as recommended by the Board of Directors.  If you do not return a proxy card or do not vote by telephone or on the Internet, your shares will not be voted.

In the case of Internet or telephone voting, you should have your proxy card in hand and retain the card until you have completed the voting process.  If you vote by Internet or telephone, you do not need to mail back the proxy card.  Even if you plan to attend the meeting, we encourage you to vote by proxy as soon as possible.

How do I vote if I am a beneficial holder of shares held in “street name”?

If your broker holds your shares in “street name,” you should receive either an eProxy Notice or a voting instruction card and proxy statement.  Please follow the instructions (including the date by which your voting instructions must be received) on your eProxy Notice or instruction card in order for your shares to be voted.  Except in the case of shares held through the Employee Savings Plan, Employee Savings and Protection Plan, 1999 Long-Term Incentive Plan (the “1999 LTIP”) and 2009 Long-Term Incentive Plan (the “2009 LTIP”, collectively with the 1999 LTIP, the “LTIPs”), you may also vote in person at the meeting if you obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot.  See the caption “Is my vote important and how are the votes counted?” below for the right of banks and brokers to vote on routine matters for which they have not received voting instructions.

How do I vote shares held through the Employee Savings Plan or the Employee Savings and Protection Plan?

Individuals holding shares through the Employee Savings Plan or the Employee Savings and Protection Plan will receive separate voting direction cards for those plans.  The trustee of the Employee Savings Plan and the Employee Savings and Protection Plan will vote your shares in accordance with the instructions on your returned direction card.  You may instruct the trustee to vote your shares:

•                                          by completing the direction card as outlined in the instructions on the card and mailing the card in the prepaid envelope provided;

•                                          by following the instructions at the Internet site http://www.proxyvoting.com/eqt; or

•                                          by following the instructions for telephone voting after calling 1-866-540-5760.

If you do not return a direction card or if you return a direction card with no instructions, the trustee will vote your shares in proportion to the way other plan participants voted their shares.  Please note that the direction cards have an earlier return date and different mailing instructions than proxy cards.  Please review your direction card for the date by which your instructions must be received in order for your shares to be voted.

In the case of Internet or telephone voting, you should have your direction card in hand and retain the card until you have completed the voting process.  If you vote by Internet or telephone, you do not need to mail back the direction card.

How do I vote restricted shares held through the LTIPs?

Employees holding restricted shares through the 1999 LTIP or 2009 LTIP will receive a separate voting direction card for those plans.  The administrator of the LTIPs will vote your restricted shares in accordance with the instructions on your returned direction card.  You may instruct the administrator to vote your shares by completing the direction card as outlined in the instructions on the card and mailing the card in the envelope provided.

If you return a direction card with no instructions, the administrator will vote your shares as recommended by the Board of Directors.  If you do not return a direction card, your shares will not be voted.

Please note that the direction cards have an earlier return date and different mailing instructions than the proxy cards.  Please review your direction card for the date by which your instructions must be returned in order for your shares to be voted.

How do I vote shares acquired through the Employee Stock Purchase Plans?

Employees holding shares acquired through the 2008 Employee Stock Purchase Plan or its predecessor (the “Employee Stock Purchase Plans”) will receive a separate voting instruction card covering all shares held in their individual account from the plan recordkeeper.  The recordkeeper for the Employee Stock Purchase Plans will vote your shares (a) in accordance with the instructions on your returned voting instruction card or (b) in its discretion on routine proposals such as the ratification of Ernst & Young LLP as independent registered public accounting firm and the proposed amendment to the company’s Restated Articles of Incorporation related to vacancies in the Board of Directors, if you do not return a direction card or if you return a direction card with no instructions.   Please review your instruction card for the date by which your instructions must be received in order for your shares to be voted.

May I change my vote?

If you are a shareholder of record, you may revoke your proxy before the time of voting at the meeting by:

•                                          voting again by submitting a revised proxy card or by Internet or telephone, as applicable, on a date later than the prior proxy;

•                                          voting in person at the meeting; or

•                                          notifying the Corporate Secretary of EQT in writing that you are revoking your proxy.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record.  Except in the case of shares held through the Employee Savings Plan, Employee Savings and Protection Plan, 1999 LTIP or 2009 LTIP, you may also vote in person at the meeting if you obtain a legal proxy from your broker, bank or other holder of record.

What if I receive more than one proxy and/or voting instruction card?

If you receive more than one proxy card as a shareholder of record, you have shares registered differently in more than one account.  We encourage you to have all accounts registered in the same name and address whenever possible.  You can do this by contacting our transfer agent, BNY Mellon Shareowner Services, at P.O. Box 358015, Pittsburgh, PA 15252, at its toll free number (800-589-9026) or on its website at www.melloninvestor.com.  If you receive more than one voting instruction card, please contact the bank or broker holding your shares to determine whether you can consolidate your accounts.

What is householding?

We have adopted a procedure approved by the SEC called “householding,” which reduces our printing costs and postage fees.  Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our 2010 Annual Report on Form 10-K and proxy statement unless one or more of these shareholders notify us that they wish to continue receiving individual copies.  Shareholders who participate in householding will continue to receive separate proxy cards.

If a shareholder of record residing at a household to which we sent only one copy of our 2010 Annual Report on Form 10-K and proxy statement wishes to receive separate documents in the future, he or she may discontinue householding by contacting our transfer agent, BNY Mellon Shareowner Services, at P.O. Box 358015, Pittsburgh, PA 15252, at its toll free number (800-589-9026) or on its website at www.melloninvestor.com.  If you are an eligible shareholder of record receiving multiple copies of our 2010 Annual Report on Form 10-K and proxy statement, you can request householding by contacting us in the same manner.  If you own your shares through a bank, broker or other nominee, you can request householding by contacting the nominee.

If a shareholder of record residing at a household to which we sent only one copy of our 2010 Annual Report on Form 10-K and proxy statement wishes to receive an additional copy for this meeting, he or she may contact the Corporate Secretary of EQT Corporation at 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222 or by phone at 412-553-5891.  The company will promptly deliver, upon request, a separate 2010 Annual Report on Form 10-K and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a bank, broker or other holder of record, you have the right to direct your broker, bank or other holder of record in voting your shares.   If you do not provide voting instructions, your shares will not be voted on any proposal on which the bank, broker or other holder of record does not have discretionary authority to vote.  This is called a “broker non-vote.”  In these cases, the bank, broker or other holder of record can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (“NYSE”).

Is my vote important and how are the votes counted?

Your vote is very important.  Each share of EQT stock that you own represents one vote.  If you do not vote your shares, you will not have a say in the important issues to be voted on at the annual meeting.  Many of our shareholders do not vote, so the shareholders who do vote influence the outcome of the election in greater proportion than their percentage ownership of the company.  The following are the voting requirements to elect the four nominees and approve the other proposals presented in this proxy statement and the discretionary authority of brokers, banks or other holders of record with respect to each proposal:

PROPOSAL	VOTE REQUIRED	BROKER DISCRETIONARY VOTING ALLOWED
Election of Directors (Item No. 1)

The nominee for the term of two years to expire in 2013 who receives the largest number of votes cast will be elected a director for such term. The three nominees for the term of three years to expire in 2014 who receive the largest number of votes cast will be elected directors for such term. If a nominee receives a greater number of votes “withheld” than votes “for” election, the Board will consider whether to accept the nominee’s previously submitted conditional resignation.

No
Ratification of Ernst & Young, LLP (Item No. 2)	Majority of votes cast.	Yes
Approval of 2011 Executive Short-Term Incentive Plan (Item No. 3)	Majority of votes cast; provided that total votes cast on the proposal must represent over 50% of the total outstanding shares of common stock.	No
Approval of a non-binding resolution regarding the compensation of the company’s executive officers for 2010 (Item No. 4)	Majority of votes cast.	No
Provide a non-binding recommendation as to the frequency with which shareholders will vote on say-on-pay proposals in future years (Item No. 5)	The frequency option that receives the highest number of votes cast is the option that will be deemed approved by the shareholders.	No
Approval of an amendment to the company’s Restated Articles of Incorporation to adopt a majority voting standard for uncontested director elections (Item No. 6)	Two-thirds of issued and outstanding shares of common stock.	No
Approval of an amendment to the company’s Restated Articles of Incorporation related to vacancies in the Board of Directors (Item No. 7)	Majority of votes cast.	Yes
Approval of an amendment to the company’s Restated Articles of Incorporation to eliminate shareholder pre-emptive rights in their entirety (Item No. 8)	Two-thirds of issued and outstanding shares of common stock.	No

For purposes of the approval of Item Nos. 1, 2, 4, 5, and 7, abstentions, broker non-votes and the failure to vote are not votes cast, and, accordingly, have no affect on the outcome of such proposals.  For purposes of the approval of Item No. 3, abstentions, broker non-votes and the failure to vote will affect the outcome of a vote only to the extent that abstentions, broker non-votes and the failures to vote would result in the company not satisfying the NYSE requirement that the total votes cast on the proposal represent over 50% of the total outstanding shares of common stock.  For purposes of the approval of Item Nos. 6 and 8, abstentions, broker non-votes and failures to vote will affect the outcome of a vote only to the extent that abstentions, broker non-votes and failures to vote would result in less than two-thirds of the company’s issued and outstanding shares of common stock voting in favor of the proposal.

What constitutes a “quorum” for the meeting?

A majority of the outstanding shares, present or represented by proxy, constitutes a quorum.  A quorum is necessary to conduct business at the annual meeting.  You are part of the quorum if you have returned a proxy.  Abstentions, broker non-votes and votes withheld from director-nominees also are counted in determining whether a quorum is present.

How will my shares be voted on other matters not included in this proxy statement that may be presented to the meeting?

Since no shareholder has indicated an intention to present any matter not included in this proxy statement to the 2011 annual meeting in accordance with the advance notice provision in the company’s by-laws, the Board is not aware of any other proposals for the meeting.  If another proposal is presented, the persons named as proxies will vote your returned proxy in their discretion.

Who can attend the annual meeting, and how do I obtain an admission ticket?

You may attend the meeting if you were a shareholder on March 9, 2011.  Seating is limited and will be offered on a “first come, first served” basis.  If you plan to attend the meeting, you will need an admission ticket, which you can obtain by checking the appropriate box on your proxy card or by writing to the Corporate Secretary of EQT Corporation.  See the caption “How do I contact EQT’s Corporate Secretary?” above.  If a broker holds your shares, you must include proof of your ownership of EQT stock, such as a copy of your brokerage account statement or an omnibus proxy, which you can get from your broker, and we will send you an admission ticket.  Shareholders must present a form of photo identification, such as a driver’s license, in order to be admitted to the annual meeting.  No cameras, camera phones, phones, computers, recording equipment, electronic devices, large bags or packages will be permitted in the annual meeting.

What happens if the meeting is postponed or adjourned?

If the meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting.  You will still be able to change or revoke your proxy until it is voted.

What is the total number of outstanding shares?

At the close of business on March 9, 2011, the record date for the meeting, EQT Corporation had [    ] shares of common stock outstanding.

Who pays for the solicitation of proxies?

We do.  We are soliciting proxies primarily by use of the mails.  However, we may also solicit proxies in person, by telephone, by facsimile, by courier or by electronic means.  To the extent that our directors and officers participate in this solicitation, they will not receive any compensation for their participation, other than their normal compensation.  BNY Mellon Shareowner Services assists EQT with the solicitation for a fee of $8,500 plus reasonable out-of-pocket expenses.  EQT also reimburses brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their proxies.

May I nominate someone to be a director of EQT?

Shareholders may either nominate individuals to serve as directors at the annual meeting of the shareholders or recommend individuals as possible director-nominees to the Corporate Governance Committee to consider in its normal course.

If you are a shareholder entitled to vote at an annual meeting, you may present at the meeting the nomination of one or more persons for election as a director of EQT Corporation.  To do this, you must send advance written notice to the Corporate Secretary.  See the caption “How do I contact EQT’s Corporate Secretary?” above.  According to the company’s by-laws, we must receive notice of nominations for the 2012 annual meeting not less than 90 but not more than 120 days before May 10, 2012, the one-year anniversary of this year’s annual meeting.

In addition, the Board’s Corporate Governance Committee will consider candidates recommended by the company’s shareholders.  If the Corporate Governance Committee determines to nominate as a director an individual recommended by a shareholder, then the recommended individual will be included on the company’s slate for the next annual proxy statement.  Shareholders should send their recommendations to the Corporate Governance Committee Chair by addressing the recommendation to EQT’s Corporate Secretary.  The Corporate Secretary must receive any recommendations as far in advance of the annual meeting of shareholders as possible in order to provide sufficient time for the Committee to consider the recommendation.

Any notice or recommendation provided by the nominating shareholder must include an original irrevocable conditional resignation signed by each proposed nominee, as well as certain information about the person or persons nominated and about the nominating shareholder (see the caption “Director Nominations” under “Corporate Governance and Board Matters” for details).  For additional information, contact the Corporate Secretary.

When are shareholder proposals due?

Under the rules of the SEC, eligible shareholders may submit proposals for inclusion in the proxy statement for our 2012 annual meeting.  Shareholder proposals must be submitted in writing and must be received by the Corporate Secretary at the address provided previously in this proxy statement by November 25, 2011 for them to be considered for inclusion in the 2012 proxy statement.

Under the company’s by-laws, you may present proposals in person at the 2012 annual meeting if you are a shareholder entitled to vote.  The Corporate Secretary must receive any proposals to be presented, which will not be included in next year’s proxy statement, not less than 90 but not more than 120 days before May 10, 2012, the one-year anniversary of this year’s annual meeting.  Proposals received outside that time period, including any proposal nominating a person as a director, may not be presented at the annual meeting.

ITEM NO. 1 – ELECTION OF DIRECTORS

(Item No. 1 on the proxy card)

The Board of Directors recommends a vote FOR all nominees for the Board of Directors.

The Board of Directors of EQT Corporation currently has eleven members, who are divided into three classes.  The classes are as equal in number as is possible depending on the total number of directors at any time.  Generally, directors are elected for three-year terms.  Each director’s term expires upon the earlier of the end of such term or the annual meeting following such director’s seventy-fourth birthday.  The classes are arranged so that the terms of the directors in each class expire at successive annual meetings.  This means that the shareholders elect approximately one-third of the members of the Board of Directors annually.  With respect to directors elected by the Board, it has been the company’s practice to put those directors up for election at the next annual meeting of shareholders.  The terms of four directors expire at this annual meeting. Mr. Thorington was elected by the directors in September 2010 and has been nominated to serve for a term of two years to expire in 2013.  Three other directors, David L. Porges, James E. Rohr, and David S. Shapira, have each been nominated to serve for a term of three years to expire in 2014.

The persons named as proxies will vote for the nominees named, unless you withhold authority to vote for any one or more of them.  The votes represented by any proxy may be cumulated and voted at the discretion of the persons named as proxies in favor of any one or more of the nominees, unless otherwise indicated on your proxy card.  The effect of this discretionary authority may be to offset the effect of your having withheld authority to vote for individual nominees because the persons named as proxies will be able to allocate votes of shareholders who have not withheld authority to vote for those nominees.  The four nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve.  In the event that any of the nominees is unable or declines to serve as a director at the time of the annual meeting, then the persons named as proxies intend to vote for substitute nominees proposed by the Board, unless the Board decides to reduce the number of directors.  The nominee for the term of two years to expire in 2013 who receives the largest number of votes cast will be elected a director for such term.  The three nominees for the term of three years to expire in 2014 who receive the largest number of votes cast will be elected directors for such term.

In addition, under the company’s by-laws, each nominee has submitted an irrevocable conditional resignation to be effective if the nominee receives a greater number of votes “withheld” than votes “for” his or her election in an uncontested election.  If this occurs, the Board of Directors will decide whether to accept the tendered resignation not later than 90 days after the certification of the election.  Any determination by the Board shall be made without the participation of any nominee whose resignation is under consideration with respect to the election.  The Board’s explanation of its decision will be promptly disclosed on a Form 8-K filed with the SEC.

The Board of Directors recommends a vote FOR all nominees for the Board of Directors.

A.  NOMINEE TO SERVE FOR A TWO-YEAR TERM EXPIRING IN 2013

STEPHEN A. THORINGTON	Age 55	Director since September 2010

Retired Executive Vice President and Chief Financial Officer, Plains Exploration & Production Company, September 2002 through April 2006. Also a current director of KMG Chemicals Inc. and QRE GP, LLC, the general partner of QR Energy, LP.

Member of the Audit Committee.

Qualifications.  Mr. Thorington has significant experience in energy company management, finance and corporate development, as well as natural gas exploration and production.  Mr. Thorington has served in a number of senior management positions with energy industry companies and, earlier in his career, held various senior positions within the investment banking industry.  Finally, Mr. Thorington currently serves as a member of the Audit and Nominating and Corporate Governance Committees of KMG Chemicals Inc., a publicly traded chemical company, and the Audit and Conflicts Committees of QRE GP, LLC, the general partner of QR Energy, LP, a publicly traded oil and natural gas production company.   Mr. Thorington is able to draw upon these diverse experiences to provide guidance with respect to accounting matters, financial markets and financing transactions, exploration and production operations and investor relations.

B.  NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING  IN 2014

DAVID L. PORGES	Age 53	Director since May 2002

President, Chief Executive Officer and Director, EQT Corporation, since April 2010; President, Chief Operating Officer and Director, EQT Corporation, February 2007 through April 2010; Vice Chairman and Executive Vice President, Finance and Administration, EQT Corporation, January 2005 through February 2007.

Member of the Executive Committee.

Qualifications.  Mr. Porges brings extensive business, leadership, management and financial experience, and tremendous knowledge of the company’s operations, culture and industry, to the Board.  Mr. Porges has served in a number of senior management positions with the company since joining the company as Senior Vice President and Chief Financial Officer in 1998. He has also served as a member of the company’s Board since May 2002.  Prior to joining the company, Mr. Porges held various senior positions within the investment banking industry and also held several managerial positions with Exxon Corporation.  Mr. Porges’ strong financial and industry experience, along with his understanding of the company’s business operations and culture, enables Mr. Porges to provide unique and valuable perspectives on most issues facing the company.  Moreover, Mr. Porges’ service on the Board creates a vital link between management and the Board and provides the company with decisive and effective leadership.

JAMES E. ROHR	Age 62	Director since May 1996

Chairman and Chief Executive Officer, The PNC Financial Services Group, Inc. (financial services), since August 2002. Also a current director of Allegheny Technologies, Inc. and BlackRock, Inc.

Member of the Compensation Committee and Executive Committee.

Qualifications.  Mr. Rohr’s experience as Chairman and Chief Executive Officer of one of the country’s largest financial services companies provides him with valuable business, leadership and management experience, with particular emphasis on capital markets and corporate finance transactions. Mr. Rohr’s experience enables him to provide cutting edge insights into the capital markets and corporate finance issues facing the company.  Mr. Rohr is also able to draw on his experience as the chief executive officer of a major public company, along with his service as a director of three other public companies.

DAVID S. SHAPIRA	Age 69	Director since May 1987

Chairman, Chief Executive Officer and President, Giant Eagle, Inc. (retail grocery store chain), since July 2005.

Member of the Corporate Governance Committee.

Qualifications.  Mr. Shapira’s service as Chief Executive Officer of a major private company provides extensive senior management, leadership, and financial experience, including expertise leading a large organization with multistate operations.  Mr. Shapira also has an in-depth knowledge of the company’s business operations, culture, and industry, having served as a director since 1987.  Finally, Mr. Shapira’s service on the boards of large not-for-profit organizations, including Carnegie Mellon University, enables him to bring to the Board experience and knowledge from alternative perspectives.

DIRECTORS WHOSE TERMS EXPIRE IN 2013

VICKY A. BAILEY	Age 58	Director since June 2004

President, Anderson Stratton International, LLC (strategic consulting and government relations), since November 2005; Vice President, BHMM Energy Services, LLC (utility and facilities management services), since January 2006.  Also a current director of Cheniere Energy, Inc.

Member of the Audit Committee.

Qualifications.  Ms. Bailey has substantial regulatory and senior management experience in the company’s industry, having previously served as a commissioner of the Federal Energy Regulatory Commission, President of PSI Energy, Inc. (a regulated utility), and commissioner of the Indiana Utility Regulatory Commission.  These experiences enable her to provide valuable insights into issues facing the company’s regulated natural gas distribution and transmission businesses, particularly with respect to interacting with regulatory agencies.  Finally, Ms. Bailey provides leadership to the Board with respect to energy policy issues, owing to her previous experience as Assistant Secretary for the Office of Policy and International Affairs at the Department of Energy.

MURRY S. GERBER	Age 58	Director since May 1998

Executive Chairman, EQT Corporation, since April 2010; Chairman and Chief Executive Officer, EQT Corporation, May 2000 through April 2010; Chief Executive Officer and President, EQT Corporation, June 1998 through February 2007.  Also a current director of BlackRock, Inc.

Chair of the Executive Committee.

Qualifications.  Mr. Gerber brings extensive business, leadership, and management experience, and tremendous knowledge of the company’s operations, culture and industry, to the Board.  Mr. Gerber served as

Chief Executive Officer of the company from 1998 to April 2010, during which time the company successfully transformed itself from a diversified utility to an integrated energy company increasingly focused on natural gas exploration, production and transportation. Prior to joining the company, Mr. Gerber served as Chief Executive Officer of Coral Energy, L.P. (now part of Shell Trading), one of North America’s largest energy marketers.  Prior to that, he held both financial and technical management positions with Shell Oil Company.  Mr. Gerber’s strong industry experience, along with his understanding of the company’s business operations and culture, enables Mr.  Gerber to provide valuable leadership to the Board with respect to most issues facing the company.

GEORGE L. MILES, JR.	Age 69	Director since July 2000

Executive Chairman, Chester Engineers, Inc. (engineering services firm), since January 2011; retired President and Chief Executive Officer, WQED Multimedia (multimedia company), 1994 through September 2010.  Also a current director of WESCO International, Inc., Harley-Davidson, Inc., American International Group, Inc. and HFF, Inc.  Also served as a director of WestwoodOne, Inc. within the past five years.

Chair of the Corporate Governance Committee and member of the Executive Committee.

Qualifications.  Mr. Miles has significant senior management, leadership and financial experience, having served as President and Chief Executive Officer of a multimedia company since 1994.  Prior to that, Mr. Miles gained valuable financial experience through his work as an auditor.  Mr. Miles also has substantial public company board of director experience, having served as a member of the board of directors of a number of public companies throughout his career.  These diverse experiences have enabled Mr. Miles to bring unique perspectives to the Board, particularly with respect to business management and corporate governance issues.

DIRECTORS WHOSE TERMS EXPIRE IN 2012

PHILIP G. BEHRMAN, Ph.D.	Age 60	Director since July 2008

Retired Senior Vice President, Worldwide Exploration, Marathon Oil Corporation (integrated energy company), October 2000 through July 2008.

Member of the Audit Committee.

Qualifications.  Dr. Behrman brings deep business, senior management and technical industry experience to the Board, having served in various senior management and technical positions with numerous major energy companies throughout his career.  In particular, Dr. Behrman has substantial expertise in energy exploration and production business operations, making him uniquely positioned to provide valuable perspectives with respect to the operations of the company’s production business.

A. BRAY CARY, JR.	Age 62	Director since July 2008

President and Chief Executive Officer, West Virginia Media Holdings, LLC (television and print media company), since 2001.

Member of the Corporate Governance Committee and Compensation Committee.

Qualifications.  Mr. Cary has extensive public affairs, media relations and senior management experience, having founded and led various media and marketing businesses throughout his career.  Mr. Cary utilizes his broad business experience to provide valuable insights with respect to general business and management issues facing the company.  Most importantly, Mr. Cary is uniquely positioned to provide leadership to the Board in public affairs and media relations areas.

BARBARA S. JEREMIAH	Age 59	Director since February 2003

Retired Executive Vice President, Corporate Development, Alcoa, Inc. (producer of aluminum), July 2002 through December 2008.  Also a current director of Allegheny Technologies, Inc. and First Niagara Financial Group, Inc.

Chair of the Audit Committee and member of the Executive Committee.

Qualifications.  Ms. Jeremiah has substantial senior management experience, having served as an executive officer of a major international aluminum producer, where she was responsible for, among other things, corporate development initiatives.  Ms. Jeremiah also has extensive legal experience, having previously served as in-house counsel and corporate secretary for the same major aluminum producer.  Finally, Ms. Jeremiah’s prior employer emphasized safety as a significant element of shareholder value.  The skills gained through these experiences enable Ms. Jeremiah to provide insights with respect to merger and acquisition transactions, safety initiatives and legal issues facing the company.

LEE T. TODD, JR., Ph.D.	Age 64	Director since November 2003

President, University of Kentucky (major public research university), since July 2001.

Chair of the Compensation Committee and member of the Executive Committee.

Qualifications.  Dr. Todd’s service as President of the University of Kentucky, a major public research university, provides valuable leadership and management experience, including experience leading a large organization.  Prior to joining the University of Kentucky, Dr. Todd developed a strong reputation as an innovator of cutting edge technology, having founded and led numerous successful technology companies.  These strong leadership and business experiences, along with Dr. Todd’s appreciation for the importance of innovation, enables him to offer a unique perspective with respect to business and technology issues facing the company.

CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings of the Board of Directors and Committee Membership

The Board of Directors held six regular meetings and four special meetings during 2010.  The independent directors met fourteen times in executive session without any officer of the company present.  During 2010, attendance at all Board meetings averaged 95.3%.  The company encourages its directors to attend the annual meeting of the shareholders, and it has been their practice to do so.  All directors then in office attended the company’s 2010 annual meeting of shareholders.

The four standing committees of the Board are the Audit, Compensation, Corporate Governance and Executive Committees.  The Corporate Governance Committee serves as the nominating committee for the company.  The Board may from time to time form new committees, disband an existing committee, and delegate additional responsibilities to a committee.  In 2010, each director attended at least 97.3% of all meetings of the Board and of the committees on which the director served.

The table below sets forth membership and meeting information for each Board committee:

NAME OF DIRECTOR	AUDIT	COMPENSATION	CORPORATE GOVERNANCE	EXECUTIVE
Ms. Bailey	x
Dr. Behrman	x
Mr. Cary		x	x
Mr. Gerber				x*
Ms. Jeremiah	x*			x
Mr. Miles			x*	x
Mr. Porges				x
Mr. Rohr		x		x
Mr. Shapira			x
Mr. Thorington	x
Dr. Todd		x*		x
Total meetings in fiscal year 2010	10	6	8	0

x = Committee Member; * = Chair.

The responsibilities of the committees are set forth in written charters, which are reviewed periodically by the committees and, where appropriate, the Corporate Governance Committee and the Board.  All of the charters are available on the company’s website at www.eqt.com.  The members and main responsibilities of each committee are as follows:

Audit Committee

•                                          Comprised of Mses. Bailey and Jeremiah (Chair), Dr. Behrman and Mr. Thorington, who are all non-employee, independent directors.

•                                          Each member of the Committee is financially literate.  Additionally, the Board of Directors has determined that Mr. Thorington qualifies as an “audit committee financial expert” as such term is defined under the SEC’s regulations.  Shareholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Thorington’s experience and understanding with respect to certain accounting and auditing matters.  The designation does not impose upon Mr. Thorington any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board.  As the audit committee financial expert, Mr. Thorington also has accounting or related financial management expertise under the NYSE rules.

•                                          Assists the Board by overseeing:

•                  the accounting and financial reporting processes of the company

•                  the audits of the financial statements of the company

•                  the integrity of the company’s financial statements

•                  the qualifications, independence and performance of the company’s registered public accountants

•                  the qualifications and performance of the company’s internal audit function

•                  the compliance by the company with legal and regulatory requirements, including the company’s Code of Business Conduct and Ethics

•                                          Responsible for reviewing and discussing with management and the company’s registered public accountants the company’s major risk exposures and the policies management has implemented to monitor and control such exposures.

•                                          Responsible for hiring, overseeing and compensating the company’s independent auditors.

Compensation Committee

•                                          Comprised of Messrs. Cary and Rohr and Dr. Todd (Chair), who are all non-employee, independent directors.

•                                          Discharges the Board’s responsibilities relating to compensation of the company’s executive officers by, among other things:

•                  determining and approving, based on the Corporate Governance Committee’s evaluation of the Chief Executive Officer’s performance for the prior year and in light of the goals and objectives established by the Corporate Governance Committee for the upcoming year, the Chief Executive Officer’s compensation level

•                  reviewing and approving the performance of, and compensation structure for, all executive officers of the company

•                  reviewing and approving employment or severance agreements for executive officers

•                  reviewing and approving compensation plans

•                                          Provides oversight and, as required, administration of the company’s benefit plans, incentive-based compensation plans and equity-based plans.

Corporate Governance Committee

•                                          Comprised of Messrs. Cary, Miles (Chair) and Shapira, who are all non-employee, independent directors.

•                                          Establishes and recommends to the Board the requisite skills and characteristics to be found in, and identifies individuals qualified to serve as, members of the Board and recommends to the Board the director-nominees for each annual meeting of shareholders.

•                                          Recommends to the Board independence determinations for each director.

•                                          Develops and recommends to the Board a set of corporate governance guidelines.

•                                          Recommends Committee membership, including a Chair, for each Committee.

•                                          Identifies and approves corporate goals and objectives relevant to the compensation of the chief executive officer of the company and annually reviews the chief executive officer’s performance against such goals and objectives.

•                                          Recommends an appropriate compensation structure for the directors, including administration of stock-based plans for the directors.

•                                          Reviews related person transactions under the company’s related person transaction approval policy (the “related person policy”).

Executive Committee

•                                          Comprised of Messrs. Miles and Rohr and Dr. Todd and Ms. Jeremiah who are all non-employee, independent directors and Messrs. Gerber (Chair), Executive Chairman, and Porges, President and Chief Executive Officer.

•                                          Has the authority to act in all matters that the full Board may act upon when the Board is not in session, unless limited by a resolution of the Board and except to the extent limited by law.

Compensation Process

Establishing Target Total Direct Compensation

In discharging the Board’s responsibilities relating to compensation of the company’s executive officers, the Compensation Committee establishes the target total direct compensation (base salary plus annual and long-term incentive targets) for executive officers by establishing base salaries and setting long-term and annual incentive targets.  When appropriate, the Committee also modifies perquisites.  The Committee typically reviews target total direct compensation in the second quarter of each year.

Establishing Annual and Long-Term Incentive Programs

The Compensation Committee annually approves plan design, including performance metrics and target payout, for annual and long-term incentive programs.  These deliberations, which usually start with recommendations from management and involve discussions among management, the compensation consultant and the Committee, usually span several meetings before a design is approved.

After the end of the performance period for any performance award, the Compensation Committee certifies the level at which the performance measures were satisfied and approves the amount of incentive award payable to each executive officer.

Equity Grants

The Compensation Committee may make equity grants to executive officers at any time during the year.  The Committee generally does not grant equity awards when in possession of material non-public information.  If in possession of such information, the Committee does not take such information into account when determining whether or in what amounts to make such grants.

The Committee has delegated to Mr. Porges, in his capacity as a director, the authority to grant a limited number of restricted shares to non-executive officers under the following circumstances:

•                                          to newly hired or recently promoted employees on the condition that the value of the individual award not exceed the median of market; and

•                                          to other employees in recognition of exceptional performance on the condition that no award exceed 1,000 shares.

The Committee has also delegated to Mr. Porges, in his capacity as a director, the authority to grant up to $1 million in the aggregate of awards under the 2011 Value Driver Award program (the “2011 VDA”)  to non-executive officers and for above median awards to new hires.  Please refer to the “Compensation Discussion and Analysis” below for a description of the 2011 VDA.

All such restricted stock and 2011 VDA awards must be made on standard terms approved by the Committee and are reported to the Committee for informational purposes at its next meeting.  Mr. Porges authorizes restricted stock periodically throughout the year on pre-established dates and does not coordinate the timing of such grants with the release of material non-public information.  If in possession of such information, Mr. Porges does not take such information into account when determining whether or in what amount to make such grants.

The Committee has not delegated its authority to award equity to any other executive officer.

Compensation Consultants

The Compensation Committee has the sole power to hire, terminate and approve fees for advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.  During 2010, the Committee utilized two compensation consultants: Towers Watson & Co. (“Towers Watson”) and Pay Governance, LLC (“Pay Governance”).  Towers Watson, including its predecessor, Towers, Perrin, Forster & Crosby, Inc. (“Towers Perrin”), has served as the Committee’s compensation consultant for more than fifteen years.  Pay Governance was retained by the Committee in 2010 following its formation by certain former Towers Watson professionals who had served the Committee.  Both Towers Watson and Pay Governance provided compensation consulting services to the Committee in 2010.

The Committee’s compensation consultants do not make recommendations on, or approve, the amount of compensation for any executive officer.  The Committee may request information or advice directly from Towers Watson or Pay Governance and may direct the company to provide information to such consultants.  The consultants regularly interact with representatives of the company’s human resources department and periodically with the President and Chief Executive Officer and representatives of the legal department.  In 2010, Pay Governance also provided limited middle and senior management compensation benchmarking to the company and director compensation services to the Corporate Governance Committee, including benchmarking and trend identification.  In 2011, the Committee expects to utilize Pay Governance as its sole compensation consultant.

During 2010, Pay Governance provided market data and counsel regarding executive officer compensation programs and practices, including specifically:

•                                          comparator group benchmarking;

•                                          peer group identification and assessment;

•                                          advice and market insight as to the form of and performance measures for annual and long-term incentives; and

•                                          marketplace compensation trends in the company’s industry and generally.

In 2010, Pay Governance’s fees for middle and senior management compensation benchmarking were less than $26,000.   In 2010, the company paid Towers Watson $78,700 for Compensation and Corporate Governance Committee work.  During the year, the company also paid Towers Watson approximately $320,000 for the preparation of actuarial calculations on values under the company’s retirement plans.  Towers Watson and its predecessor, Watson Wyatt & Co, has been engaged by company management for over 25 years to provide such actuarial services.  Since company management has the authority to engage Towers Watson for these services, neither the Board nor the Compensation or Corporate Governance Committee approves them.

Role of Senior Management

Senior management of the company has an ongoing dialogue with the Compensation Committee and the Committee’s compensation consultant regarding compensation and plan design.  Most ideas originate with management due to its direct involvement in, and knowledge of, the business goals, strategies, experiences and performance of the company.  Management’s ideas are reviewed with the compensation consultant and frequently modified by the Committee prior to ultimate adoption.  The Committee engages in active discussions with the Chief Executive Officer concerning:  (i) who should participate in programs and at what levels, (ii) which performance metrics should be used, (iii) the determination of performance targets and (iv) whether and to what extent performance metrics for the previous year have been achieved.  The Chief Executive Officer is advised by the other executive officers of the company.

We provide additional information regarding the Committee and our policies and procedures regarding executive compensation, including the role of executive officers in recommending executive compensation, below under “Compensation Discussion and Analysis.”

Board Leadership Structure

As described in the company’s corporate governance guidelines, the Board of Directors believes that the functions of the Chairman of the Board are distinct from those of the Chief Executive Officer but that both functions may be effectively performed by the same individual.  The Board believes that the questions of whether the Chairman of the Board and the Chief Executive Officer should be separate, and if separate, whether the Chairman of the Board should be a an outside director or an inside director, should be addressed from time to time as circumstances require.  During Mr. Gerber’s tenure, the Board was satisfied with the Chief Executive Officer performing the functions of the Chairman of the Board because Mr. Gerber was able to utilize his in-depth knowledge and perspective gained in running the company to effectively and efficiently guide the full Board by recommending Board and Committee meeting agendas, leading Board discussions on critical issues and creating a vital link among the Board, management and shareholders.  When Mr. Gerber stepped aside as Chief Executive Officer, the Board appointed Mr. Porges as Chief Executive Officer and Mr. Gerber as Executive Chairman through the company’s 2011 annual meeting of shareholders.  Based on the circumstances at that time, the Board will determine the appropriate leadership structure moving forward.

The Board has identified the Chair of the Corporate Governance Committee, currently Mr. Miles, to serve as the presiding director at all meetings of the non-management directors (which typically occur at each meeting of the Board) and to receive inquiries of the Board from shareholders and others.  This service complements Mr. Gerber’s role as Chair by allowing directors, shareholders and other constituents a direct contact to a senior leader on the Board.

The Board’s Role in Risk Oversight

The company’s corporate governance guidelines provide that the Board of Directors is responsible for reviewing the process for assessing the major risks facing the company and the options for their mitigation.  This responsibility is largely satisfied by the Audit Committee, which is responsible for reviewing and discussing with management and the company’s registered public accountant the company’s major risk exposures and the policies management has implemented to monitor such exposures, including the company’s financial risk exposures and risk management policies.  The Compensation Committee and Corporate Governance Committees also review and discuss with management major risk exposures associated with their respective areas of oversight. The company manages risk through a Corporate Risk Committee consisting of certain executive officers and business unit and functional leaders, including the company’s Chief Risk Officer.  The Corporate Risk Committee meets periodically throughout the year to review, prioritize and address the company’s major risk exposures and to consider new or emerging risks.  The Chief Risk Officer reports the results of each Corporate Risk Committee meeting to the Audit Committee.  The Audit Committee reviews and assesses the Chief Risk Officer’s report and determines whether any further action is required.  The Audit Committee Chair reports such discussions to the full Board of Directors from time to time.

Compensation Policies and Practices and Risk Management

In early 2011, members of the company’s senior management, with the assistance of Pay Governance, the Compensation Committee’s consultant, conducted a risk assessment of the company’s compensation programs for all employees.  The results of such assessment were presented to the Compensation Committee. Based on the assessment, the company and Committee believe that the compensation programs are balanced and do not create risks reasonably likely to have a material adverse impact on the company.  Important factors taken into account include, but are not limited to, the following:

•                                          the company does not use highly leveraged short-term incentives that drive high risk investments at the expense of long-term company value;

•                                          the company’s annual incentive compensation is based on balanced performance metrics that promote disciplined progress towards longer-term goals, and payment multiples are capped;

•                                          the company’s compensation programs reward consistent, long-term performance by heavily weighting compensation to long-term incentives that reward sustainable stock, financial, and operating performance;

•                                          the Compensation Committee has authority to exercise downward discretion to reduce or eliminate payouts under all of the company’s compensation programs; and

•                                          the company’s stock ownership guidelines require executives to hold meaningful stock ownership, linking their interests to the interests of shareholders.

Director Nominations

The responsibilities of the Corporate Governance Committee include identifying and recommending to the Board the requisite skills and characteristics to be found in individuals qualified to serve as members of the Board and recommending to the Board the director-nominees for each annual meeting of shareholders.  The Committee typically considers new nominees for the Board in the context of a vacancy on the Board resulting from resignation or retirement of a director or to fill a skill need identified by the Board.  A third-party search firm initially identified Mr. Thorington, among others, as Board candidates to the Committee and after a screening process and recommendation by the Committee, the Board elected Mr. Thorington to the Board effective September 27, 2010 with a term expiring at the 2011 annual meeting of shareholders.  Director candidates have also been identified by senior management and members of the Board considering individuals both within and external to their respective networks.

As set forth in the Committee’s charter, the Committee will consider submissions from shareholders in making its recommendation.  Any shareholder desiring to recommend an individual to serve as a director of the company should submit to the Corporate Governance Committee Chair, c/o Corporate Secretary, as far in advance of the annual meeting of shareholders as possible, the following information:

•                                          The information required by Section 3.07 of the company’s by-laws (a copy of which will be provided to any shareholder upon written request), including the nominee’s consent to serve as a director if elected, the nominee’s executed irrevocable conditional resignation letter, the proposing shareholder’s name and address, the number of shares beneficially owned and the length of time the shares have been held.  In addition, the company may require the shareholder to provide such further information as it may reasonably request.

•                                          A statement setting forth the basis upon which the proposing shareholder believes the proposed nominee meets the qualification guidelines set forth below, including the standards of independence set forth in the company’s corporate governance guidelines, and should be nominated as a director of the company.

•                                          Such other information as the proposing shareholder believes will be beneficial in assisting the Corporate Governance Committee to fulfill its responsibilities.

See the caption “How do I contact EQT’s Corporate Secretary?” under “Questions and answers about the annual meeting.”

In evaluating individuals identified as possible director-nominees, whether the source of the possible nominee is another director, a member of management, a shareholder or otherwise, the Committee assesses the experience and personal characteristics of the possible nominee against the guidelines identified below.  Possible nominees satisfying the guidelines are then further evaluated to identify, in the judgment of the Committee, the best match for the Board.  The Committee retains the right to modify the guidelines including the criteria for evaluating the qualifications of potential nominees for election to the Board as set forth therein, from time to time.

In identifying director candidates, the Committee utilizes the following guidelines:

Individual qualifications

•                                          Possesses integrity, competence, insight, creativity and dedication together with the ability to work with colleagues while challenging one another to achieve superior performance

•                                          Has attained prominent position in his or her field of endeavor

•                                          Possesses broad business experience

•                                          Has ability to exercise sound business judgment

•                                          Is able to draw on his or her past experience relative to significant issues facing the company

•                                          Has experience in the company’s industry or in another industry or endeavor with practical application to the company’s needs

•                                          Has sufficient time and dedication for preparation as well as participation in Board and Committee deliberations

•                                          Has no conflict of interest

•                                          Meets such standards of independence and financial knowledge as may be required or desirable

•                                          Possesses attributes deemed appropriate given the then current needs of the Board

Composition of the Board as a whole

•                                          A diversity of background, perspective and skills related to the company’s business

•                                          A diversity of race, gender and age

The Board believes that its members possess individual qualifications consistent with the guidelines set forth above.  In addition to the specific individual director qualifications identified on pages 9-14, the Board believes that its members offer insightful and creative views and solutions with respect to issues facing the company.  The Board also believes that its members function well together as a group.  Finally, the Board believes that it has an appropriate diversity consistent with the guidelines set forth above.

Contacting the Board

You may contact the Board of Directors, or any individual director, by writing to the Corporate Governance Committee Chair c/o Corporate Secretary or by sending an email to corpgovchair@eqt.com.  See the caption “How do I contact EQT’s Corporate Secretary?” under “Questions and answers about the annual meeting.”

Governance Principles

EQT maintains a corporate governance page on its website which includes key information about its corporate governance practices, including its corporate governance guidelines, code of business conduct and ethics and charters for the Audit Committee, the Compensation Committee and the Corporate Governance Committee of the Board of Directors.  The corporate governance page can be found at www.eqt.com, by clicking on the “Investors” link on the main page and then “Corporate Governance.”  EQT will provide a copy of its corporate governance guidelines, code of business conduct and ethics and any of the foregoing Board Committee charters upon request by a shareholder to the Corporate Secretary.   See the caption “How do I contact EQT’s Corporate Secretary?” under “Questions and answers about the annual meeting.”

EQT’s corporate governance policies and practices are compliant with applicable corporate governance requirements:

•                                          The Board of Directors has adopted clear corporate governance guidelines

•                                          Nine of the eleven members of the Board are independent of EQT and its management

•                                          The Board’s non-management directors meet periodically in executive session, and the Chair of the Corporate Governance Committee has been identified as the presiding director at all such executive sessions

•                                          All members of each of the key Committees of the Board of Directors - Audit, Compensation and Corporate Governance - are independent of the company and its management

•                                          Each of the key Committees has a charter that reflects legal requirements and good corporate governance

•                                          The Board of Directors and each of the key Committees engage in annual self-evaluations

•                                          The directors of the company are encouraged to participate in educational programs relating to corporate governance and business-related issues, and the company provides funding for such activities

•                                          EQT has a code of business conduct and ethics applicable to all employees and directors of the company

•                                          The Corporate Governance Committee of the Board of Directors reviews the company’s governance policies and practices periodically and makes recommendations to the Board

Pursuant to the company’s by-laws, each director-nominee has submitted an irrevocable conditional resignation to be effective if the nominee receives a greater number of votes “withheld” than votes “for” his or her election in an uncontested election.  If this occurs, the Board of Directors will decide whether to accept the tendered resignation not later than 90 days after the certification of the election.  Any determination by the Board shall be made without the participation of any nominee whose resignation is under consideration with respect to the election.  The Board’s explanation of its decision will be promptly disclosed on a Form 8-K filed with the SEC.

Director Independence

In accordance with the company’s corporate governance guidelines, a majority of directors at any time will be independent.  For a director to be considered an “independent director”, the Board must annually determine that he or she has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization which has such a relationship with the company).  To assist it in determining director independence, the Board established guidelines which conform to the independence requirements of the NYSE.

The Board will consider all relevant facts and circumstances in making an independence determination.  Under the company’s corporate governance guidelines, a director will not be independent if:

•                                          Within the last three years the director was employed (or an immediate family member of the director was employed as an executive officer) by the company, or received more than $120,000 in direct compensation during any 12-month period (other than director and committee fees and deferred compensation for prior service which is not contingent in any way on continued service) from the company

•                                          The director or an immediate family member is a current partner of a firm that is the company’s internal or external auditor (in each case “company auditor”)

•                                          The director is a current employee of a company auditor

•                                          The director has an immediate family member who is a current employee of a company auditor and who personally works on the firm’s audit of the company

•                                          Within the last three years the director or an immediate family member was (but no longer is) a partner or employee of a company auditor and personally worked on the company’s audit within that time

•                                          Within the last three years a company executive officer was on the compensation committee of the board of directors of a company which employed the company director as an executive officer, or which employed an immediate family member of the director as an executive officer

•                                          The director is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues

In assessing the independence of a director, the Board considers the materiality of charitable contributions made by the company to any tax-exempt organization for which the director serves as an executive officer.  During the past three fiscal years, the company has not made, in any single fiscal year, contributions to any tax-exempt organization for which any director serves as an executive officer that exceeded the greater of $1 million, or 2% of such tax-exempt organization’s consolidated gross revenues.  Any relationship involving a company director that complies with the independence standards set forth in the company’s corporate governance guidelines and is not otherwise a related person transaction (as defined under “Review, Approval or Ratification of Transactions With Related Persons” below) under the company’s related person policy, is deemed to be an immaterial relationship not requiring consideration by the Board in assessing independence.

Based on the independence standards set forth in the company’s corporate governance guidelines, the Board of Directors has determined that the following directors have met the above standards and are independent of EQT and its management:  Mses. Bailey and Jeremiah, Drs. Behrman and Todd, and Messrs. Cary, Miles, Rohr, Shapira and Thorington.  Messrs. Gerber and Porges, each of whom is an executive officer of the company, are the only directors who are not independent.

In addition to the NYSE independence requirements, each member of the Audit Committee is independent under the rules of the SEC, and each member of the Compensation and the Corporate Governance Committees is independent under the requirements of the Internal Revenue Code (the “Code”) and a non-employee director under the rules of the SEC.

The ownership of stock in the company by directors is encouraged and is not in itself a basis for a director to be considered as not independent, provided that it may preclude participation on the Audit Committee of the company if the magnitude of such ownership is sufficient to make the director an “affiliated person” of the company as described in the Audit Committee Charter.  See the caption “Equity-Based Compensation” under “Directors’ Compensation” for a description of the stock ownership guidelines for directors.

Review, Approval or Ratification of Transactions With Related Persons

Under the company’s related person policy, company management, with the assistance of the company’s law department, is responsible for determining whether a transaction between the company and a Related Person (as defined below) constitutes a Related Person Transaction (as defined below).  Such determination is based on a review of all facts and circumstances regarding the transaction, including information provided in annual director and executive officer questionnaires.  Upon determination that a transaction is a Related Person Transaction which has not been approved by the full Board of Directors, the material facts regarding the transaction are reported to the Corporate Governance Committee for its review.  The Corporate Governance Committee then determines whether to approve, ratify, revise, reject or take other action with respect to the Related Person Transaction.

Under the related person policy, a “Related Person Transaction” is generally a transaction in which the company or a subsidiary is a participant, the amount involved exceeds $120,000, and a Related Person has a direct or indirect material interest.  A “Related Person” is generally any person who is a director or executive officer of the company, any nominee for director, any shareholder known to the company to be the beneficial owner of more than 5% of any class of the company’s voting securities, and any immediate family member of any of the foregoing persons.

Under the policy, certain transactions are deemed to be automatically pre-approved and do not need to be brought to the Corporate Governance Committee for individual approval.  The transactions which are automatically pre-approved include (i) transactions involving employment of an executive officer by the company, as long as the executive officer is not an immediate family member of another executive officer or director of the company and the compensation paid to the executive officer was approved by the Compensation Committee; (ii) transactions involving compensation and benefits paid to a director for service as a director of the company; (iii)  transactions on competitive business terms with another company in which a director or immediate family member of the director’s only relationship is as an employee or executive officer, a director, or beneficial owner of less than 10% of that company’s shares, provided that the amount involved does not exceed the greater of $1,000,000 or 2% of the other company’s consolidated gross revenues; (iv) transactions where the interest of the Related Person arises solely from the ownership of a class of equity securities of the company, and all holders of that class of equity securities receive the same benefit on a pro rata basis; (v) transactions where the rates or charges involved are determined by competitive bids; (vi) transactions involving the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental regulation; (vii) transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services; and (viii) any charitable contribution, grant or endowment by the company or the company’s charitable foundation to a charitable or non-profit organization, foundation or university in which a Related Person’s only relationship is as an employee or a director or trustee, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of the recipient’s consolidated gross revenues.

The related person policy does not limit or affect the application of the company’s code of business conduct and ethics and related policies, which require directors and executive officers to avoid engaging in any activity or relationship that may interfere, or have the appearance of interfering, with the performance of the director’s or executive officer’s duties to the company.  Such policies require all directors and executive officers to report and fully disclose the nature of any proposed conduct or transaction that involves, or could involve, a conflict of interest and to obtain approval before any action is undertaken.

Transactions With Related Persons

Based on information provided by the company’s directors, executive officers, and assessments by company management, the Corporate Governance Committee determined that there are no Related Person Transactions to be reported in this proxy statement.

Compensation Committee Interlocks and Insider Participation

During all of 2010, Dr. Todd and Messrs. Cary and Rohr served as members of the Compensation Committee.  None of these members of the Compensation Committee is a current or former officer or employee of the company or had any relationship with the company requiring disclosure.  In addition, none of the company’s directors is an executive officer of another entity, at which one of the company’s executive officers serves as a director.

DIRECTORS’ COMPENSATION

Compensation of directors is annually reviewed by the Corporate Governance Committee and approved by the Board.  No compensation is paid to employee directors for their service as directors.

In 2010, the Corporate Governance Committee engaged Towers Watson and Pay Governance, the same compensation consultants used by the Compensation Committee during 2010, to conduct an annual review of the total compensation for non-employee directors.  Specifically, retainer fees, meeting fees, and stock-based long-term incentives were evaluated using, as the competitive benchmark, levels of total compensation paid to directors of:

•                  the 259 general industry companies that form the Towers Watson US CDB General Industry Database with Global Corporate Revenue between $1 billion and $3 billion and are identified in Appendix B; and

•                  Atlas Energy, Inc. and the following 24 energy companies which comprise the company’s peer group for the 2010 Executive Performance Incentive Program:

Cabot Oil & Gas Corporation	Penn Virginia Corporation
Chesapeake Energy Corporation	Petroleum Development Corporation
CNX Gas Corporation	Questar Corporation
El Paso Corporation	Range Resources Corporation
Enbridge Inc.	REX Energy Corporation
Energen Corporation	Sempra Energy
EOG Resources, Inc.	Southern Union Company
EXCO Resources, Inc.	Southwestern Energy Company
Markwest Energy Partners, L.P.	Spectra Energy Corporation
MDU Resources Group, Inc.	TransCanada Corporation
National Fuel Gas Company	The Williams Companies, Inc.
ONEOK, Inc.	XTO Energy, Inc.

Set forth below is a description of the compensation of the company’s non-employee directors.

Cash Compensation

•                                          An annual cash retainer of $50,500 is paid on a quarterly basis.

•                                          The cash meeting fee is $1,500 for each Board and committee meeting attended in person.  If a director participates in a meeting by telephone, the meeting fee is $750.  These fees are paid on a quarterly basis.

•                                          For the Audit Committee Chair, an annual committee chair retainer of $15,000.  For Compensation, Corporate Governance and Executive Committee Chairs, an annual committee chair retainer of $7,500.  The Executive Committee Chair retainer was increased in October 2010 from $6,000. These fees are paid on a quarterly basis.

Equity-Based Compensation

•                                          In 2003, the company began granting, on an annual basis, to each director stock units that vested upon award and that are payable on a deferred basis under the directors’ deferred compensation plans.  The deferred stock units represent one vehicle used by the company to deliver compensation to directors for their annual service on the board.  The 2010 annual grant was comprised of a total of 2,840 deferred stock units which are awarded in three separate tranches.  The grants were made in May, August and November to each non-employee director who was a member of the Board at the time of grant. Mr. Thorington, who joined the Board on September 27, 2010, received 990 deferred stock units for 2010.  In the future, the deferred stock unit awards are expected to be made in early January of each year.  Each deferred stock unit is equal in value to one share of company common stock but does not have voting rights.  Dividends are credited quarterly in the form of additional stock units.  The value of the stock units will be paid in cash on the earlier of the director’s death or termination of service as a director.

•                                          The company has not historically made special pro-rata grants of deferred stock units to directors who join the Board after a regularly scheduled grant is made. As a consequence, certain current directors had not received any deferred stock units for any portion of the year in which they began their service on the Board.  In 2010, the Corporate Governance Committee reviewed the timing of the initial deferred stock unit grants made to each current director and make-up awards were made by the Board to certain directors in November 2010.  In the future, newly elected directors are expected to receive an equity grant upon joining the Board equal to the pro-rata amount of the then applicable annual grant.

•                                          The non-employee directors are subject to stock ownership guidelines which require them to hold shares (or share equivalents, including deferred stock units) with a value equal to at least three times the annual cash retainer.  Under the guidelines, directors have up to two years to acquire a sufficient number of shares (or share equivalents, including deferred stock units) to meet this requirement.  Each of the company’s non-employee directors satisfies the stock ownership guidelines.

Deferred Compensation

•                                          The company has a deferred compensation plan for non-employee directors.  In addition to the automatic deferral of stock units awarded, non-employee directors may elect to defer up to 100% of their annual retainer and fees into the 2005 Directors’ Deferred Compensation Plan and receive an investment return on the deferred funds as if the funds were invested in company stock or permitted mutual funds.  Prior to the deferral, plan participants must irrevocably elect to receive the deferred funds either in a lump sum or in equal installments.  Distributions commence following termination of service as a director.  The directors’ deferred compensation accounts are unsecured obligations of the company.  Dr. Behrman and Mr. Cary deferred fees under the plan in 2010.  The pre-existing Directors’ Deferred Compensation Plan continues to operate for the sole purpose of administering amounts vested under the plan on or prior to December 31, 2004.

Other

•                                          To further the company’s support for charitable giving, all directors are eligible to participate in the Matching Gifts Program of the EQT Foundation on the same terms as company employees.  Under this program, the EQT Foundation will match gifts of at least $100 made by the director to eligible charities, up to an aggregate total of $25,000 in any calendar year.

•                                          Non-employee directors who joined the Board prior to May 25, 1999 may designate a civic, charitable or educational organization as beneficiary of a $500,000 gift funded by a life insurance policy purchased by EQT Corporation.  The directors do not receive any financial benefit from this program because the charitable deductions accrue solely to the company.

•                                          The company reimburses directors for their travel and related expenses in connection with attending Board meetings and Board-related activities.  The company also provides non-employee directors with $20,000 of life insurance and $250,000 of travel accident insurance while traveling on business for the company.

The table below shows the total 2010 compensation of the company’s non-employee directors:

NAME	FEES EARNED OR PAID IN CASH ($) (2)	STOCK AWARDS ($) (3)	OPTION AWARDS ($) (4)	ALL OTHER COMPENSATION ($) (5)	TOTAL ($)
Ms. Bailey	79,000	177,590	-	10,848	267,438
Dr. Behrman	79,750	142,790	-	18,908	241,448
Mr. Cary	88,000	142,790	-	28,658	259,448
Ms. Jeremiah	91,750	111,298	-	40,845	243,893
Mr. Miles	84,250	111,298	-	27,345	222,893
Mr. Rohr	78,250	111,298	-	15,845	205,393
Mr. Shapira	77,500	111,298	-	40,845	229,643
Mr. Thorington	19,375	36,808	-	266	56,449
Dr. Todd	84,250	130,669	-	38,236	253,155
Mr. Whalen(1)	51,500	28,480	-	6,157	86,137

(1)	Mr. Whalen resigned from the Board on May 14, 2010.

(2)

Includes cash retainer, meeting fees and committee chair fees, some of which have been deferred at the election of the director. Meeting fees paid in 2010 include fees for executive sessions held in late 2009.

(3)

This column reflects the aggregate grant date fair value of the deferred stock units awarded to each director during 2010. In 2010, the company granted an aggregate of 2,840 deferred stock units in the following amounts and on the following dates to each non-employee director who was a member of the Board at the time of grant: May 3, 2010 — 640 units; August 3, 2010 — 720 units; and November 1, 2010 — 1,480 units (990 units for Mr. Thorington). The company also made the following make-up grants to the following directors on November 1, 2010: Ms. Bailey — 1,783 units; Dr. Behrman — 847 units; Mr. Cary — 847 units; and Dr. Todd — 521 units. The grant date fair value is computed as the sum of the number of deferred stock units awarded on each date multiplied by the closing stock price of the company’s common stock on the grant date, which closing stock price was $44.50 on May 3, 2010, $38.60 on August 3, 2010 and $37.18 on November 1, 2010. The aggregate number of deferred stock units held at December 31, 2010 was: Ms. Bailey — 15,425; Dr. Behrman — 6,433; Mr. Cary — 6,433; Ms. Jeremiah — 19,844; Mr. Miles — 19,844; Mr. Rohr — 19,844; Mr. Shapira — 19,844; Mr. Thorington - 995; and Dr. Todd — 17,229.

(4)

The company has not issued stock options to non-employee directors since 2002 and all outstanding options were fully vested at January 1, 2006. The aggregate number of stock options granted in prior years and remaining outstanding at December 31, 2010 was: Mr. Rohr — 15,200; and Mr. Shapira — 30,400.

(5)

This column reflects (i) dividends accrued on deferred stock units and annual premiums of $48.43 per director paid for personal life insurance policies, and (ii) the following matching gifts made by the company to qualifying organizations under the EQT Foundation’s Matching Gifts Program: $15,250 for Dr. Behrman; $25,000 for Mr. Cary; $25,000 for Ms. Jeremiah; $11,500 for Mr. Miles; $25,000 for Mr. Shapira; and $25,000 for Dr. Todd. The non-employee directors may use a de minimis number of tickets purchased by the company to attend sporting or other events when such tickets are not otherwise being used for business purposes. The use of such tickets do not result in any incremental costs to the company.

STOCK OWNERSHIP

Significant Shareholders

The following shareholders reported to the SEC that they owned more than 5% of the company’s common stock:

NAME AND ADDRESS	SHARES BENEFICIALLY OWNED	PERCENT OF COMMON STOCK OUTSTANDING

BlackRock, Inc.	13,036,710(1)	8.74%

40 East 52nd Street

New York, NY 10022

T. Rowe Price Associates, Inc.	10,841,291(2)	7.2%

100 E. Pratt Street

Baltimore, Maryland 21202

(1)	Information based on a SEC Schedule 13G filed on February 4, 2011, reporting that BlackRock, Inc. has sole voting and dispositive power over 13,036,710 shares.

(2)

Information based on a SEC Schedule 13G filed on February 9, 2011, reporting that T. Rowe Price Associates, Inc. has sole voting power over 2,346,399 shares and sole dispositive power over 10,831,791 shares.

Stock Ownership of Directors and Executive Officers

The following table sets forth the number of shares of EQT Corporation common stock beneficially owned by directors and named executive officers and all directors and executive officers as a group as of February 1, 2011, including shares they had the right to acquire within 60 days after February 1, 2011.  The directors and named executive officers have sole investment and voting power unless otherwise noted.

NAME	EXERCISABLE STOCK OPTIONS (1)	NUMBER OF SHARES BENEFICIALLY OWNED (2)	RESTRICTED STOCK (3)	DEFERRED SHARE EQUIVALENT UNITS (4)	PERCENT OF CLASS (5)
Murry S. Gerber Executive Chairman	327,575	1,154,521	0	0	*
David L. Porges President, Chief Executive Officer and Director	249,900	487,933	0	0	*
Vicky A. Bailey Director	0	0	0	17,885	*
Philip G. Behrman Director	0	0	0	13,631	*
A. Bray Cary, Jr. Director	0	0	0	13,779	*
Barbara S. Jeremiah Director	0	2,000	0	32,383	*
George L. Miles, Jr. Director	0	2,160	0	28,406	*
James E. Rohr Director	15,200	4,706	0	32,096	*
David S. Shapira (6) Director	30,400	50,300	0	54,058	*
Stephen A. Thorington Director	0	10,000	0	3,455	*
Lee T. Todd, Jr. Director	0	1,200	0	19,689	*
Philip P. Conti Senior Vice President and Chief Financial Officer	55,800	73,349	0	0	*
Randall L. Crawford Senior Vice President	75,950	44,191	0	0	*
Lewis B. Gardner Vice President and General Counsel	34,925	19,805	2,125	0	*
Steven T. Schlotterbeck Senior Vice President	100,418	44,578	1,062	0	*
Directors and executive officers as a group (19 individuals)	1,004,668	2,015,260	3,187	215,382	2.02%

*	Indicates ownership or aggregate voting percentage of less than 1%.

(1)

This column reflects the number of shares of EQT Corporation common stock that the officers and directors had a right to acquire within 60 days after February 1, 2011 through exercise of stock options.

(2)

This column reflects shares held of record and shares beneficially owned through a bank, broker or other nominee. It also includes, for executive officers, shares beneficially owned through the Employee Savings Plan and the Employee Stock Purchase Plans. Brokerage account agreements may grant security interests in securities held at the broker to secure payment and performance obligations of the brokerage account holder in the ordinary course. Shares shown in the table for the directors and executive officers may be subject to this type of security interest.

(3)	This column reflects the unvested portion of restricted stock awards and dividends accrued in the form of additional shares of restricted stock.

(4)

This column reflects the number of shares and share units held through the directors’ deferred compensation plans, which shares and share units include (i) the deferred stock units identified in footnote (3) to the directors’ compensation chart on page 26 above, (ii) the deferred shares held by directors resulting from the curtailment in

1999 of the directors’ retirement plan, and (iii) shares acquired in connection with the deferral of director fees. The number of deferred shares (including accrued dividends) held at February 1, 2011 as a result of the 1999 curtailment of the directors’ retirement plan was: Mr. Rohr — 9,792; and Mr. Shapira — 31,754. The number of deferred shares (including accrued dividends) held at February 1, 2011 as a result of the deferral of director fees was: Dr. Behrman — 4,738; Mr. Cary — 4,886; Ms. Jeremiah — 10,079; and Mr. Miles — 6,102.

(5)

This column reflects the sum of the individual’s (or individuals’) shares beneficially owned plus stock options exercisable within 60 days of February 1, 2011 as a percent of the sum of the company’s outstanding shares at February 1, 2011 plus all options exercisable within 60 days of February 1, 2011. This calculation excludes all restricted stock and deferred share equivalent units.

(6)	Shares beneficially owned include 6,300 shares that are held in a trust of which Mr. Shapira is a co-trustee and in which he has a beneficial interest and voting and investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and all persons who beneficially own more than 10% of EQT Corporation’s common stock file initial reports of ownership and reports of changes in ownership of our common stock with the SEC.  As a practical matter, the company assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf.

Based solely upon the company’s review of copies of filings or written representations from the reporting persons, the company believes that all reports for the company’s executive officers and directors that were required to be filed under Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis.

EXECUTIVE COMPENSATION

The following Compensation Discussion and Analysis (“CD&A”) contains statements regarding future company performance targets and goals.  These targets and goals are disclosed in the limited context of EQT’s compensation programs, may have been established one or more years ago, and should not be understood to be statements of management’s expectations or estimates of future company results or other guidance.  EQT specifically cautions investors not to apply these statements to other contexts.

As shareholders, you will be invited to express your view of the compensation paid to the company’s named executive officers, as discussed and analyzed below.  In considering how to vote in Item 4 below, you should be guided by the following discussion, and should evaluate whether the Compensation Committee has adequately aligned the interests of EQT’s executives with those of our shareholders.

Compensation Discussion and Analysis

Executive Summary

EQT’s core values include a commitment to operational excellence, integrity and accountability.  The company believes that after reading this Compensation Discussion and Analysis you will agree that its executive compensation program:

•                                          is designed to attract and retain the highest quality executive officers;

•                                          aligns the interests of the company’s executives with the interests of its shareholders by directly linking pay to company performance;

•                                          directly supports the company’s strategic plan by focusing employee performance on specific drivers; and

•                                          is market based and premised upon informed industry benchmarking.

In sum, the company’s compensation is designed to reward executives when the company achieves strong financial and operational results, and the company believes the 2010 compensation of its named executive officers is consistent with the strong results achieved by the company during the year.  Key financial and operational results included:

•                                          operating income of $470.5 million, which represents a 32% increase over 2009 and was achieved in a lower natural gas price environment;

•                                          record annual sales of produced natural gas of 134.6 Bcfe, which was 34.5% higher than in 2009;

•                                          proved reserves increased to 5.2 Tcfe, 28% higher than in 2009;

•                                          unit lease operating expense, excluding production taxes (LOE), decreased 20% in 2010 to $0.24 per Mcfe.  Including production taxes, LOE was $0.48 per Mcfe, an industry leading result;

•                                          gathered volumes increased to 195,642 BBtu, a 21% increase over 2009;

•                                          Equitable Gas Company, LLC (“Equitable Gas Company”) achieved record operating income of $83.2 million;

•                                          customer oriented process improvements at Equitable Gas Company; and

•                                          excellent safety and environmental performance in each of our business units.

Please refer to the Cautionary Statements on page 50 below for a listing of the terms used in this proxy statement to define the company’s compensation plans and programs.

Pay for Performance Results

The Compensation Committee aims to ensure the alignment of our executive compensation with the performance of the company.  In 2010, the Committee’s consultant, Pay Governance, prepared an assessment to determine the alignment of the aggregate realizable compensation awarded to the company’s Chief Executive Officer for the three years ending December 31, 2009 (the last year for which information is publicly available) in relation to the performance of the company on a relative basis during such period to the company’s peer group under the 2010 EPIP.  Specifically, the chart below compares:

•                                          the company’s composite performance on three factors (earnings before interest, taxes, depreciation and amortization growth, return on invested capital (“ROIC”) and total shareholder return (“TSR”) (weighted equally)) to the performance of the peer group companies over the three years ending December 31, 2009; and

•                                          the total realizable compensation of the company’s Chief Executive Officer to the total realizable compensation of the chief executive officers of the peer companies over that same period.  Realizable compensation is defined as the sum of: (i) base salary earned during the three-year period, (ii) actual non-equity incentive compensation earned during the three-year period, (iii) aggregate value, at time of grant, of restricted stock grants received during the three-year period, (iv) aggregate in-the-money value of stock option grants received during the three-year period, and (v) for performance plans, the actual payouts for awards beginning and ending during the three-year period and the estimated payout for unvested awards received during the three-year period.

The relative realized three-year total compensation of the company’s Chief Executive Officer ranks in the third quartile of the peer group, while the composite performance ranking places the company in the third quartile, demonstrating the company’s strong pay for performance philosophy.

While the company’s relative composite performance is an indication of overall performance, it is more accurately a reflection of the company’s achievements against specific financial and strategic business objectives, which the company uses in structuring short- and long-term incentive plans.  As the company’s business plan evolves, the financial and strategic business metrics in its compensation plans are adjusted to drive group and individual performance most likely to achieve the current business plan and uphold strong returns to shareholders.

2010 Compensation Committee Highlights

The Compensation Committee continually reviews, evaluates and takes action with respect to various aspects of the company’s compensation programs.  A few of the Committee’s key actions during 2010, which are described in greater detail below, included:

•                                          structuring the 2011 short-term and long-term incentive programs for executives;

•                                          amending the 2010 SIA to include a clawback provision, permitting the Committee to reduce the payout amount if value driver results used to establish the payout multiple are determined to be materially inaccurate, regardless of whether misconduct of any person was involved or whether the inaccuracy leads to a restatement of financial results;

•                                          making the 2011 short and long-term incentive programs subject to the terms and conditions of any compensation recoupment policy adopted from time to time by the Board or any committee of the Board, to the extent such policy is applicable to the awards;

•                                          retaining Pay Governance as its primary compensation consultant; and

•                                          meeting with the Committee’s outside counsel to review “hot button” executive compensation legal issues, including the executive compensation aspects of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Named Executive Officers

The following CD&A describes the company’s compensation philosophy and the components of the company’s compensation program, with a focus on the company’s named executive officers.   The named executive officers are determined in accordance with the rules of the Securities and Exchange Commission and include each person who served as the principal executive officer during the year, each person who served as principal financial officer during the year and the next three most highly compensated officers with total compensation calculated in accordance with the Summary Compensation Table of $100,000 or more.  In 2010 our named executive officers were:  Murry S. Gerber, Executive Chairman and former Chief Executive Officer; David L. Porges, President and Chief Executive Officer; Philip P. Conti, Senior Vice President and Chief Financial Officer; Randall L. Crawford, Senior Vice President; Lewis B. Gardner, Vice President and General Counsel; and Steven T. Schlotterbeck, Senior Vice President.

Compensation Philosophy

•                Compensation Is Designed to Achieve the Company’s Objectives

The objectives of EQT’s compensation programs are to attract, motivate and retain highly-talented executives who can ensure that the company is able to safely, efficiently and profitably produce, gather, transport and deliver natural gas products to wholesale and retail customers.  The company seeks executives who are willing to trade off guaranteed compensation for the opportunity presented by at-risk compensation that depends upon achieving challenging performance objectives.  To that end, the Compensation Committee is committed to a compensation package that generally establishes target compensation at the median level for similar positions at comparable companies.  To create the necessary performance incentive, the compensation programs provide not only for increased pay as a reward for above-median performance but also for below-median pay for sub-par performance.  Stated differently, the programs are structured to require a commitment to performance because pay at the market median is not guaranteed.

•                Compensation Is Related to Performance and Is Aligned with the Company’s Strategic Plan

The total compensation packages for the named executive officers are generally weighted in favor of at-risk compensation through both annual and long-term performance-based incentive pay.  Each of these programs links payout to the company’s performance on specific pre-established, objective performance measures.  The table below reflects the fixed and at-risk components of the total compensation of each named executive officer for 2010 set forth in the Summary Compensation Table, as a percentage of total compensation for 2010 set forth in such table.

PERCENTAGE OF TOTAL COMPENSATION FOR 2010
	FIXED		INCENTIVE COMPENSATION
EXECUTIVE OFFICER	BASE SALARY (1)	ALL OTHER COMPENSATION (2)	TOTAL SHORT AND LONG-TERM INCENTIVE PLAN COMPENSATION AT RISK (3)
Murry S. Gerber	11%	5%	84%
David L. Porges	9%	3%	88%
Philip P. Conti	14%	4%	82%
Randall L. Crawford	14%	5%	81%
Lewis B. Gardner	19%	5%	76%
Steven T. Schlotterbeck	15%	5%	80%

(1)

This column reflects each named executive officer’s base salary earned during 2010 (shown in the “Salary” column of the Summary Compensation Table), as a percentage of the executive’s total compensation for 2010.

(2)

This column reflects each named executive officer’s compensation earned in 2010 which is not comprised of base salary or short- or long-term incentive compensation (shown in the “All Other Compensation” column of the Summary Compensation Table), as a percentage of the executive’s total compensation for 2010.

(3)

This column reflects each named executive officer’s non-equity incentive plan compensation earned and equity compensation awarded in 2010 (shown in the “Non-Equity Incentive Plan Compensation,” “Stock Awards” and “Option Awards” columns, of the Summary Compensation Table), as a percentage of the executive’s total compensation for 2010.

The Compensation Committee aligns its executive compensation decisions with the strategic plan for the company.  The company’s strategic plan for recent years has focused on growth of production sales volumes and revenues, earnings before interest, taxes, depreciation and amortization, TSR and capital efficiency — each of which is a performance measure under the company’s incentive plans.

•                Total Compensation Should be Competitive

The Compensation Committee structures a total compensation package that compares favorably with the comparator group, as described below, but generally does not offer above-market pay except for outstanding performance when objectives have been met.  The Compensation Committee benchmarks each element of total direct compensation (which includes base salary and annual and long-term incentives) and the mix of compensation (cash versus equity) against the comparator group.  The company generally targets each element of compensation at the median of the comparator group for median performance in order to remain competitive for executive talent. However, executives have an opportunity, through annual and long-term incentives, to earn more based on higher levels of performance.  Pay at the market median is not assured unless performance is also at the median.  The company has chosen to pay both annual and long-term performance compensation, as well as a level of annual base salary to maintain market competitiveness.

•                Compensation-Related Risk Should be Thoughtfully Managed

The company’s compensation program is designed to avoid excessive risk-taking.  Please see “Compensation Policies and Practices and Risk Management” under “Corporate Governance and Board Matters” above for a discussion regarding the evaluation of the risks associated with the company’s compensation program.

•                Incentive Compensation Balances Short- and Long-Term Performance

The company’s compensation programs are designed to maintain a balance between rewarding the achievement of strong short-term or annual results and ensuring the company’s long-term growth and success.  To this end, a mix of both annual and longer-term incentives is provided and allocated in a manner generally consistent with the comparator group of companies.  Participation in both the annual and long-term incentive programs, which is largely based on comparative benchmarking, increases at higher levels of responsibility, as executives in these leadership roles have the greatest influence on the company’s strategic direction and results over time.

•	Peer Groups Help Establish Target Total Direct Compensation and Define Competitive Levels of Performance

The Compensation Committee looks to a comparator group of companies to help establish target total direct compensation for each executive.  The Committee also uses specified peer groups in measuring relative company performance for purposes of some of our long-term incentive programs, which impacts a portion of each executive’s long-term incentive.  Peer groups and comparator groups are reviewed with the Committee’s consultant for appropriateness for the particular purpose.

In January 2010, the target total direct compensation for the named executive officers was determined by reference to, among other things, the market median total direct compensation paid by the following companies, in each case as reported in the most recent proxy statement for each company:

Cabot Oil & Gas Corporation	Penn Virginia Corporation
Chesapeake Energy Corporation	Petroleum Development Corporation
CNX Gas Corporation	Questar Corporation
El Paso Corporation	Range Resources Corporation
Enbridge Inc.	REX Energy Corporation
Energen Corporation	Sempra Energy
EOG Resources, Inc.	Southern Union Company
EXCO Resources, Inc.	Southwestern Energy Company
MarkWest Energy Partners LP	Spectra Energy Corp.
MDU Resources Group, Inc.	TransCanada Corporation
National Fuel Gas Company	The Williams Companies, Inc.
ONEOK Inc.	XTO Energy Inc.

This group of companies was selected, in part, because it contains integrated energy companies aligned with the company’s strategic focus on natural gas exploration, production and transportation, with an emphasis on companies operating in the Appalachian Basin.  Each potential peer was reviewed for industry, strategy and talent competitiveness, whether it was a peer of other peers, geographic location, ownership structure, prior financial performance and current financial scope including market capitalization, net income, and revenue.  The company’s financial metrics approach the median of the comparator companies.  See Appendix C for a comparison of financial metrics of the comparator group.

This same group of companies was selected as the peer group for purposes of measuring relative total shareholder return under the 2010 EPIP for the period January 1, 2010 through December 31, 2012.  Excluding CNX Gas Corporation and XTO Energy Inc., which ceased to be public companies during the first half of 2010, the same group of companies was selected for purposes of measuring relative total shareholder return under the 2010 July EPIP. The peer group for purposes of measuring relative total shareholder return under the 2008 EPIP is the same as the 2010 EPIP except that it includes Atlas Energy Resources, Inc. and excludes EOG Resources, Inc., EXCO Resources, Inc., Petroleum Development Corporation, REX Energy Corporation and XTO Energy Inc.

•                Compensation Should Be Tax Deductible to the Extent Possible

The Compensation Committee considers the impact of the applicable tax laws with respect to compensation paid under the company’s plans, arrangements and agreements.  Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) disallows, with certain exceptions, a federal income tax deduction for annual compensation over $1 million paid to any covered employee.  The covered employees are the person who served as principal executive officer as of the close of the tax year and the three most highly-compensated officers other than the principal executive officer and the principal financial officer.  An exception to the deduction limit is provided under the Code for performance-based compensation paid pursuant to shareholder-approved plans that meet certain criteria.

Long-term incentive awards currently outstanding were granted under the LTIPs, which were approved by the company’s shareholders.  Both LTIPs provide for award opportunities designed to qualify as performance-based compensation under Code Section 162(m).  More specifically, the awards under the 2007 Supply LTIP, the 2008 EPIP, the 2010 EPIPs, the 2010 SIA, the 2011 VEP, the 2011 VDA and the stock option awards, are anticipated to be fully deductible by the company under the performance-based compensation exemption.

In addition, both the Executive STIP and the 2011 Executive Short-Term Incentive Plan for which shareholder approval is being requested at this meeting permit the payment of annual incentive awards that are designed to be deductible performance-based compensation under Code Section 162(m).

Although the Compensation Committee generally attempts to structure compensation to preserve deductibility, it also believes that there are circumstances in which the company’s interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation for tax purposes.  For example, the company has the ability to grant service-based restricted shares and other stock-based awards under the LTIPs and to make cash bonuses and equity grants that are not designed to qualify as performance-based compensation under the Code.  All of the compensation paid to our named executive officers in 2010 was fully deductible to the company.

•                Executives Are Encouraged to Own Stock

Consistent with the goal of driving long-term value creation for shareholders, the company’s stock ownership guidelines require significant executive stock ownership.  As of February 1, 2011, the named executive officers’ holdings relative to their stock ownership guidelines are as set forth below:

NAME/YEAR OF EXECUTIVE OFFICER STATUS	STOCK OWNERSHIP GUIDELINES	NUMBER OF SHARES REQUIRED BY OWNERSHIP GUIDELINES	NUMBER OF QUALIFYING SHARES OWNED
Murry S. Gerber (1998)	8X base salary	133,809	1,154,521
David L. Porges (1998)	8X base salary	111,508	487,933
Philip P. Conti (2000)	3X base salary	23,463	73,349
Randall L. Crawford (2003)	3X base salary	23,463	44,191
Lewis B. Gardner (2008)	3X base salary	21,409	21,930
Steven T. Schlotterbeck (2008)	3X base salary	23,463	45,640

Qualifying shareholdings include stock owned directly, shares held in the company’s 401(k) or employee stock purchase plans, and time-based restricted stock.  Although mandatory, there is no deadline for achieving the ownership guideline and executives are not required to purchase stock.  The net shares acquired through incentive compensation plans (through the exercise of options, the vesting of restricted stock or similar) must be retained if an executive has not satisfied his target.  An executive’s failure to meet the stock ownership guidelines may influence an executive’s mix of cash and non-cash compensation.  Executives are not permitted to hedge their shares or otherwise invest in derivatives involving company stock.

Stock options and performance-based awards are not qualifying shareholdings for the purposes of the stock ownership guidelines.  However, these equity interests provide the named executive officers with significant additional exposure to the value of the company’s stock.

Making Executive Compensation Decisions

•	Determining Target Total Direct Compensation

The Compensation Committee establishes the target total direct compensation (base salary plus annual and long-term incentive targets) for executive officers by establishing base salaries and setting annual and long-term incentive targets.  When appropriate, the Compensation Committee also modifies perquisites and makes other awards.  In 2010, the Committee reviewed target total direct compensation in January and again in July after peer proxy data was available.

When establishing target total direct compensation for each executive officer, the Compensation Committee considers:

•                                          market median target total direct compensation for the comparator group as compiled by the Committee’s compensation consultant;

•                                          current compensation information;

•                                          compensation of internal peers; and

•                                          Mr. Porges’ compensation recommendations.

For a named executive officer who has performed well in the prior year, the predominant factor in determining target total direct compensation for the current year has historically been the market median target total direct compensation for that position within the comparator group.  For 2010 and 2011, the Committee established certain targets (more fully described below) above market median primarily in recognition of the competitive market for talent in the Marcellus Shale.

The 2010 target total direct compensation of each named executive officer approximated the median of the comparator group.  In considering the amount and type of each component of compensation, the Committee considers the effect on all other elements to generally maintain target total direct compensation at the market median for the comparator group.  An individual’s actual target, and the allocation between cash and equity, may be adjusted up or down when other compensation components do not reflect the market median.  Compensation previously earned by the named executive officers, however, does not typically affect the Compensation Committee’s compensation decisions. This reflects the Committee’s view that an executive’s compensation level should reflect the current market value of his or her services. The Compensation Committee further believes that reducing an executive’s compensation based on the value of past compensation would weaken the competitiveness of the company’s compensation programs and the incentive to achieve superior performance in the future and make it more difficult to attract, motivate and retain executive talent.

In 2010, the target total direct compensation of Messrs. Gerber and Porges substantially exceeded the target total direct compensation of the other named executive officers. This differential is consistent with, and largely driven by, pay differentials reflected in the comparator group as the management and oversight responsibilities of a chief executive officer are broader in scope than those of the other executive officers.

•                Tally Sheets

Annually the Compensation Committee is provided with a tally sheet for each executive officer designed to provide the Committee with a full picture of the executive’s compensation history as well as of all compensation payable upon his or her termination of employment and upon a change of control.  Each tally sheet sets forth:

•                                          a five-year history of base salary, annual incentive targets and awards and perquisites; and

•                                          a complete history since hire date of long-term incentive awards, including realized gains as well as potential gains on unexercised or unvested awards.

The tally sheets also reflect the value of compensation due to each named executive officer under certain termination scenarios, including:

•                                          termination of the executive by the company with and without cause, as defined in any applicable agreement or policy;

•                                          termination by the executive for good reason, as defined in the applicable agreement;

•                                          termination by the executive for other than good reason, including retirement;

•                                          termination of the executive following a change of control; and

•                                          disability or death.

With regard to each scenario the tally sheets include:

•                                          the cash amounts payable to the executive, including outplacement and other payments;

•                                          the cost of benefits continuation;

•                                          the value of all equity awards, including the acceleration of unvested equity awards and the value of forfeited awards;

•                                          the value of any excise tax gross-up or cutback of benefits to avoid excise tax;

•                                          retirement benefits; and

•                                          any other compensation payable to the executive upon termination.

The tally sheets are provided to Committee members in an electronic resource book for easy reference.  This resource book also contains base salary, short- and long-term incentive targets, all incentive plan documentation, and all non-competition and change-in-control agreements for each of the executive officers.

•                Role of the Compensation Consultant

The Compensation Committee has the sole authority to hire, terminate and approve fees for advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.  During 2010, the Committee utilized two compensation consultants: Towers Watson and Pay Governance.  Towers Watson had been the Compensation Committee’s consultant for more then fifteen years.  Following the formation of Pay Governance by certain former Towers Watson professionals, the Committee retained Pay Governance as its consultant in October of 2010.

During 2010, Towers Watson and Pay Governance provided the Compensation Committee with market data and counsel regarding executive officer compensation programs and practices, including specifically:

•                                          comparator group benchmarking;

•                                          peer group identification and assessment;

•                                          advice and market insight as to the form of and performance measures for annual and long-term incentives; and

•                                          marketplace compensation trends in the company’s industry and generally.

The Committee’s compensation consultants do not make recommendations on, or approve, the amount of compensation for any executive officer.  The Compensation Committee may request information or advice directly from its consultants and may direct the company to provide information to its consultants.  The Committee’s compensation consultants regularly interact with representatives of the company’s human resources department and periodically with the President and Chief Executive Officer and representatives of the legal department.

Components of the Company’s Compensation Program

The following describes each element of the company’s executive compensation arrangements, how the amount of each element is determined and how each element, and the company’s decisions with respect to it, fits into the company’s overall compensation objectives and affects decisions regarding other elements.  The seven components discussed below are:  base salary, annual incentives, long-term incentives, health and welfare benefits, retirement programs, perquisites, and non-compete and change-of-control agreements.

•                Base Salary

The base salary for each named executive officer is established based on the scope of his or her responsibilities and experience, taking into account competitive market compensation paid by the comparator group for similar positions and internal equity matters.  Because the Compensation Committee favors pay-for-performance, base salary levels are capped at the median of the comparator group.  Base salaries and new comparator group data are typically reviewed by the Compensation Committee each year and adjustments to executive officer salaries are considered:

•                                          when the comparator group data demonstrates a deviation from the market;

•                                          to recognize outstanding individual performance;

•                                          to recognize an increase in responsibilities over the prior year; or

•                                          to address internal equity matters.

Effective with his assumption of the role of Chief Executive Officer in April 2010, Mr. Porges’ base salary was increased to $625,000 from $520,000. In early 2011, the following base salary adjustments were made: Mr. Porges from $625,000 to $750,000; Mr. Conti from $350,700 to $400,000; Messrs. Crawford and Schlotterbeck from $350,700 to $420,000; and Mr. Gardner from $320,000 to $335,000.  These salary adjustments were made to approximate base salaries at the market median, with the exception of Mr. Porges, whose adjusted salary places him approximately 10% below the market median.

•                Annual Incentives

Before or at the start of each year, the Compensation Committee approves the target annual incentive award for each executive officer taking into account competitive market compensation paid by the comparator group for similar positions and internal equity matters.  These target awards may be expressed as a percentage of an established median base salary and, consistent with the Compensation Committee’s philosophy, are capped at the median of the comparator group of companies.  For 2010, the Compensation Committee approved target incentive awards as follows:  Mr. Gerber, 107%; Mr. Porges, 80%; Mr. Conti, 80%; Mr. Crawford, 80%; Mr. Gardner, 45%; and Mr. Schlotterbeck, 80%.  For 2011, the Compensation Committee approved the following changes to the target incentive awards: Mr. Porges, 104%; and Mr. Gardner, 50%.  These adjustments were made to approximate the market median.

The Executive STIP, which is the annual bonus plan in which the named executive officers participate, is structured in a manner to preserve the full deductibility of awards under Section 162(m) of the Code.  In order to do this, the Compensation Committee establishes objectively determinable performance goals or measures under the Executive STIP before or at the beginning of each year.  Performance against these measures results in an objectively determinable bonus amount, except that the Compensation Committee is permitted to exercise, and has historically exercised, its downward discretion in determining the actual payout under the plan.  The Committee does not have discretion to pay a higher amount than that specified by the objective formula.

The performance measure approved for the 2010 Executive STIP, adjusted earnings before interest, taxes, depreciation and amortization, calculated using a fixed gas price of $6.00 per Mcfe (“adjusted 2010 EBITDA”) compared to the business plan, was selected because adjusted 2010 EBITDA growth drives behavior consistent with the shareholders’ interests and the company’s business plan embodies the goals and priorities of the company.  In addition, the Committee agreed to consider EPS performance as a possible downward modifier.

Adjusted 2010 EBITDA was calculated consistent with all generally accepted accounting principles line items, except that revenues are determined based on a fixed natural gas price. The Committee fixes the natural gas price in many of the company programs so as to avoid the undue positive or negative effect of natural gas prices which prices are beyond the control of plan participants and may be volatile.  EPS was calculated consistent with generally accepted accounting principles.

The maximum awards under the Executive STIP assume superior performance levels by executive officers.  Accordingly, the Committee also considers the following as a basis for exercising negative discretion in determining the actual incentive award for each named executive officer:

•                                          a report by the Corporate Governance Committee regarding Mr. Porges’ performance.  Mr. Porges provides a self assessment to the Corporate Governance Committee, which then meets in executive session without any company officer present to evaluate his performance.  The meeting is also typically attended by the Chair of the Compensation Committee who reports the results of the evaluation to the independent directors, including the Compensation Committee; and

•                                          a report by Mr. Porges regarding the performance of each other named executive officer.

Adjusted 2010 EBITDA of $819 million exceeded the company’s business plan by 10.8%, which resulted in a payout multiple of 3.00X base salary for each executive officer.  Consistent with the Executive STIP and Section 162(m) of the Code, the Compensation Committee exercised downward discretion for the named executive officers, taking into consideration financial and operational company, business unit and personal value drivers.  The following are the highlights of each named executive officer’s 2010 performance:

NAMED EXECUTIVE OFFICER	2010 PERFORMANCE HIGHLIGHTS
Murry S. Gerber

Mr. Gerber served as President and Chief Executive Officer through April 20, 2010 and as Executive Chair for the balance of the year. Mr. Gerber’s 2010 incentive award recognized his performance in each role. Mr. Gerber’s 2010 award recognized his activities while Chief Executive Officer to initiate the company’s 2010 operational and financial success and his leadership as Executive Chair.

David L. Porges

Mr. Porges assumed the role of President and Chief Executive Officer on April 21st, having previously served as Chief Operating Officer. Mr. Porges’ 2010 incentive award recognized his performance in each role, including:

•      the company’s strong financial and operational year;

•      focus on setting strategic direction in the challenging economic environment;

•      leadership in achieving business unit value drivers;

•      efforts to improve the company’s approach to risk management, including a focus on environmental matters; and

•      management of an innovative team.

In addition, the Committee considered Mr. Porges’ effective transition to the role of President and Chief Executive Officer.

Philip P. Conti

Mr. Conti served as Senior Vice President and Chief Financial Officer throughout 2010. His role includes the management of the treasury, accounting and tax functions. Mr. Conti’s 2010 incentive award recognized:

•      the development and execution of a financing strategy in a challenging capital environment, including the successful completion of an equity offering, the replacement of the company’s revolving credit agreement and efforts to identify new sources of capital both internal and external to the company;

•      the restructuring of the credit function;

•      successful tax planning initiatives; and

•      solid accounting and internal control procedures, without identification of any significant deficiencies or material weaknesses.

Randall C. Crawford

Mr. Crawford led the company’s midstream, commercial and distribution businesses throughout 2010. His 2010 incentive award recognized:

•      business unit financial results exceeding plan by 8% for midstream operations and by 8% for the distribution operations;

•      gathered volumes of 195,642 BBtu, a 21% increase over 2009;

•      record operating income of $83.2 million at Equitable Gas Company;

•      the implementation of customer-oriented process improvements at Equitable Gas Company; and

•      leadership in the company’s evaluation of its midstream assets, including negotiating the sale of the Kentucky Hydrocarbon plant and related assets and the assessment of other strategic opportunities.

Lewis B. Gardner

Mr. Gardner served as Vice President and General Counsel throughout 2010. His role includes the legal, risk, external affairs, safety and environmental and corporate secretary functions. Mr. Gardner’s 2010 incentive award recognized:

•      process improvements in the management of the company’s leased properties;

•      completion of a review of the regulatory aspects of the Midstream operations and identification of process improvements;

•      assumption of responsibility for, and efforts to improve the company’s approach to, enterprise risk management;

•      leadership of a company-wide compliance risk assessment, including a plan to address key risks;

•      expansion of the company’s brand recognition efforts;

•      management of government affairs in a dynamic regulatory environment; and

•      company-wide safety and environmental excellence.

Steven T. Schlotterbeck

Mr. Schlotterbeck led the company’s exploration and production business throughout 2010. His 2010 incentive award recognized:

•      business unit financial results exceeding plan by 15%;

•      record annual sales of produced natural gas of 134.6 Bcfe, which was 34.5% higher than in 2009;

•      proved reserves of 5.2 Tcfe, 28% higher than in 2009;

•      a decrease in unit lease operating expense, excluding production taxes (LOE), of 20% in 2010 to $0.24 per Mcfe. Including production taxes, LOE was $0.48 per Mcfe, an industry leading result;

•      489 gross wells drilled;

•      execution on strategic business development opportunities, including the acquisition of acreage in the Marcellus Shale;

•      development of various capital-based production drilling strategies;

•      management of a team of innovative, industry leading personnel; and

•      business unit excellence in safety.

In December 2010, the Compensation Committee approved the 2011 Executive STIP.  The Committee selected adjusted 2011 earnings before interest, taxes, depreciation and amortization, calculated using a fixed gas price of $6.00 per Mcfe and excluding the effects of acquisitions and dispositions of greater than $100 million (“adjusted 2011 EBITDA”) compared to the business plan, as the performance measure under the 2011 Executive STIP.  Under the 2011 Executive STIP, the pool available for all executive officer incentive awards is funded based upon adjusted 2011 EBITDA relative to plan, as follows:

ADJUSTED 2011 EBITDA	PERCENT OF ADJUSTED 2011 EBITDA AVAILABLE FOR INCENTIVE AWARDS
Plan	2%
5% below plan	1.5%
10% below plan	1%
>10% below plan	No award

The incentive award allocation among executive officers, which will be based on company, business unit and individual value driver performance, provides the Committee with greater flexibility than the 2010 Executive STIP.

Please refer to the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and the Summary Compensation Table column “Non-Equity Incentive Plan Compensation” for a description of the terms of the 2010 Executive STIP.

•    Long-Term Incentives

The vehicles for delivering long-term incentive compensation to the named executive officers in 2010 were 2008 and 2010 option grants and awards under the 2007 Supply LTIP, 2008 EPIP, 2010 EPIPs and 2010 SIA.  The Compensation Committee committed that in 2009 and beyond at least 50% of the value of all equity granted to the named executive officers would be performance-based awards (not including options) earned only upon the achievement of disclosed performance metrics and hurdle rates.  Looking to 2011, in 2010 but with effect on January 1, 2011 or shortly thereafter, the Compensation Committee granted each named executive officer options and awards under the 2011 VEP and the 2011 VDA.

2010 Long-Term Incentive Awards (2010 options, 2010 EPIPs and 2010 SIA)

During 2009, the Compensation Committee reviewed various approaches to long-term compensation with a view toward developing a 2010 program that is performance driven, market competitive and tax efficient, minimizes earnings volatility, and aligns the interests of executives with the interests of shareholders.  The Committee also considered the importance of making significant progress on production and midstream strategic and operational goals.

As a result of this analysis the Compensation Committee designed a long-term incentive compensation program for 2010 that includes stock options and performance units under the 2010 EPIP and the 2010 SIA.  The Compensation Committee approved options and two forms of performance units to avail itself of the mix of influences of these three vehicles:

TYPE OF AWARD	PERCENT OF VALUE MEASURED AT MEDIAN OF MARKET (ORIGIINAL DESIGN)	DISCUSSION
Stock Options	37.5%	Stock options encourage executives to focus on behaviors that should lead to a sustained long-term increase in the price of company stock, which benefits all shareholders.

2010 EPIP	37.5%

The 2010 EPIP performance units drive long-term value directly-related to stock performance but allow for the delivery of some value, assuming relative performance, even if the stock price declines.  Performance units have stronger retention value than options but less leverage in a rising stock price environment.

2010 SIA	25%

The Compensation Committee believes that the combination of adjusted 2010 EBITDA performance as compared to plan, and company, business unit and individual value driver performance will directly target those drivers that are critical to the company’s long-term success.  Because the correlation between long-term success and value driver performance is not objectively measurable, the program design allocated a smaller percentage of each named executive officer’s 2010 long-term incentive award to the 2010 SIA.

In considering the target awards, the Compensation Committee evaluated whether other components of each executive’s target total direct compensation were above or below the median of the comparator group.  The awards made to Messrs. Gerber and Porges were at the median of the comparator group and were weighted among the three vehicles as shown in the table above.  In light of increased retention concerns due to activity in the Marcellus shale and the sale of a neighboring local gas distribution company, the Compensation Committee determined to, essentially, double the value delivered through the 2010 SIA to each of Messrs. Conti, Crawford, and Schlotterbeck.  As a result, the awards for Messrs. Conti, Crawford, and Schlotterbeck approximated the 60th percentile of the comparator group.

In July 2010, the Compensation Committee determined to make an additional long-term incentive award to Mr. Porges to recognize his additional responsibilities as the company’s new chief executive officer.  Consistent with its commitment to provide at least 50% of executive officer compensation in the form of performance-based awards, the Compensation Committee adopted the 2010 July EPIP, as described more fully below and made an additional option grant.  The value of the awards brought Mr. Porges’ total 2010 long-term incentive award in-line with the market median of the comparator group.

2010 Stock Options

The options granted in 2010 have a term of seven-years, an exercise price of $43.92, and vest in accordance with the following schedule: 50% vested on December 31, 2010, 25% vest on December 31, 2011 and 25% vest on December 31, 2012, contingent upon continued employment with the company on such dates.

2010 Executive Performance Incentive Programs

The performance measures for the 2010 EPIPs are:

PERFORMANCE MEASURE	RATIONALE
The company’s TSR over the period January 1, 2010 (July 1, 2010 in the case of the 2010 July EPIP) through December 31, 2012, as ranked among the comparably measured TSR of the applicable peer group.	Payout contingent upon TSR ranking among peers forges a direct link to shareholder performance on a relative rather than absolute basis.
The company’s production sales revenues of $2.76 billion (measured at a fixed sales price of $6.00 per Mcf) over the	Drives behavior to increase production and thereby assures that payout is contingent upon

period January 1, 2010 through September 30, 2012 ($2.256 billion over the period July 1, 2010 through September 30, 2012 in the case of the 2010 July EPIP).	shareholders receiving actual benefit from capital spending.

2010 Stock Incentive Award Program

The performance measure for the 2010 SIA was the company’s adjusted 2010 EBITDA (using a fixed natural gas price of $6.00 per Mcfe) compared to the business plan.  According to the plan design, if adjusted 2010 EBITDA was less than the company’s business plan, then the performance multiplier was 0%.  If adjusted 2010 EBITDA equaled or exceeded business plan, then the performance multiplier was 300%, subject to the Compensation Committee’s discretion to determine that a lower performance multiplier shall apply. The threshold performance goal was achieved and, as expected, the Compensation Committee exercised such downward discretion in approving an award for each named executive officer, other than Mr. Schlotterbeck.  Although the Compensation Committee considered the same factors in determining the payout multiple for each participant under the 2010 SIA as were utilized by the Committee to make awards under the Executive STIP, the Committee exercised less downward discretion with respect to the 2010 SIA in order to bolster the retentive effect of such program.  Mr. Gerber’s performance multiple was zero, owing to his change in responsibilities during the year.  Upon the determination of the awards, the number of units for each named executive officer became fixed and will be paid out in the form of common stock on January 1, 2013 (or an earlier change of control of the company) provided the officer is still employed on that date.

The awards under the 2010 EPIPs and 2010 SIA are expected to be distributed in company common stock.  In recent years, many of the company’s long-term incentive programs were paid in cash in recognition of the fact that many of the more senior executives had accumulated substantial amounts of company stock and needed to diversify their personal assets. The Committee determined to change this practice for 2010 in recognition of the volatility cash-based programs imposed on the company’s earnings and with the view that some of the company’s rising leaders would benefit from additional stock ownership.

Please refer to the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and the Summary Compensation Table columns “Stock Awards” and “Option Awards” for a description of the terms of the 2010 EPIPs, 2010 SIA and 2010 option awards.

Long-Term Incentive Awards with performance periods extending through 2010

2008 Executive Performance Incentive Program and 2008 Options

The options granted to the named executive officers in 2008 have a seven-year term and vest in accordance with the following schedule: 50% vested on December 31, 2009, 25% vested on December 31, 2010 and 25% vest on December 31, 2011 contingent upon continued employment with the company on such date.  In addition, during 2010 Messrs. Gerber, Porges, Conti and Gardner continued their participation in the 2008 EPIP.  The performance measures for the 2008 EPIP are:

PERFORMANCE MEASURE	RATIONALE
The company’s TSR over the period July 1, 2008 through December 31, 2011, as ranked among the comparably measured TSR of the applicable peer group.	Payout contingent upon TSR ranking among peers forges a direct link to shareholder performance on a relative rather than absolute basis.
The company’s production sales revenues of $1.3 billion (measured at a fixed sales price of $4.82 per Mcf) over the period October 1, 2008 through September 30, 2011.	Drives behavior to increase production and thereby assures that payout is contingent upon shareholders receiving actual benefit from capital spending.

2007 Supply Long-Term Incentive Plan

In 2010, Messrs. Schlotterbeck and Crawford continued their participation in the 2007 Supply LTIP.  Mr. Schlotterbeck has participated in this program since inception and his award represented three years of long-term incentive value at the time made. Mr. Crawford was granted an award under this program in March 2009.  Mr. Crawford’s award covers only the period from January 2009 through the end of the program and represents a portion of his long-term incentive value for that period.

The performance measures for the 2007 Supply LTIP are:

PERFORMANCE MEASURE	RATIONALE

Production sales revenues (total reported production sales volumes multiplied by a fixed sales price ($4.82 Mcf)) over five distinct periods:

 •   July 1, 2007 - December 31, 2008

 •   January 1, 2009 - December 31, 2009

 •   January 1, 2010 - December 31, 2010

 •   January 1, 2009 - December 31, 2010

 •   July 1, 2007 - December 31, 2010

Drives behavior to increase production and thereby assures that payout is contingent upon shareholders receiving actual benefit from capital spending.

Capital efficiency (gross drilling capital dollars spent divided by gross estimated ultimate reserves developed, in each case for qualifying wells completed between January 1, 2009 and December 31, 2010).

Reflects the increasing importance of improving production per capital dollar in a capital constrained environment.

Direct gathering and compression expense efficiency (gathering and compression expense, excluding production taxes, divided by throughput, in each case for the period January 1, 2009 through December 31, 2010).

Reflects the increasing importance of reducing gathering and compression expenses in a capital constrained environment.

In February 2011, the Compensation Committee certified the performance measures under the 2007 Supply LTIP at the levels described under the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — 2007 Supply LTIP” and authorized payouts to Mr. Schlotterbeck of $2,599,812 and Mr. Crawford of $2,027,934.

Please refer to the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and the Summary Compensation Table column “Stock Awards” for a description of the terms of the 2008 Options, 2008 EPIP and 2007 Supply LTIP.

2011 Long-Term Incentive Awards (2011 options, 2011 VDA and 2011 VEP)

In developing the 2011 long-term incentive program, the Compensation Committee considered various approaches with a view toward developing a program that drives appropriate performance, is market competitive and tax efficient, minimizes earnings volatility, and aligns the interests of executives with the interests of shareholders.  To a greater extent than prior years, the Committee also considered the importance of retaining talent in the active Marcellus region.   As a result of its analysis, the Compensation Committee designed a long-term incentive compensation program for 2011 that includes stock options and performance units under the 2011 VDA and the 2011 VEP.  Approximately 270 of the company’s 1,800 employees participate in the 2011 VDA and 2011 VEP.  The Compensation Committee approved options and two forms of performance units to avail itself of the mix of influences of these three vehicles:

TYPE OF AWARD	PERCENT OF VALUE MEASURED AT MEDIAN OF MARKET	DISCUSSION
Stock Options	25%

Stock options encourage executives to focus broadly on behaviors that should lead to a sustained long-term increase in the price of company stock, which benefits all shareholders.  Due to the volatility associated with this type of award, only 25% of the value of 2011 long-term incentive awards is comprised of stock options.

2011 VDA	25%

The Compensation Committee believes that the combination of 2011 adjusted EBITDA performance as compared to plan and company, business unit and individual value driver performance will directly target those drivers that are critical to the company’s long-term success.  Performance units have a stronger retention value than options but less leverage in a rising stock price environment.   Because the correlation between long-term success and value driver performance is not objectively measurable, the program design allocated only 25% of each named executive officer’s 2011 long-term incentive award to the 2011 VDA.

2011 VEP	50%

The 2011 VEP focuses employees company-wide on cost-effective production growth.  A portion of the 2011 VEP is weighted to capital adjusted production growth (or  “CAPG”) , more fully described below, which management and the Committee view as a measure of shareholder return. Performance units have a stronger retention value than options but less leverage in a rising stock price environment.

In approving these programs, the Committee discussed other metrics, including TSR and net income, but considered the portfolio of metrics described above to be, collectively, an appropriate way to drive performance company-wide without over-emphasizing a particular metric or sacrificing other important activities.  The Committee did increase the weighting of CAPG from management’s recommendation to emphasize CAPG as a direct measure of shareholder alignment.

The Committee considered that the awards under the 2011 programs represented one-year of long-term incentive for employees, and that the Committee could refocus employees in 2012 and thereafter by adding or emphasizing different metrics in the event the Committee concludes that the portfolio of metrics or the targeted performance levels are not accomplishing their intended goals.  This consideration was particularly important as the Committee discussed the possibility that desirable activity levels will vary depending upon gas prices, capital constraints and other external matters.

On balance, the Committee concluded that the overall effect on earnings volatility as a result of the accounting treatment for the programs was acceptable, notwithstanding the variable accounting treatment for the 2011 VDA.

In considering the target awards, the Compensation Committee evaluated whether other components of an executive’s target total direct compensation were above or below the median of the comparator group.  The Committee also considered the internal equity of the awards to the named executive officers and other employees.  The award made to Mr. Porges was at the median of the comparator group.  The awards made to Mssrs. Schlotterbeck, Crawford and Conti approximated the 60th percentile of the comparator group to recognize the significant amount of work to be completed in their respective areas of responsibility in order to realize the growth opportunities presented in the Marcellus Shale.  All awards were weighted among the three vehicles as shown in the table above.

2011 Stock Options

The options granted in 2011 have a term of seven-years, an exercise price of $44.84, and vest 50% on January 1, 2012 and 50% on January 1, 2013, contingent upon continued employment with the company on such dates.

2011 Value Driver Award Program

The performance measure for the 2011 VDA is the company’s adjusted 2011 EBITDA compared to the business plan.  If adjusted 2011 EBITDA is less than the company’s business plan, then the performance multiplier will be 0%.  If adjusted 2011 EBITDA equals or exceeds business plan, then the performance multiplier will be 300%, subject to the Compensation Committee’s discretion to determine that a lower performance multiplier shall apply.  If the threshold performance goal is achieved, the Compensation Committee expects to exercise such downward discretion.  In applying its discretion to each participant’s performance multiplier, the award agreements provide that the Compensation Committee will consider the 2011 financial performance measures and value drivers applicable to each participant.  The award agreements also contemplate a clawback if the value driver results used to determine the payout multiple are determined to be materially inaccurate, regardless of whether misconduct of any person was involved or whether the inaccuracy leads to a restatement of financial results.  In discussing this program, the Compensation Committee considered, among other things, the fact that value drivers allow management to focus employees on behaviors within their control but do risk becoming less important as priorities shift.  The Compensation Committee expects to determine the performance multiple for each participant early in 2012 at which time the number of units will become fixed.  Subject to a service requirement, 50% of these awards will vest following confirmation by the Committee in the first quarter of 2012 and the remainder will vest in the first quarter of 2013.

2011 Volume and Efficiency Program

The 2011 VEP targets performance in five areas over three one-year performance periods (2011,  2012 and 2013) and for the three-year cumulative period commencing January 1, 2011 and ending December 31, 2013.  The five performance measures are:

PERFORMANCE MEASURE	WEIGHTING	RATIONALE
Total sales volume	60%	Drives behavior to increase production and thereby assures that payout is contingent upon shareholders receiving actual benefit from capital spending
Capital adjusted production growth, which is the relationship of change in total sales volumes measured against the change in debt and equity outstanding[1]	20%	Balances volume growth with capital expenditures. Specifically measures the change in equity and debt outstanding

1      The formula for CAPG is:

MY Share Price x PY Shares Outstanding
-1

PY Volumes	x	((MY Share Price x MY Shares Outstanding) + MY Net Debt — PY Net Debt)
MY Volumes

Where:

PY = Prior Year

MY = Measurement Year

Volumes = Year-end production total sales volumes for applicable period against the growth in volumes

Capital efficiency (gross drilling capital dollars spent divided by gross estimated ultimate reserves developed, in each case for qualifying wells completed between January 1, 2011 and December 31, 2013)

	20% (EQT Production participants) 6.7% (Headquarters participants)	Reflects the increasing importance of improving production per capital dollars in a capital constrained environment

Direct gathering and compression expense efficiency (gathering and compression expense, excluding production taxes, divided by throughput, in each case for the period January 1, 2011 through December 31, 2013)

	20% (EQT Midstream participants) 6.7% (Headquarters participants)	Reflects the increasing importance of reducing gathering and compression expenses in a capital constrained environment
Commercial expense efficiency per unit marketed for the period January 1, 2011 through December 31, 2013	20% (Commercial group participants) 6.7% (Headquarters participants)	Measures commercial expenses against the total number of units marketed

Messrs. Porges, Conti and Gardner are Headquarters participants.  Mr. Schlotterbeck is an EQT Production participant.  Mr. Crawford is an EQT Midstream and Commercial group participant.

In approving the 2011 VEP, the Committee considered, among other things, the relative weighting of each metric and the targeted performance levels.  Company success is anticipated to largely result from production growth; as a result, that metric was given the largest weight for all employees to unify company-wide efforts behind this significant goal.  The efficiency metrics, on the other hand, were directed to the employees with the greatest ability to influence performance on the metric.

After giving effect to the weighting of the various performance periods and metrics, the maximum possible payout under the 2011 VEP is three times a participant’s award and the minimum possible payout is $0.

The 2011 VEP units are expected to be distributed in company common stock.  The 2011 VDA units are expected to be settled in cash in an amount equal to the fair market value of an equivalent number of shares of EQT common stock.  The Committee concluded that settlement in cash was appropriate for the 2011 VDA, which represented 25% of the named executive officers’ total award, in light of the officers’ already substantial stock ownership.

Because the 2011 VDA and 2011 VEP awards and the 2011 option grants were made on or shortly after January 1, 2011, they are not reflected in the Summary Compensation Table.  The chart below sets forth the awards made to named executive officers:

NAME	NUMBER OF OPTIONS	NUMBER OF 2011 VDA UNITS	NUMBER OF 2011 VEP UNITS
David L. Porges	76,700	18,900	34,380
Philip P. Conti	28,300	6,970	12,680
Randall L. Crawford	38,500	9,480	17,250
Lewis B. Gardner	11,400	2,790	5,080
Steven T. Schlotterbeck	38,500	9,480	17,250

Share Price = Average closing share price for the 10-business days preceding the end of the applicable period

Shares Outstanding = Basic weighted average shares outstanding for applicable period

Net Debt = Short-term debt + long-term debt — cash.  Resulting number will be adjusted for margin deposits.

•                Health and Welfare Benefits

Named executive officers receive the same health and welfare benefits offered to other EQT employees including medical, prescription drug, dental, vision, short- and long-term disability, holiday pay and an employee assistance program.  The same contribution amounts, deductibles and plan design provisions are applicable to all employees.

•                Retirement Programs

The named executive officers participate in the same defined contribution 401(k) plan as other non-represented employees at EQT.  Under the plan, the company automatically contributes an amount equal to 6% of each participant’s base salary to an individual investment account for the employee, subject to applicable tax regulations.  In addition, the company matches a participant’s elective contribution by contributing to the participant’s individual investment account an amount equal to 50% of each dollar contributed by the employee, subject to a maximum company contribution of 3% of the employee’s base salary and to applicable tax regulations.

Once contributions for certain named executive officers reach the maximum level permitted under the 401(k) plan or by regulation, both company and employee contributions may be continued on an after-tax basis through the purchase by the employee of a retirement annuity product of Fidelity Investments Life Insurance Co.  This program contains no vesting requirements.

In 2009, Mercer (US) Inc. (“Mercer”) was engaged by the company to review the competitiveness of the company’s retirement program for executives.  Mercer concluded that the benefits were below median for the comparator group.  In order to make the company’s contribution market competitive and with the Committee’s consultant’s concurrence, in 2010 the Compensation Committee approved an annual company contribution to the after-tax annuity program of an amount equal to 9% of each named executive’s annual incentive award.

The company currently has no supplemental executive retirement plan (SERP) or deferred compensation obligations to any employee, including executive officers.  No executive officer participates in a defined benefit retirement plan with the company.

•                Perquisites

Consistent with its philosophy of pay for performance, the company provides modest perquisites to its executives that, in number and value, are below median competitive levels for the applicable comparator group.  Perquisites that are provided to each named executive officer include the following:  car allowance, a country club and a dining club membership, executive physical, financial planning, parking, life insurance and accidental death and disability insurance (both of which exceed the level of insurance provided to other employees), and de minimis personal usage of company purchased event tickets.

The company does not own or lease condominiums or townhouses, watercraft or executive dining facilities for the named executive officers.  The company does not employ chauffeurs, personal security guards, chefs or house staff for any officer.  See footnote (4) to the “All Other Compensation” column in the Summary Compensation Table for a discussion and breakdown of the perquisites provided to the named executive officers in 2010.

•                Agreements with Named Executive Officers

The Compensation Committee believes that severance protections can play a valuable role in attracting, motivating and retaining highly talented executives.  The Committee also believes that having an existing agreement in place is preferable to negotiating an exit strategy at the time of an executive officer’s departure.  Accordingly, the company provides such protections for the named executive officers under their agreements which are described in detail under the caption “Potential Payments Upon Termination or Change of Control.”  The Compensation Committee considers these protections to be an important part of an executive’s compensation and consistent with competitive practices.

The Compensation Committee believes that the occurrence, or potential occurrence, of a change of control transaction will create uncertainty regarding continued employment.  This uncertainty results from the fact that many change of control transactions result in significant organizational changes, particularly at the senior executive level.  Change of control benefits are intended to encourage executive officers to remain employed with the company during an important time when prospects for continued employment are often uncertain and to provide some measure of financial security prior to and after a change of control.  Moreover, the amounts to be paid under the change of control agreements ensure that the interests of the executives will be materially consistent with the interests of the company’s shareholders when considering corporate transactions.

The change of control arrangements provide that payments are not made unless the executive’s employment is terminated by the company other than for cause or by the executive for good reason, within 24 months following the transaction.  The Compensation Committee believes that this structure strikes a proper balance between the incentives and the hiring, motivating and retention effects described above, without providing benefits to executives who continue to be employed by an acquiring company.  This structure may also be attractive to potential acquiring companies, who place significant value on retaining members of the executive team for some transition period.  Potential acquirers may have an incentive to constructively terminate the executive’s employment to avoid paying severance; accordingly, the Compensation Committee believes it is appropriate to provide severance benefits upon a termination by the executive for good reason.   The change of control agreements for Messrs. Gerber and Porges provide that good reason includes any termination by the executive during the thirty day period commencing on the one year anniversary of the change of control.  This mechanism facilitates negotiations regarding employment beyond a reasonable transition period following a change of control.

Finally, but importantly, the agreements with the named executive officers include covenants not to compete with, or solicit employees from, the company and to maintain the confidentiality of the company’s information, for a specified time.  The Compensation Committee believes that these covenants are extremely valuable to the company.

See “Potential Payments Upon Termination or Change of Control” for more detail regarding the company’s agreements with each named executive officer, including the value of the benefits.

Change-of-Control Excise Tax Provisions

If, in connection with a change of control of the company, any compensation to a named executive officer is accelerated or becomes vested, that executive could, in some cases, be considered to have received “parachute payments” within the meaning of Section 280G and Section 4999 of the Code.  Pursuant to these tax laws, the executive could be subject to a 20% excise tax on parachute payments that exceed a certain amount, in which case the company would be denied a tax deduction for such excess parachute payments.  As indicated above, the company has entered into change of control agreements with all of the named executive officers which provide that if it is determined that any payment or distribution by the company to or for the executive’s benefit would constitute an “excess parachute payment,” the company will pay to the executive a gross-up payment to make the executive whole, as if the excise tax had not been incurred.  These gross-up payments, as well as the amount of the excess parachute payments, will not be deductible by the company.

The Committee has chosen to provide the change of control tax gross-up feature in these agreements in recognition of the discriminatory application of the excise tax.  For example, because the amount of the excise tax is directly related to the employee’s average taxable income over the five-year period preceding the change of control, the tax discriminates against long-serving employees in favor of new hires who may have received enhanced sign-on compensation and against individuals who do not exercise options in favor of those who do.  The tax gross-up eliminates this unintended differentiation among valued employees at the time of a change of control.

Cautionary Statements

Disclosures in this CD&A may contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended.  Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as “anticipate,” “estimate,” “approximate,” “expect,” “intend,” “plan,” “believe” and other words of similar meaning in connection with any discussion of future operating or financial matters.  Without limiting the generality of the foregoing, forward-looking statements contained in this CD&A include the matters discussed regarding the expectation of performance under compensation plans and anticipated financial and operational performance of the company and its subsidiaries.  These statements involve risks and uncertainties that could cause actual results to differ materially from projected results.  Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The company has based these forward-looking statements on current expectations and assumptions about future events.  While the company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the company’s control. The risks and uncertainties that may affect the operations, performance and results of the company’s business and forward-looking statements include, but are not limited to, those set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Any forward-looking statement speaks only as of the date on which such statement is made and the company does not intend to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Certain Defined Compensation Plans/Programs

1999 LTIP - 1999 Long-Term Incentive Plan

2007 Supply LTIP - 2007 Supply Long-Term Incentive Program

2008 EPIP - 2008 Executive Performance Incentive Program

2009 LTIP - 2009 Long-Term Incentive Plan

2010 EPIP - 2010 Executive Performance Incentive Program

2010 July EPIP – 2010 July Executive Performance Incentive Program

2010 EPIPs – Collectively, the 2010 EPIP and the 2010 July EPIP

2010 SIA – 2010 Stock Incentive Award Program

2011 VDA - 2011 Value Driver Award program

2011 VEP - 2011 Volume and Efficiency Program

2011 Executive STIP - 2011 Executive Short-Term Incentive Plan

Executive STIP - 2010 Executive Short-Term Incentive Plan

LTIPS – Collectively, the 1999 LTIP and 2009 LTIP

REPORT OF THE COMPENSATION COMMITTEE

We have reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with the management of EQT Corporation.  Based on our review and discussions, we recommended to the Board of Directors that the CD&A be included in the EQT Corporation Proxy Statement for 2010.

This report has been furnished by the Compensation Committee of the Board of Directors.

Lee T. Todd, Jr., Chair

A. Bray Cary, Jr.

James E. Rohr

The following tables contain information concerning the compensation of the company’s principal executive officers during 2010, its principal financial officer, and each of its other three most highly compensated executive officers in 2010. These persons are sometimes referred to as the “named executive officers” in this proxy statement. Murry S. Gerber served as Chairman and Chief Executive Officer until April 2010, at which time he became Executive Chairman.  David L. Porges has been President and Chief Executive Officer since April 2010.

SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS	STOCK AWARDS	OPTION AWARDS	NON-EQUITY INCENTIVE PLAN COMPENSATION	ALL OTHER COMPENSATION	TOTAL
		($)	($)	($) (1)	($) (2)	($) (3)	($) (4)	($)
Murry S. Gerber Executive Chairman and Former Chief Executive Officer	2010 2009 2008	750,000 750,000 649,036	- 620,000 925,012	3,770,492 3,624,000 390,153	1,243,823 - 1,551,096	500,000 1,620,000 1,874,988	309,615 108,206 96,403	6,573,930 6,722,206 5,486,688

David L. Porges President and Chief Executive Officer	2010 2009 2008	587,291 520,000 443,269	- - -	2,832,316 2,416,000 214,930	1,170,628 - 1,126,944	1,500,000 1,123,200 1,480,000	192,462 79,715 83,935	6,282,697 4,138,915 3,349,078

Philip P. Conti Senior Vice President and Chief Financial Officer	2010 2009 2008	350,700 341,643 319,230	- - -	1,176,516 434,880 63,510	261,807 - 579,984	650,000 550,000 600,000	108,361 59,995 60,648	2,547,384 1,386,518 1,623,372

Randall L. Crawford Senior Vice President	2010 2009 2008	350,700 350,700 325,324	- - -	1,006,548 1,417,708 72,645	205,226 - 897,840	750,000 650,000 700,000	123,277 61,618 58,323	2,435,751 2,480,026 2,054,132

Lewis B. Gardner Vice President and General Counsel	2010 2009 2008	314,230 286,154 245,578	- - -	678,431 302,000 40,890	150,563 - 372,552	390,000 325,000 380,000	87,669 55,924 40,858	1,620,893 969,078 1,079,878

Steven T. Schlotterbeck Senior Vice President	2010 2009 2008	350,700 350,700 300,520	- - -	958,853 338,240 2,163,340	189,882 - 897,840	795,000 650,000 700,000	115,663 46,322 58,100	2,410,098 1,385,262 4,119,800

(1)   This column reflects the aggregate grant date fair value in the applicable year for (a) performance units granted under the 2007 Supply LTIP, 2008 EPIP, 2009 SVP, 2010 EPIPs and 2010 SIA, and (b) restricted stock granted under the 1999 LTIP, including shares of stock awarded to Mr. Schlotterbeck in connection with the Horizontal Drilling Special Grant, using the assumptions described below.  Pursuant to SEC rules, the amounts shown in the Summary Compensation Table for awards subject to performance conditions are based on the probable outcome as of the date of grant and exclude the impact of estimated forfeitures.

The 2007 Supply LTIP was a three and one-half year program that provided stock-based awards.  Mr. Crawford was granted an award under the 2007 Supply LTIP on March 5, 2009 and Mr. Schlotterbeck was granted an award under the 2007 Supply LTIP on August 15, 2007.  No other named executive officer participated in the 2007 Supply LTIP.  The performance period for Mr. Crawford’s award was January 1, 2009 through December 31, 2010.  The grant date fair value of Mr. Crawford’s award was $922,428, computed by multiplying the 15,000 awarded units by an assumed performance factor of 2.16X, which was the deemed probable outcome as of the grant date.  Resulting awarded units were multiplied by $28.47 (the closing stock price on the March 5, 2009 grant date).   Assuming that the highest level of performance conditions would be achieved, the grant date fair value of Mr. Crawford’s award would have been $1,281,150. In February 2011, the Compensation Committee certified the performance measures under the 2007 Supply LTIP and authorized payouts to Mr. Schlotterbeck of $2,599,812 and Mr. Crawford of $2,027,934.   See the caption “Stock Awards – 2007 Supply LTIP” under “Narrative Disclosure to Summary Compensation Table and 2010 Grants of Plan-Based Awards Table” for a discussion of the 2007 Supply LTIP.

The 2008 EPIP is a three and one-half year program that provides stock-based awards.  Messrs. Gerber, Porges, Conti, Crawford and Gardner were granted awards under the 2008 EPIP on August 5, 2008.  The performance period for the 2008 EPIP is July 1, 2008 through December 31, 2011.   The grant date fair values of the awards were: $169,940 for Mr. Gerber; $104,545 for Mr. Porges; $63,510 for Mr. Conti; $72,645 for Mr. Crawford; and $40,890 for Mr. Gardner.  The grant date fair values were computed by multiplying the number of units awarded to each named executive officer who participates in the 2008 EPIP (11,720 for Mr. Gerber; 7,210 for Mr. Porges; 4,380 for Mr. Conti; 5,010 for Mr. Crawford; and 2,820 for Mr. Gardner) by $14.50, the grant date fair value of each unit calculated using a Monte Carlo pricing model with the following assumptions: (a) risk-free rate of return: 2.9%; (b) dividend yield: 0.06534; (c) volatility: 23.58%; and (d) term: 3.4 years.  Assuming, instead, that the highest level of performance conditions would be achieved, the grant date fair values of these awards would have been $2,039,928 for Mr. Gerber; $1,254,938 for Mr. Porges; $762,362 for Mr. Conti; $872,017 for Mr. Crawford; and $490,836 for Mr. Gardner.  Mr. Crawford forfeited his award under the 2008 EPIP upon his receipt of the 2007 Supply LTIP award described above.  See the caption “Stock Awards — 2008 EPIP” under “Narrative Disclosure to Summary Compensation Table and 2010 Grants of Plan-Based Awards Table” for a discussion of the 2008 EPIP.

The 2009 SVP was a one year program that provided stock-based awards.  Each named executive officer was granted an award under the 2009 SVP on January 1, 2009, and the vesting and payment of the awards occurred on December 31, 2009.  The grant date fair values of the awards were $3,624,000 for Mr. Gerber; $2,416,000 for Mr. Porges; $434,880 for Mr. Conti; $495,280 for Mr. Crawford; $302,000 for Mr. Gardner; and $338,240 for Mr. Schlotterbeck.  The grant date fair values were computed by multiplying the number of units awarded to each named executive officer (300,000 for Mr. Gerber; 200,000 for Mr. Porges; 36,000 for Mr. Conti; 41,000 for Mr. Crawford; 25,000 for Mr. Gardner; and 28,000 for Mr. Schlotterbeck) by $12.08, the grant date fair value of each unit calculated using a Monte Carlo pricing model with the following assumptions: (a) risk-free rate of return: 0.40%; (b) dividend yield: 0.1073; (c) volatility: 65.86%; and (d) term: 1 year.  Assuming, instead, that the highest level of performance conditions would be achieved, the grant date fair values of these awards would have been $16,031,489 for Mr. Gerber; $10,687,660 for Mr. Porges; $1,923,779 for Mr. Conti; $2,190,970 for Mr. Crawford; $1,335,957 for Mr. Gardner; and $1,496,272 for Mr. Schlotterbeck.  See the caption “Stock Awards — 2009 SVP” under “Narrative Disclosure to Summary Compensation Table and 2010 Grants of Plan-Based Awards Table” for a discussion of the 2009 SVP.

The 2010 EPIP is a three year program that provides stock-based awards.  Each named executive officer was granted an award under the 2010 EPIP on January 1, 2010.  The performance period for the 2010 EPIP is January 1, 2010 through December 31, 2012.  The grant date fair values of the awards were: $1,936,100 for Mr. Gerber; $852,677 for Mr. Porges; $406,208 for Mr. Conti; $319,078 for Mr. Crawford; $234,351 for Mr. Gardner; and $294,441 for Mr. Schlotterbeck.  The grant date fair values were computed by multiplying the  number of units awarded to each named executive officer (32,220 for Mr. Gerber; 14,190 for Mr. Porges; 6,760 for Mr. Conti; 5,310 for Mr. Crawford; 3,900 for Mr. Gardner; and 4,900 for Mr. Schlotterbeck) by $60.09, the grant date fair value of each unit calculated using a Monte Carlo pricing model with the following assumptions: (a) risk-free rate of return: 1.69%; (b) dividend yield: 0.0836; (c) volatility: 47.03%; and (d) term: 3 years.  Assuming, instead, that the highest level of performance conditions would be achieved, the grant date fair values of these awards would have been $4,840,071 for Mr. Gerber; $2,131,614 for Mr. Porges; $1,015,484 for Mr. Conti; $797,665 for Mr. Crawford; $585,856 for Mr. Gardner; and $736,075 for Mr. Schlotterbeck.  See the caption “Stock Awards — 2010 EPIPs” under “Narrative Disclosure to Summary Compensation Table and 2010 Grants of Plan-Based Awards Table” for a discussion of the 2010 EPIP.

The 2010 SIA is a three year program that provides stock-based awards.  Each named executive officer was granted an award under the 2010 SIA on January 26, 2010.  The performance period for the 2010 SIA was January 1, 2010 through December 31, 2010.  The grant date fair values of the awards were: $1,834,392 for Mr. Gerber; $807,884 for Mr. Porges; $770,308 for Mr. Conti; $687,470 for Mr. Crawford; $444,080 for Mr. Gardner; and $664,412 for Mr. Schlotterbeck.  The grant date fair values were computed by multiplying (i) the number of awards awarded to each named executive officer (21,480 for Mr. Gerber; 9,460 for Mr. Porges; 9,020 for Mr. Conti; 8,050 for Mr. Crawford; 5,200 for Mr. Gardner; and 7,780 for Mr. Schlotterbeck) by (ii) $42.70, the closing stock price of the company’s common stock on the date of grant by (iii) 2.00X, the assumed performance multiple.  Assuming, instead, that the highest level of performance conditions would be achieved, the grant date fair values of these awards would have been $2,751,588 for Mr. Gerber; $1,211,826 for Mr. Porges; $1,155,462 for Mr. Conti; $1,031,205 for Mr. Crawford; $666,120 for Mr. Gardner; and $996,618 for

Mr. Schlotterbeck.  See the caption “Stock Awards – 2010 SIA” under “Narrative Disclosure to Summary Compensation Table and 2010 Grants of Plan-Based Awards Table” for a discussion of the 2010 SIA.

The 2010 July EPIP is a two and one-half year program that provides stock-based awards to Mr. Porges, who was granted the award on July 1, 2010. No other person participates in this program.  The performance period for the 2010 July EPIP is July 1, 2010 through December 31, 2012.  The grant date fair value of Mr. Porges’ award was: $1,171,755, computed by multiplying the 19,500 units awarded by $60.09, the grant date fair value of each unit calculated using a Monte Carlo pricing model with the following assumptions: (a) risk-free rate of return: 1.69%; (b) dividend yield: 0.0836; (c) volatility: 47.03%; and (d) term: 2.5 years.  Assuming, instead, that the highest level of performance conditions would be achieved, the grant date fair value of the award would have been $2,929,280.  See the caption “Stock Awards – 2010 EPIPs” under “Narrative Disclosure to Summary Compensation Table and 2010 Grants of Plan-Based Awards Table” for a discussion of the 2010 July EPIP.

See the caption “Compensation Discussion and Analysis” under “Executive Compensation” for a further discussion of the 2007 Supply LTIP, 2008 EPIP, 2009 SVP, 2010 EPIPs, 2010 SIA, and Horizontal Drilling Special Grant.

(2)  This column reflects the grant date fair value of option awards issued on August 5, 2008 and January 1 and August 2, 2010.  The grant date fair value of the 2008 option awards is calculated by multiplying the number of options awarded to each named executive officer (150,300 for Mr. Gerber; 109,200 for Mr. Porges; 56,200 for Mr. Conti; 87,000 for Mr. Crawford; 36,100 for Mr. Gardner; and 87,000 for Mr. Schlotterbeck) by $10.32, the grant date fair value of each option calculated using a Black-Scholes option pricing model with the following assumptions: (a) risk-free rate of return: 3.28%; (b) dividend yield: 1.51%; (c) volatility factor: 22%; and (d) expected term: 5 years.

The grant date fair value of the 2010 option awards issued on January 1, 2010 is calculated by multiplying the number of options awarded to each named executive officer (129,700 for Mr. Gerber; 57,200 for Mr. Porges; 27,300 for Mr. Conti; 21,400 for Mr. Crawford; 15,700 for Mr. Gardner; and 19,800 for Mr. Schlotterbeck) by $9.59, the grant date fair value of each option calculated using a Black-Scholes option pricing model with the following assumptions: (a) risk-free rate of return: 2.5%; (b) dividend yield: 2.34%; (c) volatility factor: 27.63%; and (d) expected term: 5 years.

Mr. Porges was awarded 76,800 options on August 2, 2010.  The grant date fair value of such option award is calculated by multiplying the number of options awarded to Mr. Porges by $8.10, the grant date fair value of such options calculated using a Black-Scholes option pricing model with the following assumptions: (a) risk-free rate of return: 1.6%; (b) dividend yield: 2.1%; (c) volatility factor: 27.68%; and (d) expected term: 5 years.

See the caption “Option Awards – 2008 Options” and “Option Awards – 2010 Options” under “Narrative Disclosure to Summary Compensation Table and 2010 Grants of Plan-Based Awards Table” for a discussion of the 2008 and 2010 options.

(3)  This column reflects the dollar value of annual incentive compensation earned under the Executive STIP during the applicable year.  The awards were paid to the named executive officers in cash in the first quarter of the following year.  See the caption “Non-Equity Incentive Plan Compensation - Executive STIP” under “Narrative Disclosure to Summary Compensation Table and 2010 Grants of Plan-Based Awards Table” for a discussion of the Executive STIP.

(4)  This column includes the dollar value of premiums paid by the company for group life, accidental death and dismemberment insurance, the company’s contribution to the 401(k) plan and the 2006 payroll deduction and contribution plan, and perquisites.  For 2010, these amounts were as follows:

NAME	INSURANCE	401(K) CONTRIBUTIONS	2006 PAYROLL DEDUCTION AND CONTRIBUTION PLAN	PERQUISITES (SEE BELOW)	TOTAL
	($)	($)	($)	($)	($)
Murry S. Gerber	1,890	18,162	250,938	38,625	309,615
David L. Porges	1,496	22,050	131,894	37,022	192,462
Philip P. Conti	884	22,050	59,013	26,414	108,361
Randall L. Crawford	884	18,342	71,721	32,330	123,277
Lewis B. Gardner	784	18,219	39,311	29,355	87,669
Steven T. Schlotterbeck	884	20,298	68,956	25,525	115,663

Once 401(k) contributions for the named executive officers reach the maximum level permitted under the 401(k) plan or by regulation, the 2006 Payroll Deduction and Contribution Plan permits the named executive officers to continue company and employee contributions on an after-tax basis to an annuity program offered by Fidelity Investments Life Insurance Co.  The company also contributes an amount equal to 9% of each named executive officer’s annual incentive award to such program.

The perquisites the company provided to each named executive officer in 2010 are itemized below:

NAME	CAR ALLOWANCE	COUNTRY AND DINING CLUB ANNUAL DUES	FINANCIAL PLANNING	PARKING	PHYSICAL	TOTAL PERQUISITES
	($)	($)	($)	($)	($)	($)
Murry S. Gerber	9,180	9,640	15,000	1,980	2,825	38,625
David L. Porges	9,180	12,787	10,250	1,980	2,825	37,022
Philip P. Conti	9,060	8,424	6,950	1,980	-	26,414
Randall L. Crawford	9,060	11,340	7,700	1,980	2,250	32,330
Lewis B. Gardner	9,060	9,240	6,250	1,980	2,825	29,355
Steven T. Schlotterbeck	9,060	8,385	3,775	1,980	2,325	25,525

The car allowance is an amount paid to the executive intended to cover the annual cost of acquiring, maintaining and insuring a car.  The entire cost of country and dining club dues has been included in the table although the company believes that only a portion of the cost represents a perquisite.  Financial planning is the actual cost to the company of providing to each executive financial planning and tax preparation services.  The named executive officers may use two tickets purchased by the company to attend up to four sporting or other events when such tickets are not otherwise being used for business purposes.   The costs of such tickets used for personal purposes are considered de minimis by the company and are not included as perquisites in the Summary Compensation Table because there are no incremental costs to the company associated with such use.  In 2010, none of the named executive officers used tickets purchased by the company to attend sporting or other events in excess of the four event de minimis level.

2010 GRANTS OF PLAN-BASED AWARDS

	TYPE OF	GRANT	APPROVAL	ESTIMATED FUTURE PAYOUTS UNDER NON- EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING	EXERCISE OR BASE PRICE OF OPTION	GRANT DATE FAIR VALUE OF STOCK AND OPTION
NAME	AWARD	DATE	DATE	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM	OPTIONS	AWARDS	AWARDS
	(1)			($) (2)	($) (2)	($) (2)	(#) (3)	(#) (3)	(#) (3)	(#)	($/SH) (4)	($)
Murry S. Gerber	ESTIP EPIP SIA SO	12/2/2009 1/1/2010 1/26/2010 1/1/2010	- 12/2/2009 12/2/2009 12/2/2009	- - - -	802,500 - - -	2,250,000 - - -	- 8,055 - -	- 32,220 21,480 -	- 96,660 64,440 -	- - - 129,700	- - - 43.92	- 1,936,100 1,834,392 1,243,823

David L. Porges	ESTIP EPIP SIA JEPIP SO SO	12/2/2009 1/1/2010 1/26/2010 7/1/2010 1/1/2010 8/2/2010	- 12/2/2009 12/2/2009 7/29/2010 12/2/2009 7/29/2010	- - - - - -	416,000 - - - - -	1,560,000 - - - - -	- 3,548 - 4,875 - -	- 14,190 9,460 19,500 - -	- 42,570 28,380 58,500 - -	- - - - 57,200 76,800	- - - - 43.92 38.53	- 852,677 807,884 1,171,755 548,548 622,080

Philip P. Conti	ESTIP EPIP SIA SO	12/2/2009 1/1/2010 1/26/2010 1/1/2010	- 12/2/2009 12/2/2009 12/2/2009	- - - -	280,560 - - -	1,052,100 - - -	- 1,690 - -	- 6,760 9,020 -	- 20,280 27,060 -	- - - 27,300	- - - 43.92	- 406,208 770,308 261,807

Randall L. Crawford	ESTIP EPIP SIA SO	12/2/2009 1/1/2010 1/26/2009 1/1/2009	- 12/2/2009 12/2/2009 12/2/2009	- - - -	280,560 - - -	1,052,100 - - -	- 1,328 - -	- 5,310 8,050	- 15,930 24,150 -	- - - 21,400	- - - 43.92	- 319,078 687,470 205,226

Lewis B. Gardner	ESTIP EPIP SIA SO	12/2/2009 1/1/2010 1/26/2010 1/1/2010	- 12/2/2009 12/2/2009 12/2/2009	- - - -	144,000 - - -	960,000 - - -	- 975 - -	- 3,900 5,200 -	- 11,700 15,600 -	- - - 15,700	- - - 43.92	- 234,351 444,080 150,563

Steven T. Schlotterbeck	ESTIP EPIP SIA SO	12/2/2009 1/1/2010 1/26/2010 1/1/2010	- 12/2/2009 12/2/2009 12/2/2009	- - - -	280,560 - - -	1,052,100 - - -	- 1,225 - -	- 4,900 7,780 -	- 14,700 23,340 -	- - - 19,800	- - - 43.92	- 294,441 664,412 189,882

(1)  Type of Award:

ESTIP = Executive STIP
EPIP = 2010 EPIP Awards

SIA = 2010 SIA Awards

JEPIP = 2010 July EPIP Awards

SO = Stock Options

(2)   These columns reflect the annual incentive award target and maximum amounts payable under the Executive STIP.  Under the Executive STIP, a formula based on adjusted 2010 EBITDA compared to the company’s business plan establishes the maximum payment from which the Compensation Committee typically exercises its discretion downward in determining the actual payment.  The payout amounts range from no payment, to the percentage of base salary identified as the target annual incentive award (target), to three times base salary (maximum), as defined under the plan.  See the caption “Non-Equity Incentive Plan Compensation - Executive STIP” under “Narrative Disclosure to Summary Compensation Table and 2010 Grants of Plan-Based Awards Table” for a discussion of the Executive STIP.

(3)  These columns reflect the threshold (as applicable), target and maximum number of stock awards payable under the 2010 EPIPs and 2010 SIA.  Under the 2010 EPIPs, the performance metrics are total shareholder return and production sales revenues (as measured by total reported production sales volumes multiplied by a fixed sales price of $6.00 per Mcf).  The payout amounts for the 2010 EPIPs range from 0% of units granted, to 25% of units granted (threshold), to 100% of units granted (target), to 300% of units granted (maximum), dependent upon the total shareholder return and production sales revenues over the applicable performance periods.  Under the 2010 SIA, the performance metric is adjusted 2010 EBITDA compared to the business plan.  The 2010 SIA payout amounts range from 0% of awards granted, to 100% of awards granted (target), to 300% of awards granted (maximum), dependent upon the company’s adjusted 2010 EBITDA.  See the captions “Stock Awards — 2010 EPIPs,” and “Stock Awards — 2010 SIA” under “Narrative Disclosure to Summary Compensation Table and 2010 Grants of Plan-Based Awards Table” for a discussion of the 2010 EPIPs and 2010 SIA.

(4)  The closing price of the company’s common stock on December 31, 2009 and August 2, 2010 was $43.92 and $38.53, respectively.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND
2010 GRANTS OF PLAN-BASED AWARDS TABLE

Set forth below is a discussion of material elements of the company’s executive compensation program.  This discussion should be read in conjunction with the discussion under the caption “Compensation Discussion and Analysis” under “Executive Compensation” and the Summary Compensation and 2010 Grants of Plan-Based Awards Tables.

Base Salary and Bonus

The base salary for each named executive officer reflected in the table above is the base salary actually earned and reflects a proportionate amount of any increase made during the applicable year.

Non-Equity Incentive Plan Compensation - Executive STIP

Early each year, the Compensation Committee establishes the performance measure for determining awards under the Executive STIP.   This performance measure establishes the maximum annual incentive award that the Committee may approve as “performance-based compensation” for tax purposes pursuant to Section 162(m) of the Code subject to the shareholder approved individual limit set forth in the Executive STIP, but does not set an expectation for the amount of annual incentive that will actually be paid.  The Compensation Committee is permitted to exercise, and has generally exercised, its discretion downward in determining the actual payout under the annual incentive plan.  The Committee may not exercise upward discretion.  The 2010 performance measure approved for the Executive STIP was adjusted 2010 EBITDA compared to the company’s business plan as follows:

EBITDA COMPARED TO BUSINESS PLAN	MAXIMUM MULTIPLE OF PARTICIPANT BASE SALARY
10% or more in excess of plan	3.00X
5% in excess of plan	2.50X
Plan	2.00X
5% below plan	0.50X
10% or more below plan	0.00X

The maximum award is interpolated between levels and capped at 3.00X base salary.  The company’s actual adjusted 2010 EBITDA of $819MM was 10.8% in excess of plan which allowed the Committee to award an annual incentive to each executive officer of 3.00X his or her base salary.  As described under the caption “Compensation Discussion and Analysis” under “Executive Compensation,” the Committee exercised its discretion to pay the named executive officers a lesser amount based on the company’s financial and operational performance and individual performance.

The Executive STIP provides that the annual awards will be paid in cash, subject to Committee discretion to pay in equity in the event an executive officer has not met his or her stock ownership guidelines.

Stock Awards — 2007 Supply LTIP

Mr. Crawford was granted 15,000 units under the 2007 Supply LTIP on March 5, 2009, and Mr. Schlotterbeck was granted 19,230 units under this program on August 15, 2007.  No other named executive officer participated in this program.  The 2007 Supply LTIP commenced in July 2007. The performance period ended on December 31, 2010 and the final payout occurred during the first quarter of 2011.   The performance metrics were production sales revenues (as measured by total reported production sales volumes multiplied by a fixed sales price of $4.82 per Mcf) and, subject to limited exceptions, including continued employment.

The three and one-half year performance period was broken down into three sub-periods, with goals established for each period.  Mr. Schlotterbeck’s award was allocated 20% to the first sub-period, 30% to the second sub-period and 50% to the third sub-period.  Mr. Crawford’s award was allocated 37% to the second sub-period and 63% to the third sub-period.  None of Mr. Crawford’s award was allocated to the first performance sub-period, as he was not a participant in the program at that time.

Production sales revenues were determined for each sub-period and for two cumulative periods, one consisting of the full three and one-half year performance period and the other consisting of the two year period from January 1, 2009 to December 31, 2010.  Mr. Crawford was eligible for the two year cumulative period, and Mr. Schlotterbeck for both cumulative periods.  The following chart sets forth the payout multiples which resulted for each performance period under the 2007 Supply LTIP:

PERFORMANCE PERIOD	INCREASE IN PRODUCTION SALES REVENUES	PAYOUT MULTIPLE
First sub-period ending on December 31, 2008	10% from 2006	2.30X
Second sub-period ending on December 31, 2009	31% from 2006	2.90X
Third sub-period ending on December 31, 2010	77% from 2006	3.00X
Two year cumulative performance period ending on December 31, 2010	208%	3.00X
Three and one-half year cumulative performance period ending on December 31, 2010	369%	3.00X

The program also provided that the payout multiple would be increased, but not over 3.00X, if the company achieved improvements in:

•                                          capital efficiency:  measured as gross drilling capital dollars spent divided by gross estimated ultimate reserves developed, in each case for qualifying wells completed between January 1, 2009 and December 31, 2010 (an additional 0.1X for each 2% improvement on a base of $1.90 per Mcfe up to a maximum addition of 0.5X); and

•                                          direct gathering and compression expense efficiency:  measured as gathering and compression expense (excluding production taxes) divided by throughput, in each case for the period January 1, 2009 through December 31, 2010 (an additional 0.1X for each 2% improvement on a base of $0.436 per Dth up to a maximum addition of 0.5X).

The increases in production sales revenues over the applicable performance periods resulted in a final payout multiple of 3.00X.

Stock Awards — 2008 EPIP

Awards under the 2008 EPIP were granted on August 5, 2008.   Messrs. Gerber, Porges, Conti and Gardner participate in the 2008 EPIP.

The performance measures for the 2008 EPIP are:

•                                          The company’s TSR over the period July 1, 2008 through December 31, 2011, as ranked among the comparably measured TSR of the applicable peer group; and

•                                          The company’s production sales revenues of $1.3 billion (measured at a fixed sales price of $4.82 per Mcf) over the period October 1, 2008 through September 30, 2011.

The payout opportunity under the 2008 EPIP ranges from:

•                                          no payout if the company is one of the lowest-ranking three companies in the applicable peer group as to TSR; to

•                                          target payout if the company is the median performer in the applicable peer group as to TSR; to

•                                          three times the target award if the company is one of the three highest-ranking companies in the applicable peer group as to TSR.

The Compensation Committee may reduce the payout multiple by up to .75X if the company does not attain the specified production sales revenue target.  If the company’s relative TSR ranking is median or above, the payout multiple may not be decreased below 1.00X.

If earned, the share units are expected to be distributed in cash in an amount equal to the awarded share units multiplied by (i) the payout multiple; and (ii) the company’s stock price at the end of the performance period.

Stock Awards — 2009 SVP

Awards under the 2009 SVP were granted on January 1, 2009 and paid out in cash on December 31, 2009.   Each named executive officer was awarded units under the 2009 SVP.

The performance measures for the 2009 SVP were:

•                                          The company’s TSR over the period February 23, 2005 to December 31, 2009, as ranked among the comparably measured TSR of the applicable peer group; and

•                                          The company’s annualized average absolute return on total capital (“ROTC”) over the five-year period ending December 31, 2009.

Upon completion of the 2009 SVP performance period, the awards were distributed in cash and each participant’s payout was determined, generally, as follows:

Participant’s share units X (participant’s performance adjusted unit value — the threshold unit value of $63.82)

A participant’s performance adjusted unit value was calculated as follows:

(Participant’s share units + dividends accrued) X payout factor (see below) X stock price at end of performance period
Participant’s share units

The payout opportunity under the 2009 SVP ranged from:

•           zero if the company was one of the nine lowest-ranking companies in the applicable peer group as to TSR and had annualized average absolute ROTC of less than 8%; to

•           1.00X if the company was one of the four middle performers in the applicable peer group as to TSR and had annualized average absolute ROTC of between 8% and 9%; to

•           2.50X if the company was one of the four highest-ranking companies in the applicable peer group as to TSR and had annualized average absolute ROTC that is at least 10%.

The performance period for the 2009 SVP ended on December 31, 2009, with the company having achieved actual relative TSR of 68.6%, resulting in a ranking of 6 out of 26 companies, and ROTC of 13.1%, resulting in a 2.25X payout multiple.  Because the above formula had the affect of allowing a payment only when the performance adjusted unit value exceeded $63.82, each unit had a value of $46.17 at payout.

Stock Awards — 2010 EPIPs

Awards under the 2010 EPIP were granted on January 1, 2010.   Each named executive officer was awarded units under the 2010 EPIP.  Mr. Porges was also awarded 19,500 units under the 2010 July EPIP on July 1, 2010.  No other person participates in the 2010 July EPIP.

The performance measures for the 2010 EPIPs are:

•           The company’s TSR over the period January 1, 2010 (July 1, 2010 in the case of the 2010 July EPIP) through December 31, 2012, as ranked among the comparably measured TSR of the applicable peer group; and

•           The company’s production sales revenues of $2.76 billion ($2.256 billion in the case of the 2010 July EPIP) measured at a fixed sales price of $6.00 per Mcf over the period January 1, 2010 (July 1, 2010 in the case of the 2010 July EPIP) through September 30, 2012.

The payout opportunity under the 2010 EPIPs range from:

•           no payout if the company is one of the lowest-ranking three companies in the applicable peer group as to TSR; to

•           target payout if the company is the median performer in the applicable peer group as to TSR; to

•           three times the target award if the company is one of the three highest-ranking companies in the applicable peer group as to TSR.

The Compensation Committee may reduce the payout multiple by up to .75X if the company does not attain the specified production sales revenue target.  If the company’s relative TSR ranking is median or above, the payout multiple may not be decreased below 1.00X.

If earned, the share units are expected to be distributed in stock with a value equal to the awarded share units multiplied by (i) the payout multiple; and (ii) the company’s stock price at the end of the performance period.

Stock Awards — 2010 SIA

Awards under the 2010 SIA were granted on January 26, 2010.  Each named executive officer was awarded performance awards under the 2010 SIA.  The performance measure for the 2010 SIA was the company’s adjusted 2010 EBITDA compared to the business plan from January 1, 2010 through December 31, 2010.  The payout opportunities under the 2010 SIA were:

•           no payout if the adjusted 2010 EBITDA was less than the company’s business plan; or

•           three times the number of target awards granted if the adjusted 2010 EBITDA equaled or exceeded business plan, subject to the Compensation Committee’s discretion to determine that a lower performance multiple applied.  In exercising its discretion, the Committee was to consider and be guided by company, business and personal value drivers.

The company’s adjusted 2010 EBITDA was $819MM, which satisfied the threshold performance goal and allowed the Committee to award performance awards in an amount equal to 3.00X each named executive officer’s target award.  As described under the caption “Compensation Discussion and Analysis” under “Executive Compensation,” the Committee exercised its discretion to award each named executive officer, other than Mr. Schlotterbeck, a lesser amount based on the company’s financial and operational performance and individual performance.

If the employment condition is satisfied, the performance awards are expected to be distributed in stock on January 1, 2013 with a value equal to the awarded performance awards multiplied by (i) the established payout multiple; and (ii) the company’s stock price as of the third anniversary of the grant date.

Option Awards — 2008 Options

Each named executive officer was awarded options on August 5, 2008.  The options are seven-year options, with an exercise price of $48.91, and a vesting schedule as follows: 50% vested on December 31, 2009, 25% vested on December 31, 2010 and 25% vests on December 31, 2011 contingent upon continued employment with the company on such date.

Option Awards — 2010 Options

Each named executive officer was awarded options on January 1, 2010 with an exercise price of $43.92.  Mr. Porges was awarded options on August 2, 2010 with an exercise price of $38.53.  The options are seven-year options and vest as follows: 50% vested on December 31, 2010, 25% vests on December 31, 2011 and 25% vests on December 31, 2012, contingent upon continued employment with the company on such dates.

Horizontal Drilling Special Grant

In 2006 before drilling its first horizontal well, the company approved a special $1,000,000 award to Mr. Schlotterbeck (the “Horizontal Drilling Special Grant”), payable upon the satisfaction of the following performance metrics:

•           2006:  A minimum of 5 horizontal wells spud and approval by the board of 2007 capital dollars to fund a minimum of 20 additional wells;

•           2007:  A minimum of 20 horizontal wells spud and approval by the board of 2008 capital dollars to fund a minimum of 25 additional wells; and

•           2008:  A minimum of 25 horizontal wells spud and approval by the board of 2009 capital dollars to fund a minimum of 50 additional wells.

In fact, the company spud a total of 482 horizontal wells during the performance period, with 389 in 2008 alone.

Although originally designed to be paid in cash, in 2008, at Mr. Schlotterbeck’s request, the Compensation Committee agreed to pay the target award, if earned, in 29,000 shares of company stock, which approximated the original target award converted to shares at the average daily closing price for the month of May 2006 when the award was granted. The full value of $992,815 vested in shares on February 2, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS					STOCK AWARDS

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#) (2)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#) (3)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (4)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#) (5)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (6)
Murry S. Gerber(1)	325,000	-	15.76	3/14/2011	4,213	188,911	12,397	416,917
	150,000	-	17.88	2/27/2013	-	-	32,955	1,477,722
	112,725	-	48.91	8/5/2015	-	-	21,480	-
	-	37,575	48.91	8/5/2015	-	-	-	-
	64,850	-	43.92	1/1/2017	-	-	-	-
	-	64,850	43.92	1/1/2017	-	-	-	-
David L. Porges	6,000	-	17.24	3/12/2012	2,111	94,657	7,626	256,482
	95,000	-	17.88	2/27/2013	-	-	14,513	650,803
	81,900	-	48.91	8/5/2015	-	-	9,460	1,031,320
	-	27,300	48.91	8/5/2015	-	-	19,737	1,106,292
	28,600	-	43.92	1/1/2017	-	-	-	-
	-	28,600	43.92	1/1/2017	-	-	-	-
	38,400	-	38.53	8/2/2017	-	-	-	-
	-	38,400	38.53	8/2/2017	-	-	-	-
Philip P. Conti	42,150	-	48.91	8/5/2015	-	-	4,633	155,810
	-	14,050	48.91	8/5/2015	-	-	6,914	310,037
	13,650	-	43.92	1/1/2017	-	-	9,020	941,640
	-	13,650	43.92	1/1/2017	-	-	-	-
Randall L. Crawford	65,250	-	48.91	8/5/2015	-	-	15,000	2,017,800
	-	21,750	48.91	8/5/2015	-	-	5,431	243,535
	10,700	-	43.92	1/1/2017	-	-	8,050	1,046,565
	-	10,700	43.92	1/1/2017	-	-	-	-
Lewis B. Gardner	27,075	-	48.91	8/5/2015	2,125	95,285	2,982	100,316
	-	9,025	48.91	8/5/2015	-	-	3,989	178,868
	7,850	-	43.92	1/1/2017	-	-	5,200	582,920
	-	7,850	43.92	1/1/2017	-	-	-	-
Steven T. Schlotterbeck	9,868	-	17.24	3/12/2012	1,062	47,620	19,230	2,586,820
	15,400	-	17.88	2/27/2013	-	-	5,011	224,731
	65,250	-	48.91	8/5/2015	-	-	7,780	1,046,566
	-	21,750	48.91	8/5/2015	-	-	-	-
	9,900	-	43.92	1/1/2017	-	-	-	-
	-	9,900	43.92	1/1/2017	-	-	-	-

_______________

(1)       On February 1, 2011, Mr. Gerber exercised 325,000 stock options which were scheduled to expire on March 14, 2011. The company, consistent with its practice, withheld shares to satisfy the exercise price and tax liability associated with these options. Except for such shares withheld to satisfy the exercise price and tax liability, Mr. Gerber retained all shares acquired upon exercise.

(2)       The options reflected in this column vest according to the following schedule: of the options expiring in 2015 100% vest on December 31, 2011 and of the options expiring in 2017 50% vest on December 31, 2011 and 50% vest on December 31, 2012. In the event of a change of control of the company, the vesting of option awards may accelerate. See the caption “Potential Payments Upon Termination or Change of Control” below for a discussion of, among other things, a revised vesting schedule and circumstances under which the vesting of an award will accelerate.

(3)       The following table reflects the vesting date of each tranche of unvested restricted stock awards (including accrued dividends) for each named executive officer:

NAME	RESTRICTED STOCK AWARDS (#)	GRANT DATE	VESTING DATE	CLOSING MARKET PRICE ON DATE OF GRANT ($)
Murry S. Gerber	4,213	1/31/2008	1/31/2011	55.75
David L. Porges	2,111	1/31/2008	1/31/2011	55.75
Lewis B. Gardner	2,125	3/17/2008	3/17/2011	59.97
Steven T. Schlotterbeck	1,062	2/20/2008	2/20/2011	61.42

As noted above, each of the named executive officers’ restricted stock vests during the first quarter of 2011.  Except for Mr. Schlotterbeck, who paid cash to satisfy the tax liability associated with the vesting of his restricted stock, the company, consistent with its practice, withheld shares to satisfy the tax liability associated with each other vesting transaction that occurred prior to the date of the filing of this proxy statement.   Except for shares withheld to satisfy the tax liability, each named executive officer retained all shares acquired upon vesting in those transactions.

In the event of death, disability or an involuntary termination of the executive’s employment or a change of control of the company, the vesting of restricted stock awards may accelerate.  See the caption “Potential Payments Upon Termination or Change of Control” below for a discussion of, among other things, a revised vesting schedule and circumstances under which the vesting of an award will accelerate.

(4)        This column reflects the market value of unvested restricted stock awards outstanding (including accrued dividends) based on the closing price of the company’s stock on December 31, 2010, which was $44.84.

(5)        This column reflects the number of share units/awards awarded (including accrued dividends) pursuant to the 2007 Supply LTIP, 2008 EPIP, 2010 EPIPs, and 2010 SIA that have not vested.   Awards under the 2007 Supply LTIP, 2008 EPIP, 2010 EPIPs, and 2010 SIA do not vest until payment following the end of the respective performance periods.  In the event of death, disability or an involuntary termination of the executive’s employment or a change of control of the company, the vesting of the 2007 Supply LTIP, 2008 EPIP, 2010 EPIPs, and 2010 SIA awards may accelerate.  See “Potential Payments Upon Termination or Change of Control” below for a discussion of, among other things, circumstances under which the vesting of an award will accelerate.

(6)        This column reflects the payout value at December 31, 2010 of unearned awards awarded (including accrued dividends) pursuant to the 2007 Supply LTIP, 2008 EPIP, 2010 EPIPs, and 2010 SIA that have not vested.  The valuation assumes a 3.00X performance multiple under the 2007 Supply LTIP, a .75X performance multiple under the 2008 EPIP, a 1.00X performance multiple under the 2010 EPIP, a 1.25X performance multiple under the 2010 July EPIP and a share price of $44.84, which was the closing price of the company’s common stock on December 31, 2010. With respect to the 2010 SIA, the valuation is calculated using the actual confirmed performance awards of 23,000 for Mr. Porges; 21,000 for Mr. Conti; 23,340 for Mr. Crawford; 13,000 for Mr. Gardner; and 23,340 for Mr. Schlotterbeck and a share price of $44.84, which was the closing price of the company’s stock on December 31, 2010.  The actual payout under each program will depend on the company’s actual performance through, and the stock price at the end of, the applicable performance period.

OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE	VALUE REALIZED ON EXERCISE	NUMBER OF SHARES ACQUIRED ON VESTING	VALUE REALIZED ON VESTING
	(#)(1)	($)	(#) (2)	($) (3)
Murry S. Gerber	-	-	5,065	216,568
David L. Porges	240,000	8,237,544	-	-
Philip P. Conti	-	-	-	-
Randall L. Crawford	-	-	-	-
Lewis B. Gardner	-	-	-	-
Steven T. Schlotterbeck	-	-	-	-

(1)        Mr. Porges’ stock option exercise occurred on February 18, 2010.  Except for shares withheld to satisfy the exercise price and tax liability associated with the option exercise, Mr. Porges retained all shares acquired in the transaction.

(2)        This column reflects the aggregate number of restricted stock awards that vested in 2010.

(3)        This column reflects the value realized by Mr. Gerber upon the vesting of restricted stock (including accrued dividends).  Except for shares withheld to satisfy the tax liability associated with the vesting, Mr. Gerber retained all shares acquired in the transaction.

PENSION BENEFITS

None of the named executive officers participates in a company-sponsored defined benefit pension plan.

NONQUALIFIED DEFERRED COMPENSATION

The company does not maintain a deferred compensation plan for employees, and there are no deferred compensation balances.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The company maintains certain plans and has entered into certain agreements that require the company to provide compensation to the named executive officers in the event of a termination of employment or a change of control of the company.  These plans and agreements are summarized below and such summaries are qualified in their entirety by reference to the full text of such plans and agreements.  The 1999 LTIP, the 2007 Supply LTIP, the 2008 EPIP, the 2009 LTIP, the 2010 EPIPs, the 2010 SIA, the Executive STIP, and the written agreements described below have been filed with the SEC as exhibits to the company’s 2010 Annual Report on Form 10-K.

Payments to be Made Pursuant to Company Plans

LTIPs

Restricted Stock

Typically, restricted stock granted under the LTIPs fully vests at the end of the established service period, usually the third anniversary of the award’s grant date.  In the event of a voluntary termination of employment (including retirement) prior to the end of the service period, all unvested restricted stock awards are forfeited by the executive.  In the event of death, disability or an involuntary termination of employment without fault by the executive prior to the end of the service period, previously unvested restricted stock awards will vest in accordance with the following schedule:

DATE OF DEATH, DISABILITY OR TERMINATION	PERCENT VESTED
Prior to first anniversary of grant date	0%
First anniversary of grant date through day prior to second anniversary of grant date	25%
Second anniversary of grant date through day prior to third anniversary of grant date	50%

2007 Supply LTIP

The 2007 Supply LTIP terminated and awards were paid out during the first quarter of 2011.  Payments under the 2007 Supply LTIP were expressly contingent upon satisfaction of certain employment conditions.  Awarded share units applicable to any of the performance periods were forfeited if the participant’s employment terminated for any reason before the end of the applicable performance period.  Awarded share units applicable to the first and second performance periods were forfeited if the participant’s employment terminated for any reason before the earlier of (x) December 31, 2010 or (y) the early termination of the then-current performance period by reason of a change of control or otherwise, except for (i) an involuntary termination of participant’s employment by the company for reasons other than misconduct, failure to perform or other cause, (ii) the participant’s death or (iii) the participant’s disability.  Finally, awarded share units applicable to the third performance period and the cumulative performance periods were forfeited if the participant’s employment terminated for any reason prior to the end of the third performance period.

2008 and 2010 Stock Options

The options granted to the named executive officers in 2008 have a seven-year term and vest in accordance with the following schedule: 50% vested on December 31, 2009, 25% vested on December 31, 2010 and 25% vests on December 31, 2011, contingent upon continued employment with the company on that date.  The options granted in 2010, including the options granted to Mr. Porges on August 2, 2010, also have a seven-year term and vest in accordance with the following schedule:  50% vested on December 31, 2010, 25% vests on December 31, 2011 and 25% vests on December 31, 2012, contingent upon continued employment with the company on such dates.  In the event of a voluntary termination of employment (including retirement) or a termination of employment for cause, all unvested and unexercised vested options are forfeited immediately.  Upon a termination of employment for any other reason, all unvested options are forfeited and unexercised vested options are forfeited unless exercised within 90 days after the termination date (except in the event of death or disability, in which case the post-termination exercise period will be one year).

2008 EPIP and 2010 EPIPs

The 2008 EPIP and 2010 EPIPs contain guidelines for determining the extent to which awards may be paid to a participant who terminates employment prior to payment.  Under the guidelines, participants who die or become disabled before payment may receive payment for a percentage of their awarded share units for the performance period, contingent upon achievement of the performance conditions, as follows:

2008 EPIP
DATE OF DEATH OR DISABILITY	AWARDED SHARE UNITS
July 1, 2009 – December 31, 2010	50%
January 1, 2011 – December 31, 2011	75%

2010 EPIPs
DATE OF DEATH OR DISABILITY	AWARDED SHARE UNITS
Prior to January 1, 2011	0%
January 1, 2011 – December 31, 2011	25%
January 1, 2012 – December 31, 2012	50%

Likewise, if the termination is due to reasons such as reorganization, and not due to the fault of the participant, the participant may receive payment for awarded share units following the termination of the performance period, contingent upon achievement of the performance conditions, as follows:

2008 EPIP
TERMINATION DATE	AWARDED SHARE UNITS
July 1, 2009 – December 31, 2010	25%
January 1, 2011 – December 31, 2011	50%

2010 EPIPs
TERMINATION DATE	AWARDED SHARE UNITS
Prior to January 1, 2011	0%
January 1, 2011 – December 31, 2011	25%
January 1, 2012 – December 31, 2012	50%

A participant whose position with the company changes to a non-program eligible position during the performance period as determined by the company but who remains employed throughout the entire performance period may receive payment for awarded share units following the termination of the performance period, contingent upon achievement of the performance conditions, as follows:

2008 EPIP
CHANGE OF POSITION DATE	AWARDED SHARE UNITS
July 1, 2009 – December 31, 2010	25%
January 1, 2011 – December 31, 2011	50%

2010 EPIPs
CHANGE OF POSITION DATE	AWARDED SHARE UNITS
Prior to January 1, 2011	0%
January 1, 2011 – December 31, 2011	25%
January 1, 2012 – December 31, 2012	50%

The guidelines provide for no payment upon a participant’s retirement, resignation or termination for reasons of misconduct, failure to perform or other cause.

2010 SIA

Under the 2010 SIA, if a participant’s employment is terminated involuntarily and without fault (including a termination resulting from death or disability), the confirmed performance awards will vest as follows:

TERMINATION DATE	AWARDED PERFORMANCE AWARDS
Prior to January 1, 2011	0%
January 1, 2011 – December 31, 2011	25%
January 1, 2012 – December 31, 2012	50%

In the event the participant’s employment terminates for any other reason, including retirement, all performance awards are forfeited.

Change of Control Under LTIPs

Under the LTIPs, unless an award otherwise provides, in the event of a change of control:

•                  all unvested restricted stock awards, including accrued dividends, automatically vest; and

•                  the performance periods under the 2008 EPIP and 2010 EPIPs automatically end, performance is calculated and amounts earned through the date of the change of control are paid out following the close of the performance periods.

The 2007 Supply LTIP was the only program under the 1999 LTIP with alternative terms.  In the event of a change of control, under the 2007 Supply LTIP:

•                  the Compensation Committee could cause the then-current performance period to terminate on the date of the change of control; and

•                  if the Committee terminated the then-current performance period, the performance targets for the period would be adjusted for the pro-rata portion of the performance period that elapsed and the resulting awarded share units payable are paid to each participant.

The 2010 SIA was the only program under the 2009 LTIP with alternative terms.  Under the 2010 SIA, if the change of control occurs while the participant remains employed, the confirmed performance awards shall vest and become non-forfeitable.

The LTIPs define change of control to mean, generally, any of the following events:

•                  the sale of all or substantially all of the company’s assets, unless the company’s shareholders prior to the sale own at least 80% of the acquirer’s stock after the sale;

•                  the acquisition by a person or group of beneficial ownership of 20% or more of the company’s common stock, subject to enumerated exceptions;

•                  the termination of the company’s business and the liquidation of the company;

•                  the consummation of a merger or consolidation of the company, unless shareholders of voting securities immediately prior to the merger or consolidation continue to hold more than 60% of the voting securities of the resulting entity, no person beneficially owns 20% or more of the company’s securities and individuals serving on the company’s Board constitute at least a majority of the resulting entity’s board; and

•                  a change in the composition of the Board, so that existing Board members and their approved successors do not constitute a majority of the Board.

The change of control vesting features of the 1999 LTIP and the 2009 LTIP, which were approved by the company’s shareholders in 2004 and 2009, respectively, are in place because the company believes that utilizing a single event to vest awards provides a simple and certain approach for treatment of equity awards in a transaction that may result in the elimination or de-listing of the company’s stock.  This provision recognizes that such transactions have the potential to cause a significant disruption or change in employment relationships and thus treats all employees the same regardless of their employment status after the transaction.  In addition, it provides the company’s employees with the same opportunities as the company’s other shareholders who are free to realize the value created at the time of the transaction by selling their equity.

General

Executives have no rights in respect of awards under the 2007 Supply LTIP, the 2008 EPIP, 2010 EPIPs, or the 2010 SIA prior to payment.

Executive Short-Term Incentive Plan

The Executive STIP contains guidelines to determine awards when the participant’s status changes during the year.  The guidelines provide for no payment in the case of an executive who is terminated for reasons of misconduct, failure to perform or other cause.  Executives may be considered for a pro-rata payment in the event of termination due to reorganization (and not the fault of the executive), resignation, death or disability, in all such cases contingent upon achievement of the performance criteria and the executive otherwise qualifying for incentive payment, and subject to the Compensation Committee’s discretion to pay a lesser amount.

In the event of a change of control (as defined in the 2009 LTIP), the plan year under the Executive STIP will automatically end, the performance goals shall be deemed to have been achieved for the pro-rata portion of the calendar year that elapsed through the date of the change of control at target levels or, if actual performance is greater, at actual levels, and incentive awards will be paid to participants, subject to terms of the plan and the Compensation Committee’s discretion to pay a lesser amount.

Executives have no rights in respect of awards under the Executive STIP prior to payment.

Other Plans

The company maintains a severance pay plan for eligible employees whose employment is terminated by the company for reasons other than misconduct or performance.  Executives with individually executed agreements with the company are not eligible for benefits under the severance pay plan unless their individually negotiated agreements specifically provide for such benefits.  The cash benefit available under the plan depends upon, among other things, the reason for the separation, the term of employment of the individual and whether the individual delivers a release of claims.  The maximum benefit available under the severance pay plan consists of (i) a lump-sum cash severance payment equal to the individual’s bi-weekly salary (annual salary divided by 26) multiplied by the lesser of 13 or his or her actual years of service and (ii) continuation of medical benefits for a maximum period of 12 months.

The company provides a life insurance benefit equal to one times base salary for all employees.  Each named executive officer receives an additional one times base salary life insurance benefit.

It has been the company’s practice to provide executive officers with 24 months of financial planning assistance following a termination of employment by the company without cause, by the executive for good reason (as defined in the non-competition and non-solicitation agreements described below) or upon an executive’s disability and 30 months of financial planning assistance upon the executive’s death.  This practice will be continued only in the Compensation Committee’s discretion and, if continued, need not be applied uniformly to executive officers or other employees.

Payments to be Made Pursuant to Written Agreements With the Named Executive Officers

Confidentiality, Non-Solicitation and Non-Competition Agreements

In the confidentiality, non-solicitation and non-competition agreements, each named executive officer agrees, among other things, not to compete with the company or solicit any employee of the company after termination of executive’s employment.  The non-competition and non-solicitation periods are:

•                  Messrs. Gerber and Porges:  24 months

•                  Messrs. Conti, Crawford, Gardner and Schlotterbeck:  12 months

In consideration of their agreements, the company has agreed to pay the executives the severance benefits described below upon a termination by the company (other than for cause) or upon a termination by the executive for good reason:

•                  Messrs. Gerber and Porges:  24 months base salary and health benefits continuation, a cash payment of $20,000, and benefits under the company’s severance plan

•                  Messrs. Conti, Crawford, Gardner and Schlotterbeck:  12 months base salary and health benefits continuation, a cash payment of $20,000, and benefits under the company’s severance plan

Cause is defined for all executives as (i) a conviction of a felony, a crime of moral turpitude or fraud or having committed fraud, misappropriation or embezzlement in connection with the performance of executive’s duties, (ii) the executive’s willful and repeated failures to substantially perform his assigned duties, or (iii) a violation of any provision of the agreement or express significant policies of the company.

Good reason is defined for all executives as demotion or a reduction in annual base salary (other than a reduction of not more than 10% applicable to all senior officers of the company).  The executive must give notice of termination within 90 days after such event for it to qualify as a resignation for good reason.

Cash severance payments are payable in a lump sum six months after the executive’s termination and are conditioned upon the executive’s execution of a release of claims and compliance with the confidentiality, non-competition and non-solicitation covenants contained in the agreements.

Executive Alternative Work Arrangement

As part of the confidentiality, non-solicitation and non-competition agreements, each named executive officer was given the opportunity to elect to participate in an executive alternative work arrangement pursuant to which the executive will provide no less than 100 hours of service to the company for one year following the relinquishment of full-time status.  Messrs. Gerber, Porges, Conti and Gardner elected to participate in the arrangement upon their cessation of full time status.  Messrs. Crawford and Schlotterbeck elected to not participate in the arrangement.  Under this arrangement, each participating executive has also agreed to be available for up to 300 additional hours of service upon request of the company.  In no event will an executive work more than 1,000 hours per year.  Once commenced, the executive alternative work arrangement will automatically renew annually for four years unless terminated by either party.

Notwithstanding an election to participate in the arrangement, participation is contingent on the individual being an executive officer in good standing with the company at the time of his or her move to part-time status.

In consideration for his or her agreement to provide services to the company under the arrangement, each participating executive will be paid at an established hourly rate for the first 400 hours of service and at a rate to be negotiated for all additional hours.  The executive will also receive the following benefits which, unless otherwise noted, will extend for the term of the arrangement or, if the arrangement is terminated by the company without cause, for five years:

•                  the right to purchase health benefits at 100% of the company’s premium rates during the term of arrangement and, under certain circumstances, to age 65;

•                  continuance of service credit for purposes of the executive’s medical savings account during the term of the arrangement only;

•                  reimbursement for monthly dues for one country club and one dining club;

•                  Blackberry (or its equivalent) service and reasonable access to the company’s Help Desk; and

•                  tax and financial planning services not to exceed $15,000.

Under the terms of the alternative work arrangement, the covenants as to non-competition and non-solicitation contained in the executive’s confidentiality, non-solicitation and non-competition agreements remain in effect throughout the alternative work arrangement and for a period of not less than 12 months (24 months for Messrs. Gerber and Porges) after the termination of the arrangement.

Cause is defined for all executives as (i) commission of an act of moral turpitude, fraud, misappropriation or embezzlement in connection with the performance of executive’s duties, (ii) failure to substantially and/or satisfactorily perform assigned duties, or (iii) a violation of any provision of the agreement governing the arrangement or express significant policies of the company.

Change of Control Agreements

The company has entered into change of control agreements with each of the named executive officers.  Pursuant to these agreements, if within two years following a change of control (as defined below):

•                  the executive’s employment is terminated by the company other than for cause; or

•                  the executive terminates employment under circumstances that constitute good reason;

then, he or she will receive the following salary and benefits continuation:

•                  a cash payment equal to two times (three times for Messrs. Gerber and Porges) the executive’s annual base salary;

•                  a cash payment equal to two times (three times for Messrs. Gerber and Porges) the greater of the executive’s highest annual bonus earned for any of the five years prior to termination and the executive’s short-term incentive target for the year in which the change of control or termination occurs;

•                  continuation of health benefits for 24 months (36 months for Messrs. Gerber and Porges);

•                  payment of the company match benefit and retirement contribution under the company’s 401(k) plan for 24 months (36 months for Messrs. Gerber and Porges) after termination; and

•                  a cash payment equal to $20,000 for Messrs. Gerber, Porges, Conti, Crawford and Schlotterbeck and reimbursement to Mr. Gardner of reasonable costs incurred for outplacement services for the two (2) year period following termination of employment (not to exceed $10,000 per year).

If Messrs. Porges or Gerber terminate their employment during the 30-day period commencing on the one-year anniversary of the change of control for any reason other than good reason, the salary and bonus payment multiples described above will be reduced from 300% to 150% and the benefit coverage periods will be reduced from 36 months to 18 months.

If the executive’s employment with the company is terminated within 24 months prior to the date on which a change of control (within the meaning of Section 409A of the Code) occurs either (i) by the company other than for cause or (ii) by the executive for good reason, and it is reasonably demonstrated by the executive that such termination of employment was at the request of a third party who has taken steps reasonably calculated to effect the change of control, or otherwise arose in connection with or anticipation of the change of control, then the termination is deemed to have occurred upon a change of control and the executive will be entitled to benefits described above.

Cash severance payments are to be made in a lump sum six months after the executive’s termination and all other payments generally will be provided in accordance with the company’s standard payroll and reimbursement procedures.  The company may require that the executive deliver to the company a release of any and all claims the executive may have against the company in advance of receiving benefits under the change of control agreements.

Change of control under the change of control agreements has the same definition as under the LTIPs.

Cause under the agreements generally means:

•                  the willful and continued failure by the executive to substantially perform his or her duties with the company after written demand for substantial performance is delivered to the executive;

•                  the willful and continued engaging by the executive in conduct which is demonstrably and materially injurious to the company; and

•                  the breach by the executive of any of his or her covenants of confidentiality, non-competition and non-solicitation contained in the change of control agreements.

Good reason under the agreements generally means:

•                  the removal of the executive from the position he or she held immediately prior to the change of control (other than by death, disability or for cause);

•                  the assignment of duties inconsistent with the executive’s duties prior to the change of control or substantially negatively altering the nature or status of the executive’s responsibilities;

•                  a reduction in the overall compensation of the executive, subject to certain enumerated exceptions;

•                  the failure of the executive to receive an annual salary increase in an amount reasonably necessary to maintain salary comparability within the company’s industry;

•                  the relocation of the executive;

•                  a material reduction in specified benefits enjoyed by the executive;

•                  a material breach of the agreement by the company; and

•                  for Messrs. Gerber and Porges, termination by the executive for any reason during the 30-day period commencing on the one-year anniversary of the change of control.

Each executive is entitled to a gross-up payment in the event that amounts payable under the change of control agreements would result in the executive incurring an excise tax on “parachute payments” as defined in Section 280G of the Code.  However, if the excise tax could be avoided by reducing the payments due under the agreement by an amount not to exceed 10% of the total “parachute payments” from any source, then the payments to the executive under the change of control agreement will be reduced to the extent necessary to avoid triggering the excise tax and, in that case, no gross-up payment would apply.

In exchange for the payments above, the named executive officers have agreed not to compete with the company and not to solicit the employees of the company for a period of 12 months following a termination of employment after a change of control of the company and to maintain the confidentiality of the company’s confidential information.

Executives receiving payments under the change of control agreements are not entitled to any payments or benefits under the confidentiality, non-solicitation and non-competition agreements.

Payments Triggered upon Hypothetical Termination of Employment or Change of Control on December 31, 2010

The tables below reflect the amount of compensation payable to each named executive officer upon a hypothetical termination of employment or change of control on December 31, 2010.  For purposes of this analysis, the company has assumed that any amount that is payable in the discretion of the Compensation Committee will be paid, that the amount paid will conform to any guidelines included in an applicable plan, and that amounts constituting benefits and perquisites will be paid at market rates. These assumptions are not intended to be suggestive of the decisions that the Compensation Committee will make in any actual circumstance.  The analysis below also assumes that each executive will take all action necessary or appropriate for such executive to receive the maximum available benefit, such as the execution of a release of claims or compliance with the covenants described above.  The change of control analyses below also assume that the executives were terminated within two years following a change of control and that Mr. Gerber and Mr. Porges did not terminate their employment during the 30-day period commencing on the one-year anniversary of the change of control.  The closing price of the company’s stock on December 31, 2010 ($44.84 per share) is used where payment amounts or values are dependent upon stock price.  Set forth below are additional assumptions that the company made in the tables below with respect to certain plans and arrangements.

2007 Supply LTIP

December 31, 2010 was the natural end of the performance periods under the 2007 Supply LTIP.  Accordingly, the payout was based on the actual achievement of production sales revenues which resulted in a 3.00X payout multiple.

2008 EPIP and 2010 EPIPs

In calculating the payments following a change of control in respect of the 2008 EPIP and 2010 EPIPs, the end of the performance period is assumed to have accelerated to December 31, 2010, and the payout was calculated using a payout multiple of .75X for the 2008 EPIP, 1.00X for the 2010 EPIP and 1.25X for the 2010 July EPIP based on the company’s year-end TSR ranking and production sales revenues.

2010 SIA

December 31, 2010 is the natural end of the performance period under the 2010 SIA.  Accordingly, the payout was based on the actual confirmed performance award for each participant.

Executive STIP

December 31, 2010 was the natural end of the performance period under the Executive STIP.  Typically, benefits under the Executive STIP are not paid until January or February of the following year.  Each named executive officer’s actual 2010 non-equity incentive award under the Executive STIP is included in all termination scenarios below, other than termination for cause.  The company notes that such inclusion is reflective only of payments that may be made upon termination.  Because the actual 2010 payout under the Executive STIP exceeded the target payout, no additional payment was required as a result of the change of control.

Executive Alternative Work Arrangement

The analysis below assumes that when a participating named executive officer is terminated without cause or terminates his employment for good reason or without good reason such executive officer receives payment for 100 hours of service.

Other Assumptions

For the purposes of the calculation of the amount due to each named executive officer in respect of the 280G excise tax gross-up, if any, the company assigned no value to the agreements of the named executive officers not to compete with the company, not to solicit the company’s employees and to maintain the confidentiality of the company’s information.  This approach reflects a conservative calculation of the 280G excise tax gross-up payable.  In fact, the company believes such agreements have substantial value, which would be determined at the time of termination of employment and would serve to decrease the actual 280G excise tax gross-up payable, if any, at the time of an actual termination of employment following a change of control.

Additionally, for purposes of the calculation of the 280G excise tax gross-up, the company did not assign any acceleration value to the Executive STIP.  The Executive STIP would result in an accelerated payment under 280G if target levels were not achieved on the date of the change of control.  Because the 2010 Executive STIP paid out at above target levels, there would have been no accelerated value for purposes of 280G upon a change of control at December 31, 2010.  For purposes of the calculation of the 280G excise tax gross-up, the company applied a 24-month vesting acceleration factor for the 2010 SIA based on an assumed change in control on December 31, 2010, as the confirmed performance awards would otherwise have vested on January 1, 2013 if the executive remained employed through that date.

For the purposes of the tables below, “good reason” is defined in the executive’s confidentiality, non-solicitation and non-competition agreement or change of control agreement, as applicable.  In all cases, “termination by executive without good reason” includes retirement.

The actual amounts to be paid to each named executive officer upon a termination of employment or a change of control may be determined only at the time of the termination of employment or a change of control.

The discussion above and the tables below do not address:

•                  vested company contributions and retirement match to the 401(k) plan;

•                  vested company contributions under the 2006 payroll deduction and contribution plan;

•                  vested options (including options which vested on December 31, 2010) exercised following a termination of employment, including by death or disability, pursuant to the terms of the LTIPs or following the announcement of a change of control;

•                  distributions of amounts invested in the company’s Employee Stock Purchase Plans;

•                  life insurance in an amount equal to one times base salary;

•                  payments under the company’s long-term disability insurance policy; or

•                  similar payments;

as these amounts are entitlements of all employees regardless of termination of employment or change of control.

Murry S. Gerber

The following tables show the potential payments upon a termination of employment or a change of control of the company for Murry S. Gerber, Executive Chairman.

Termination other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	2,000,000	0	2,000,000	500,000	500,000	500,000
Cash Payment	20,000	0	20,000	0	0	0
Long-Term Incentives
2008 EPIP	104,229(1)	0	0	0	208,459(1)	208,459(1)
2010 EPIP	0(2)	0	0	0	0(2)	0(2)
2010 SIA	0(2)	0	0	0	0(2)	0(2)
Restricted Stock
Unvested and Accelerated	94,456	0	0	0	94,456	94,456
Executive Alternative Work Arrangement Compensation:	162,858	0	162,858	162,858	0	0
Benefits and Perquisites:
Company Severance Benefit	346,154	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post-Termination Health Care/Insurance	36,731	0	29,118	0	0	0
Life Insurance Proceeds	0	0	0	0	750,000	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement	0	0	0	0	0	0
Total	2,794,428	0	2,241,976	662,858	1,590,415	832,915

(1)       Estimated payout includes 25% vesting in the case of termination by the company without cause and 50% vesting in the case of death or disability, of the base award plus dividends earned through December 31, 2010, multiplied by a performance factor of .75X.  Resulting awarded units are multiplied by $44.84 (the closing price of the company’s common stock on December 31, 2010).

(2)       Under the 2010 EPIP and 2010 SIA, no payments are made in the case of a termination prior to January 1, 2011.

Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2010: 4,213 shares (including dividend reinvestment) of Mr. Gerber’s previously unvested restricted stock would vest (a value of $188,911); $416,917 would be paid under the 2008 EPIP; and $1,477,722 would be paid under the 2010 EPIP.  In addition to such amounts, if his employment were to terminate following the change of control, Mr. Gerber would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	7,874,964	0	7,874,964	0	0	0
Cash Payment	20,000	0	20,000	0	0	0
Executive Alternative Work Arrangement Compensation:	162,858	0	162,858	162,858	0	0
Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	752,814	0	752,814	0	0	0
Post -Termination Health Care/Insurance	43,677	0	43,677	0	0	0
Life Insurance Proceeds	0	0	0	0	750,000	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement	0	0	0	0	0	0
280G Excise Tax and Income Tax	0	0	0	0	0	0
Gross-up/(Clawback)	0	0	0	0	0	0
Total	8,884,313	0	8,884,313	162,858	787,500	30,000

David L. Porges

The following tables show the potential payments upon a termination of employment or a change of control of the company for David L. Porges, President and Chief Executive Officer.

Termination other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	2,750,000	0	2,750,000	1,500,000	1,500,000	1,500,000
Cash Payment	20,000	0	20,000	0	0	0
Long-Term Incentives
2008 EPIP	64,121(1)	0	0	0	128,241(1)	128,241(1)
2010 EPIPs	0(2)	0	0	0	0(2)	0(2)
2010 SIA	0(2)	0	0	0	0(2)	0(2)
Restricted Stock
Unvested and Accelerated	47,329	0	0	0	47,329	47,329
Executive Alternative Work Arrangement Compensation:	172,583	0	172,583	172,583	0	0
Benefits and Perquisites:
Company Severance Benefit	288,462	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post-Termination Health Care/Insurance	36,101	0	28,488	0	0	0
Life Insurance Proceeds	0	0	0	0	625,000	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement	0	0	0	0	0	0
Total	3,408,596	0	3,001,071	1,672,583	2,338,070	1,705,570

(1)       Estimated payout includes 25% vesting in the case of termination by the company without cause and 50% vesting in the case of death or disability, of the base award plus dividends earned through December 31, 2010, multiplied by a performance factor of .75X.  Resulting awarded units are multiplied by $44.84 (the closing price of the company’s common stock on December 31, 2010).

(2)       Under the 2010 EPIPs and 2010 SIA, no payments are made in the case of a termination prior to January 1, 2011.

Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2010: 2,111 shares (including dividend reinvestment) of Mr. Porges’ previously unvested restricted stock would vest (a value of $94,657); $256,482 would be paid under the 2008 EPIP; $1,757,095 would be paid under the 2010 EPIPs; and $1,031,320 would be paid under the 2010 SIA. In addition to such amounts, if his employment were to terminate following the change of control, Mr. Porges would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	6,375,000	0	6,375,000	0	0	0
Cash Payment	20,000	0	20,000	0	0	0
Executive Alternative Work Arrangement Compensation:	172,583	0	172,583	172,583	0	0
Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	395,682	0	395,682	0	0	0
Post -Termination Health Care/Insurance	42,732	0	42,732	0	0	0
Life Insurance Proceeds	0	0	0	0	625,000	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement	0	0	0	0	0	0
280G Excise Tax and Income Tax	0	0	0	0	0	0
Gross-up/(Clawback)	0	0	0	0	0	0
Total	7,035,997	0	7,035,997	172,583	662,500	30,000

Philip P. Conti

The following tables show the potential payments upon a termination of employment or a change of control of the company for Philip P. Conti, Senior Vice President and Chief Financial Officer.

Termination other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	1,000,700	0	1,000,700	650,000	650,000	650,000
Cash Payment	20,000	0	20,000	0	0	0
Long-Term Incentives
2008 EPIP	38,953(1)	0	0	0	77,905(1)	77,905(1)
2010 EPIP	0(2)	0	0	0	0(2)	0(2)
2010 SIA	0(2)	0	0	0	0(2)	0(2)
Executive Alternative Work Arrangement Compensation:	137,581	0	137,581	137,581	0	0
Benefits and Perquisites:
Company Severance Benefit	175,350	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post-Termination Health Care/Insurance	20,792	0	13,180	0	0	0
Life Insurance Proceeds	0	0	0	0	350,700	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement	0	0	0	0	0	0
Total	1,423,376	0	1,201,461	787,581	1,116,105	757,905

(1)       Estimated payout includes 25% vesting in the case of termination by the company without cause and 50% vesting in the case of death or disability, of the base award plus dividends earned through December 31, 2010, multiplied by a performance factor of .75X.  Resulting awarded units are multiplied by $44.84 (the closing price of the company’s common stock on December 31, 2010).

(2)       Under the 2010 EPIP and 2010 SIA, no payments are made in the case of a termination prior to January 1, 2011.

Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2010: $155,810 would be paid under the 2008 EPIP; $310,037 would be paid under the 2010 EPIP and $941,640 would be paid under the 2010 SIA.  In addition to such amounts, if his employment were to terminate following the change of control, Mr. Conti would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	2,001,400	0	2,001,400	0	0	0
Cash Payment	20,000	0	20,000	0	0	0
Executive Alternative Work Arrangement Compensation:	137,581	0	137,581	137,581	0	0
Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	118,026	0	118,026	0	0	0
Post -Termination Health Care/Insurance	26,359	0	26,359	0	0	0
Life Insurance Proceeds	0	0	0	0	350,700	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement	0	0	0	0	0	0
280G Excise Tax and Income Tax	0	0	0	0	0	0
Gross-up/(Clawback)	0	0	0	0	0	0
Total	2,333,366	0	2,333,366	137,581	388,200	30,000

Randall L. Crawford

The following tables show the potential payments upon a termination of employment or a change of control of the company for Randall L. Crawford, Senior Vice President.

Termination other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	1,100,700	0	1,100,700	750,000	750,000	750,000
Cash Payment	20,000	0	20,000	0	0	0
Long-Term Incentives
2007 Supply LTIP	2,017,800(1)	0	0	0	2,017,800(1)	2,017,800(1)
2010 EPIP	0(2)				0(2)	0(2)
2010 SIA	0(2)				0(2)	0(2)
Executive Alternative Work Arrangement Compensation:	0	0	0	0	0	0
Benefits and Perquisites:
Company Severance Benefit	175,350	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post-Termination Health Care/Insurance	20,792	0	13,180	0	0	0
Life Insurance Proceeds	0	0	0	0	350,700	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement	0	0	0	0	0	0
Total	3,364,642	0	1,163,880	750,000	3,156,000	2,797,800

(1)       Estimated payout includes 100% vesting of the awards for the two-year cumulative period in case of termination by the company without cause or as a result of death or disability, multiplied by a performance factor of 3.00X.  Resulting awards are multiplied by $44.84 (the closing price of the company’s common stock on December 31, 2010).

(2)       Under the 2010 EPIP and 2010 SIA, no payments are made in the case of a termination prior to January 1, 2011.

Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2010: $2,017,800 would be paid under the 2007 Supply LTIP; $243,535 would be paid under the 2010 EPIP; and $1,046,565 would be paid under the 2010 SIA.  In addition to such amounts, if his employment were to terminate following the change of control, Mr. Crawford would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	2,201,400	0	2,201,400	0	0	0
Cash Payment	20,000	0	20,000	0	0	0
Executive Alternative Work Arrangement Compensation:	0	0	0	0	0	0
Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	143,442	0	143,442	0	0	0
Post -Termination Health Care/Insurance	26,359	0	26,359	0	0	0
Life Insurance Proceeds	0	0	0	0	350,700	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement	0	0	0	0	0	0
280G Excise Tax and Income Tax	0	0	0	0	0	0
Gross-up/(Clawback)	0	0	0	0	0	0
Total	2,421,201	0	2,421,201	0	388,200	30,000

Lewis B. Gardner

The following tables show the potential payments upon a termination of employment or a change of control of the company for Lewis B. Gardner, Vice President and General Counsel.

Termination other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	710,000	0	710,000	390,000	390,000	390,000
Cash Payment	20,000	0	20,000	0	0	0
Long-Term Incentives
2008 EPIP	25,079(1)	0	0	0	50,158(1)	50,158(1)
2010 EPIP	0(2)	0	0	0	0(2)	0(2)
2010 SIA	0(2)	0	0	0	0(2)	0(2)
Restricted Stock
Unvested and Accelerated	47,643	0	0	0	47,643	47,643
Executive Alternative Work Arrangement Compensation:	143,485	0	143,485	143,485	0	0
Benefits and Perquisites:
Company Severance Benefit	86,154	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post-Termination Health Care/Insurance	18,735	0	13,025	0	0	0
Life Insurance Proceeds	0	0	0	0	320,000	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement	0	0	0	0	0	0
Total	1,081,096	0	916,510	533,485	845,301	517,801

____________

(1)              Estimated payout includes 25% vesting in the case of termination by the company without cause and 50% vesting in the case of death or disability, of the base award plus dividends earned through December 31, 2010, multiplied by a performance factor of .75X.  Resulting awarded units are multiplied by $44.84 (the closing price of the company’s common stock on December 31, 2010).

(2)              Under the 2010 EPIP and 2010 SIA, no payments are made in the case of a termination prior to January 1, 2011.

Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2010: 2,125 shares (including dividend reinvestment) of Mr. Gardner’s previously unvested restricted stock would vest (a value of $95,285); $100,316 would be paid under the 2008 EPIP; $178,868 would be paid under the 2010 EPIP; and $582,920 would be paid under the 2010 SIA. In addition to such amounts, if his employment were to terminate following the change of control, Mr. Gardner would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	1,420,000	0	1,420,000	0	0	0
Cash Payment	0	0	0	0	0	0
Executive Alternative Work Arrangement Compensation:	143,485	0	143,485	143,485	0	0
Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	78,622	0	78,622	0	0	0
Post -Termination Health Care/Insurance	26,051	0	26,051	0	0	0
Life Insurance Proceeds	0	0	0	0	320,000	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement	20,000	0	20,000	0	0	0
280G Excise Tax and Income Tax	0	0	0	0	0	0
Gross-up/(Clawback)	0	0	0	0	0	0
Total	1,718,158	0	1,718,158	143,485	357,500	30,000

Steven T. Schlotterbeck

The following tables show the potential payments upon a termination of employment or a change of control of the company for Steven T. Schlotterbeck, Senior Vice President.

Termination other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	1,145,700	0	1,145,700	795,000	795,000	795,000
Cash Payment	20,000	0	20,000	0	0	0
Long-Term Incentives
2007 Supply LTIP	2,586,820(1)	0	0	0	2,586,820(1)	2,586,820(1)
2010 EPIP	0(2)	0	0	0	0(2)	0(2)
2010 SIA	0(2)	0	0	0	0(2)	0(2)
Restricted Stock
Unvested and Accelerated	23,810	0	0	0	23,810	23,810
Executive Alternative Work Arrangement Compensation:	0	0	0	0	0	0
Benefits and Perquisites:
Company Severance Benefit	175,350	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post-Termination Health Care/Insurance	24,599	0	13,180	0	0	0
Life Insurance Proceeds	0	0	0	0	350,700	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement	0	0	0	0	0	0
Total	4,006,279	0	1,208,880	795,000	3,793,830	3,435,630

____________

(1)              Estimated payout includes 100% vesting of the awards for the three and one-half year cumulative period in case of termination by the company without cause or as a result of death or disability, multiplied by a performance factor of 3.00X.  Resulting awards are multiplied by $44.84 (the closing price of the company’s common stock on December 31, 2010).

(2)              Under the 2010 EPIP and 2010 SIA, no payments are made in the case of a termination prior to January 1, 2011.

Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2010: 1,062 shares (including dividend reinvestment) of Mr. Schlotterbeck’s previously unvested restricted stock would vest (a value of $47,620); $2,586,820 would be paid under the 2007 Supply LTIP; $224,731 would be paid under the 2010 EPIP; and $1,046,566 would be paid under the 2010 SIA.  In addition to such amounts, if his employment were to terminate following the change of control, Mr. Schlotterbeck would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	2,291,400	0	2,291,400	0	0	0
Cash Payment	20,000	0	20,000	0	0	0
Executive Alternative Work Arrangement Compensation:	0	0	0	0	0	0
Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	137,912	0	137,912	0	0	0
Post -Termination Health Care/Insurance	26,359	0	26,359	0	0	0
Life Insurance Proceeds	0	0	0	0	350,700	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement	0	0	0	0	0	0
280G Excise Tax and Income Tax	0	0	0	0	0	0
Gross-up/(Clawback)	0	0	0	0	0	0
Total	2,505,671	0	2,505,671	0	388,200	30,000

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2010 with respect to shares of the company’s common stock that may be issued under the company’s existing equity compensation plans, including the 2009 Long-Term Incentive Plan (2009 LTIP), the 1999 Long-Term Incentive Plan (1999 LTIP), the 1999 Non-Employee Directors’ Stock Incentive Plan (1999 NEDSIP), the Directors’ Deferred Compensation Plan, the 2005 Directors’ Deferred Compensation Plan and the 2008 Employee Stock Purchase Plan (2008 ESPP).

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights (A)	Weighted Average Exercise Price Of Outstanding Options, Warrants and Rights (B)		Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column A) (C)

Equity Compensation Plans Approved by Shareholders (1)	3,520,035	$34.31	(3)	7,095,404	(4)

Equity Compensation Plans Not Approved by Shareholders (2)	66,627	N/A		122,655	(5)
Total	3,586,662	$34.31	(3)	7,218,059	(4)(5)

(1)

Includes the 2009 LTIP including performance share awards under the 2010 EPIPs, the 2010 SIA and deferred stock units and dividends reinvestments thereon; the 1999 LTIP including performance share awards under the 2008 EPIP, and dividend reinvestments thereon; the 1999 NEDSIP including the deferred stock units and dividend reinvestments thereon; and the 2008 ESPP.

(2)

Includes shares issuable under the Directors’ Deferred Compensation Plan and the 2005 Directors Deferred Compensation Plan (collectively, the Director Deferral Plans).  The Director Deferral Plans are described below.

(3)

The weighted-average exercise price is calculated solely based upon outstanding stock options and excludes deferred stock units under the 1999 NEDSIP and 2009 LTIP and performance awards under the 2008 EPIP, 2010 EPIPs and 2010 SIA.

(4)	885,306 shares remain available for issuance under the 2008 ESPP and 3,177 shares were subject to purchase at December 31, 2010.

(5)

Shares issuable under the Director Deferral Plans consist of: (a) 41,546 shares issuable in connection with a 1999 deferred stock grant payable in common stock of EQT Corporation and including dividends thereon, and (b) 25,081 shares representing fees deferred by directors and including dividends thereon.

2005 Directors’ Deferred Compensation Plan

The 2005 Directors’ Deferred Compensation Plan was adopted by the Compensation Committee of the Board of Directors, effective January 1, 2005.  The plan has been amended to allow the plan to continue into 2006 and thereafter and to comply with the documentation requirements of Section 409A of the Internal Revenue Code.  Neither the original adoption of the plan nor its amendments required approval by shareholders.  The plan allows non-employee directors to defer all or a portion of their directors’ fees and retainer.  Amounts deferred are payable upon retirement from the Board unless an early payment is authorized after the director suffers an unforeseeable financial emergency.  In addition to deferred directors’ fees and retainers, the deferred stock units granted to directors on or after January 1, 2005 under the 1999 Non-Employee Directors’ Stock Incentive Plan and the 2009 Long-Term Incentive Plan are administered under this plan.

Directors’ Deferred Compensation Plan

The Directors’ Deferred Compensation Plan was suspended as of December 31, 2004.  The Directors’ Deferred Compensation Plan continues to operate for the sole purpose of administering vested amounts deferred under the plan on or prior to December 31, 2004.  Deferred amounts are generally payable upon retirement from the Board, but may be payable earlier if an early payment is authorized after a director suffers an unforeseeable financial emergency.  In addition to deferred directors’ fees and retainers and the one-time grant of deferred shares in 1999, the deferred stock units granted to directors and vested prior to January 1, 2005 under the 1999 Non-Employee Directors’ Stock Incentive Plan are administered under this plan.

REPORT OF THE AUDIT COMMITTEE

The primary role of the Audit Committee is to assist the Board of Directors in its oversight of the company’s accounting and financial reporting process and to oversee the qualifications, independence and performance of the company’s independent registered public accounting firm.  The Audit Committee’s charter guides our duties and responsibilities.  The Audit Committee charter was amended during 2010.  A copy of the charter is available on the company’s website at www.eqt.com.  As set forth in the charter, management is responsible for the internal controls and financial reporting process of EQT Corporation.  The independent registered public accounting firm is responsible for expressing opinions on the conformity of EQT Corporation’s audited consolidated financial statements with generally accepted accounting principles and on the effectiveness of the company’s internal control over financial reporting.  Our responsibility includes monitoring and overseeing these processes.

Our Committee is comprised of four non-employee, independent members of the Board of Directors.  No member currently serves on more than two other public company audit committees.  The Board of Directors has determined that Stephen A. Thorington is an audit committee financial expert, as that term is defined by the SEC.  In addition, the Board has determined that each of the other members of the Audit Committee is financially literate. The members of our Committee are not professionally engaged in the practice of auditing or accounting. The Audit Committee’s considerations and discussions referred to below do not assure that the audit of the company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the company’s auditors are in fact “independent.”

In the performance of our oversight function, we have reviewed and discussed the audited financial statements of the company for the fiscal year ended December 31, 2010 and management’s assessment of the effectiveness of the company’s internal control over financial reporting, with the management of EQT Corporation.  We have discussed with Ernst & Young LLP, the company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T and such other matters as we have deemed to be appropriate.  We also have received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and have discussed with Ernst & Young LLP that firm’s independence from management and the company.  We also reviewed the amount of fees paid to Ernst & Young LLP for both audit and non-audit services.  In doing so, we considered whether the provision of non-audit services to the company was compatible with maintaining their independence.

Based on the reports and discussions above, we recommended to the Board of Directors that the financial statements be included in the EQT Corporation 2010 Annual Report on Form 10-K.

This report has been furnished by the Audit Committee of the Board of Directors.

Barbara S. Jeremiah, Chair

Vicky A. Bailey

Philip G. Behrman, Ph.D.

Stephen A. Thorington

ITEM NO. 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

(Item No. 2 on the proxy card)

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011.

The Audit Committee has reappointed Ernst & Young LLP as the company’s independent registered public accounting firm (an “independent accounting firm”) to examine the consolidated financial statements of the company and its subsidiaries for the calendar year 2011.  Ernst & Young LLP (including its predecessor) has acted as an independent accounting firm for the company since 1950.  Although shareholder approval is not required for the appointment of an independent accounting firm, the Audit Committee believes the shareholders should participate as a matter of good corporate practice.  If the shareholders fail to ratify the selection, it will be considered as a direction to the Board to consider the appointment of another independent accounting firm for the following year.  Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its shareholders.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting to respond to appropriate questions and to make a statement if they desire to do so.

The following chart details the fees billed by Ernst & Young LLP during 2010 and 2009:

	2010	2009
Audit Fees	$1,319,541	$1,384,952
Audit-Related Fees(1)	$142,767	$163,162
Tax Fees	$0	$0
All Other Fees	$0	$0
Total	$1,462,308	$1,548,114

(1)   Includes fees for audits of employee benefit plans and subsidiary attest engagements and for access to on-line accounting literature.

The Audit Committee has adopted a Policy Relating to Services of Independent Auditors under which the company’s independent accounting firm is not allowed to perform any service which may have the effect of jeopardizing the independent accounting firm’s independence.  Without limiting the foregoing, the independent accounting firm may not be retained to perform the following:

•                                          Bookkeeping or other services related to the accounting records or financial statements

•                                          Financial information systems design and implementation

•                                          Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•                                          Actuarial services

•                                          Internal audit outsourcing services

•                                          Management functions

•                                          Human resources functions

•                                          Broker-dealer, investment adviser or investment banking services

•                                          Legal services

•                                          Expert services unrelated to the audit

•                                          Prohibited tax services

All audit and permitted non-audit services must be pre-approved by the Audit Committee. The Audit Committee has delegated specific pre-approval authority with respect to permitted non-audit services to the Chair of the Audit Committee but only where pre-approval is required to be acted upon prior to the next Audit Committee meeting and where the aggregate permitted non-audit services fees are not more than $75,000.  The Audit Committee encourages management to seek pre-approval from the Audit Committee at its regularly scheduled meetings.

In 2010, 100% of the professional fees reported as audit-related fees, tax fees and all other fees were pre-approved pursuant to the above policy.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011.

ITEM NO. 3 – APPROVE THE EQT CORPORATION 2011 EXECUTIVE
SHORT-TERM INCENTIVE PLAN

(Item No. 3 on the proxy card)

The Board of Directors recommends a vote FOR approval of the EQT Corporation Executive Short-Term Incentive Plan.

The EQT Corporation 2011 Executive Short-Term Incentive Plan, as described below (the “Incentive Plan”) was unanimously approved by the Compensation Committee of the Board of Directors and is being submitted to the company’s shareholders for approval at the annual meeting.  Shareholder approval is required by Internal Revenue Code (“Code”) Section 162(m) for the company to be able to fully deduct bonuses paid to Incentive Plan participants for Federal income tax purposes.  The Incentive Plan will replace the current Executive Short-Term Incentive Plan that was approved by the shareholders in 2001 and again in 2005, which will be of no further force and effect after the payment of incentive awards earned under such plan for calendar year 2010.

The Board of Directors believes that the Incentive Plan benefits shareholders by linking a substantial portion of executive compensation to performance and by enabling amounts paid pursuant to the Incentive Plan to be fully tax deductible.

The affirmative vote of a majority of the votes cast by shareholders is required for approval of the Incentive Plan. If the Incentive Plan is not approved by the company’s shareholders, incentive awards for calendar year 2011 and later will not be made pursuant to the Incentive Plan. However, nothing in this proposal precludes the company from granting incentive awards outside of any plan and that do not qualify as tax deductible compensation pursuant to Section 162(m) of the Code.

Below is a summary of the Incentive Plan. The full text of the Incentive Plan is available as Appendix A to this proxy statement.

General

The purposes of the Incentive Plan are to maintain a competitive level of total cash compensation and to align the interests of the company’s executive employees with those of the company’s shareholders and customers and with the strategic objectives of the company. By placing a portion of executive employee compensation at risk, the company can reward an individual’s performance based on the overall performance of the company.

Administration

The Compensation Committee of the Board of Directors administers the Incentive Plan. Members of the Committee are independent directors who have never been employees of the company. The Committee has the power to name participants, determine performance goals and incentive targets, certify achievement of performance goals, approve payment of all incentive awards, review and approve amendments and make all necessary determinations under the Incentive Plan. Decisions of the Committee regarding the Incentive Plan are final.

Eligibility

All of the company’s executive officers are eligible to participate in the Incentive Plan along with other employees designated by the Committee from time to time. For a list of executive officers, see page 25 of the company’s Form 10-K for the fiscal year ended December 31, 2010.

Incentive Awards

Not later than 90 days after the beginning of each calendar year, the Committee will establish performance goals for the year. The performance goals are the specific targets and objectives set by the Comittee for any of the following performance measures: earnings per share, earnings per share growth, revenue growth, revenues, expenses, return on equity, return on total capital, return on assets, earnings (such as net income, EBIT and similar measures), earnings growth, cash flow (such as EBITDA, EBITDAX and similar measures), share price, economic value added, gross margin, operating income, volumes metrics (such as volumes sold, volumes produced, volumes transported and similar measures), drilling and well metrics (such as number of gross or net wells drilled, number of horizontal wells drilled, cost per well and similar measures), reserve metrics, operating efficiency metrics (such as lease operating expense and other unit operating expense measures, general & administrative expense (“G&A”) per mcf, marketing expense per mcf, G&A per customer and other G&A metrics, unit gathering and compression expenses and other midstream efficiency measures, lost and unaccounted for gas metrics, compressor or processing downtime, days from completed well to flowing gas and similar measures), customer services measures (such as wait time, on-time service, calls answered and similar measures), safety and environmental performance or total shareholder return.

The performance goals may be in the form of absolute values or relative values, such as a percentage rate of change, and may be based on a company, subsidiary, branch, department or business unit basis, and used in comparison to external and other benchmarks.

Within 90 days after the beginning of each calendar year, the Committee will identify incentive compensation targets based upon specified levels of achievement of the performance goals. The incentive compensation targets may be described as a percentage of the participants’ base salary at the time the performance goal is established, and may be expressed as a range of outcomes, such as “threshold,” “target” and “maximum,” based on the level of achievement of the performance goals. The company’s year-end financial statements are typically used by the Committee to determine the level of achievement of financial performance goals, except that the Committee may determine, at the time the performance goals are established, the manner in which performance goals shall be calculated and that specified unusual items, events or occurrences, including changes in accounting standards or tax laws, will be excluded from the calculation of the performance goal.

Payment of Incentive Awards

Payment of incentive awards under the Incentive Plan is dependent upon achievement of the performance goals. The amount of any incentive award paid may not exceed the incentive compensation target identified for the level of performance actually achieved, and the Committee may not increase any incentive award payable. The Committee may, however, reduce or eliminate any incentive award payable, provided that the action will not result in any increase in the amount of any incentive award payable to any other Incentive Plan participant.

Incentive awards are paid in cash within 2½ months following the end of the plan year and after the Committee has determined and certified the level of performance achieved and the incentive awards earned. The Committee may, in its discretion, determine to satisfy an obligation for all or any part of an incentive award by issuing shares of the company’s common stock equal in value to the cash payment otherwise due. Such shares, if any, would be issued under the company’s 2009 LTIP or its successor.

The maximum amount of compensation payable to any participant in any single calendar year under the Incentive Plan is $5,000,000.

Plan Benefits

The actual amount of compensation to be paid to participants under the Incentive Plan cannot be determined in advance because the level of future performance is not currently known, and the Committee has discretion to reduce or eliminate the incentive awards payable to any participant under the Incentive Plan.

Change of Control

In the event of a change of control of the company, as defined under the company’s 2009 LTIP or its successor, the period for which performance is measured will automatically end on the date of the change of control and the performance goals will be deemed to have been achieved for the pro rata portion of the year that elapsed through the date of the change of control at target levels or, if actual performance is greater, at actual levels. In such event, incentive awards are paid to incentive plan participants on a pro rata basis within the time period specified above, subject to the committee’s overall downward discretion.

Compensation Recoupment Policy

Any awards paid to participants under the Incentive Plan will be subject to the terms and conditions of any compensation recoupment policy as in effect from time to time, to the extent such policy is applicable to annual incentive compensation.

Amendment or Termination of Incentive Plan

Each of the Board and the Committee may amend or terminate the Incentive Plan at any time, except that the material terms of the performance goals, including the maximum amount payable under the Incentive Plan, may not be amended without shareholder approval.

U.S. Income Tax Consequences

Section 162(m) of the Code generally limits to $1 million the amount of the deduction that the company may take on its U.S. federal tax return for compensation paid to the officer serving as Chief Executive Officer as of the end of the year and the three executive officers other than the Chief Executive Officer and Chief Financial Officer who are named in the summary compensation table of the company’s proxy statement for that year based on their compensation levels (see page 52 in this proxy statement). This deductibility cap does not apply to “performance-based compensation” paid under plans approved by shareholders. If certain requirements of Section 162(m) of the Code are satisfied, awards under the Incentive Plan will qualify as performance-based compensation and will be deductible by the company for federal income tax purposes. Because the company has retained the discretion to vary specific performance targets from year to year, shareholder reapproval of the Incentive Plan will be required at five-year intervals in order for incentive awards under the Incentive Plan to remain fully tax deductible.

Action by Shareholders

Approval of the Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by the holders of common stock voting in person or by proxy and that the total votes cast on the proposal must represent over 50% in interest of all securities entitled to vote on the proposal. Abstentions, broker non-votes and the failure to vote are not votes cast and will affect the outcome of a vote only to the extent that abstentions, broker non-votes and the failures to vote would result in the company not satisfying the NYSE requirement that the total votes cast on the proposal represent over 50% of the total outstanding shares of common stock.

The Board of Directors recommends a vote FOR approval of the EQT Corporation Executive Short-Term Incentive Plan.

ITEM NO. 4 – APPROVE A NON-BINDING RESOLUTION REGARDING THE
COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS
FOR 2010 (“SAY-ON-PAY”)

(Item No. 4 on the proxy card)

The Board of Directors recommends a vote FOR approval of Item No. 4.

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables the company’s shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the company’s named executive officers.  The company seeks your advisory vote and asks that you support the compensation of the named executive officers as disclosed in this proxy statement.

As discussed in the Compensation Discussion and Analysis beginning on page 29, the company’s executive compensation program is designed to attract and retain the highest quality executive officers, directly link pay to company performance, and build value for the company’s shareholders. The company’s program provides total compensation opportunities at levels that are competitive in its industries, ties a significant portion of each executive’s compensation to his or her individual performance and contribution to achieving the company’s business objectives, and closely aligns the interests of the company’s executives with the interests of shareholders.  In sum, the company’s compensation is designed to reward executives when the company achieves strong financial and operational results, and the company believes the 2010 compensation of its named executive officers is consistent with the strong results achieved by the company.

This proposal, commonly known as a “say-on-pay” proposal, gives the company’s shareholders the opportunity to express their views on the compensation of its named executive officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of the company’s named executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, the Board invites you to review carefully the Compensation Discussion and Analysis beginning on page 29 and the tabular and other disclosures on compensation under Executive Compensation beginning on page 52, and cast a vote to approve the company’s executive compensation programs through the following resolution:

“Resolved, that shareholders approve the compensation of the company’s named executive officers, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative executive compensation disclosure contained in this proxy statement.”

The say-on-pay vote is advisory, and therefore not binding on the company, the Compensation Committee or the Board of Directors.  The Board of Directors and Compensation Committee value the opinions of the company’s shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Board will consider the shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Action by Shareholders

Approval of this Item No. 4 requires the affirmative vote of a majority of the votes cast on this item by holders of the company’s common stock.  Abstentions, broker non-votes and the failure to vote are not votes cast, and, accordingly, have no affect on the outcome of this proposal.

The Board of Directors recommends a vote FOR approval of Item No. 4.

ITEM NO. 5 – PROVIDE A NON-BINDING RECOMMENDATION AS TO THE

FREQUENCY WITH WHICH SHAREHOLDERS WILL VOTE ON
SAY-ON-PAY PROPOSALS IN FUTURE YEARS

(Item No. 5 on the proxy card)

The Board of Directors recommends a vote “FOR Every ONE Year” on Item No. 5.

The Dodd-Frank Act also enables the company’s shareholders to indicate how frequently the company should seek an advisory say-on-pay vote on the compensation of its named executive officers, such as Item 4 included on page 86 of this proxy statement.  By voting on this Item 5, shareholders may indicate whether they would prefer an advisory say-on-pay vote on named executive officer compensation once every one, two, or three years.

After careful consideration, the Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the company, and therefore the

Board recommends that you vote for a one-year interval for the advisory say-on-pay vote on executive compensation.

In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow the company’s shareholders to provide the company with their direct input on the company’s compensation philosophy, policies and practices as disclosed in the proxy statement every year.  Additionally, an annual advisory vote on executive compensation is consistent with the company’s policy of seeking input from, and engaging in discussions with, the company’s shareholders on corporate governance matters and the company’s executive compensation philosophy, policies and practices.  The company understands that its shareholders may have different views as to what is the best approach for the company, and the company looks forward to hearing from its shareholders on this proposal.

Shareholders who have concerns about executive compensation during the interval between say-on-pay votes are welcome to bring their specific concerns to the attention of the Board.  Please refer to “Contacting the Board” on page 20 for information about communicating with the Board.

Please mark on the proxy card your preference as to the frequency of holding shareholder advisory votes on executive compensation, as either every year, every two years, or every three years, or you may abstain from voting.

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders.  The Board will take the results of the vote into account when deciding when to call for the next advisory vote on executive compensation.  However, because this vote is advisory and not binding on the Board of Directors in any way, the Board may decide that it is in the best interests of our shareholders and the company to hold an advisory vote on executive compensation more or less frequently than the option approved by the company’s shareholders.

A scheduling vote similar to this Item 5 will occur at least once every six years.

Action by Shareholders

The frequency option that receives the highest number of votes cast is the option that will be deemed approved by the shareholders.  Abstentions, broker non-votes and the failure to vote are not votes cast, and, accordingly, have no affect on the outcome of this proposal.

The Board of Directors recommends a vote “FOR Every ONE Year” on Item No. 5.

ITEM NO. 6 – APPROVE AN AMENDMENT TO THE COMPANY’S
RESTATED ARTICLES OF INCORPORATION TO ADOPT A MAJORITY
VOTING STANDARD FOR UNCONTESTED DIRECTOR ELECTIONS

(Item No. 6 on the proxy card)

The Board of Directors recommends a vote FOR approval of Item No. 6.

Under Pennsylvania law, the default voting standard for the election of directors by shareholders is that the directors receiving the highest number of votes are elected (referred to as a plurality voting standard). The company has such a standard for the election of directors, with a policy that requires a director-nominee to submit an irrevocable conditional resignation to be effective if he or she receives more “withhold” votes than votes “for” election. The company’s proposal to adopt a majority voting standard would permit shareholders to vote “for” or “against” each director standing for election in an uncontested election (referred to as a majority voting standard).

In light of corporate governance trends and the approval by the company’s shareholders at the 2010 annual meeting of a shareholder proposal requesting that the Board of Directors initiate the process to amend the company’s governance documents to provide for majority voting in uncontested elections, with a plurality vote standard retained for contested director elections, the Board of Directors has concluded that requiring directors to receive a majority of votes cast in an uncontested election is an appropriate standard and has adopted resolutions approving an amendment to the company’s Restated Articles of Incorporation (“Articles”) reflecting such majority vote standard.  Under the proposal, plurality voting would be retained for contested elections.

Under the proposal, in an uncontested election a nominee would not be elected or re-elected as a director unless that nominee received a majority of the votes cast “for” election.  However, a current director who does not receive a majority of the votes cast “for” election would nonetheless continue as a director unless he or she resigned because no successor to his or her position would have been elected (often called a “hold-over” director).  In order to deal with this hold-over director situation, if the proposal is approved, the company’s by-laws will be amended to provide that director-nominees will continue to be required to submit to the Board of Directors, prior to the time of their nomination, an irrevocable conditional resignation which the Board of Directors will determine whether or not to accept in the event a nominee fails to receive a majority of votes “for” his or her election.

As part of the default voting standard for the election of directors under Pennsylvania law, shareholders are entitled to cumulate their votes (i.e., a shareholder has a number of votes equal to the number of votes entitled to be cast with respect to his or her shares of company stock multiplied by the number of directors to be elected and may distribute these votes among as many nominees as the shareholder chooses). The company’s Articles expressly provide for cumulative voting.

The Board of Directors believes that under a true majority voting standard for uncontested elections each shareholder who votes should cast one vote per share either for or against each nominee.  In contrast, cumulative voting provides a shareholder with multiple votes which can be voted for one nominee or for several or all of the nominees.  Under cumulative voting shareholders or their proxies could cast all votes for one nominee and not vote on the other nominees resulting in the total votes being cast in the election of directors dramatically differing among the nominees.  In this situation, a nominee whom the holders of a majority of the shares voted against could nevertheless be elected if other shareholders or their proxies cumulated their votes for that nominee.  Thus, the Board’s proposal to adopt a majority voting standard also eliminates cumulative voting.

The Board of Directors hereby requests that you vote in favor of the following amendments to Sections 2.1 and 3.1(c) of Article Fifth of the company’s Articles (proposed new text is underlined and proposed deleted text is bracketed):

2.1 Voting Rights.  Except as provided in this Section 2.1, the holders of the Common Stock shall have exclusive voting rights for the election of Directors and for all other purposes and shall be entitled to one vote for each share held.  The holders of the Preferred Stock shall have no voting rights except as may be provided with respect to any particular series of the Preferred Stock by the Board of Directors pursuant to Subdivision 1.1 of Division A hereof.  On any matter on which the holders of the Preferred Stock shall be entitled to vote, they shall be entitled to vote as established by the Board of Directors pursuant to Subdivision 1.1 of Division A hereof.

A nominee for director shall be elected to the Board of Directors at a meeting of shareholders if the votes by the shareholders entitled to vote in the election cast for such nominee exceed the votes cast against such nominee’s election (excluding abstentions), provided, that if the number of nominees exceeds the number of directors to be elected, then the nominees receiving the highest number of votes up to the number of directors to be elected shall be elected. No shareholder shall in any election of directors have any right to cumulate his votes and cast them for one candidate or distribute them among two or more candidates. [In all elections for Directors, every stockholder entitled to vote shall have the right, in person or by proxy, to multiply the number of votes to which such stockholder may be entitled by the number of Directors for the election of whom he is entitled to vote at such meeting, and such stockholder may cast the whole number of such votes for one candidate or may distribute them among any two or more candidates.  The candidates receiving the highest number of votes up to the number of Directors to be elected shall be elected.]  The foregoing provisions of this paragraph shall not be changed with respect to any class of stock unless the holders of record of not less than two-thirds of the number of shares of such class of stock then outstanding shall consent thereto in writing or by voting therefor in person or by proxy at the meeting of shareholders [stockholders] at which any such change is considered.

3.1   The business and affairs of the Company shall be managed by a Board of Directors comprised as follows:

(a)        ***

(b)        ***

(c)        Any director, any class of directors or the entire Board of Directors may be removed from office by shareholder vote at any time, without assigning any cause, but only if shareholders entitled to cast at least 80% of the votes which all shareholders would be entitled to cast at an annual election of directors or of such class of directors shall vote in favor of such removal[; provided, however, that no individual director shall be removed without cause (unless the entire Board of Directors or any class of directors be removed) in case the votes cast against such removal would be sufficient, if voted cumulatively for such director, to elect him or her to the class of directors of which he or she is a member].

(d)        ***

(e)        ***

If this proposal is approved by the shareholders of the company, the Board of Directors expects to conform the provision in the company’s by-laws which establishes the director resignation policy with the majority voting standard to deal with hold-over directors by providing that the conditional resignation is triggered in the event that the votes cast against such person’s election in an uncontested election exceed the votes cast for such person’s election.  As occurs under the current director resignation policy, the Board will determine whether or not to accept such director’s resignation after consideration of the Corporate Governance Committee’s recommendation on the matter.  The by-laws will also be amended to provide that in the event the incumbent director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.  If a director’s resignation is accepted by the Board of Directors, or if a non-incumbent director-nominee is not elected, then the Board of Directors, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board of Directors in accordance with the by-laws.

If the shareholders approve the amendments to Section 2.1 and 3.1(c) of the Articles described above, the company will file restated articles of incorporation with the Department of State of the Commonwealth of Pennsylvania, whereupon the amendments to the company’s Articles described in this Item No. 6 will become effective.

Action by Shareholders

Approval of this Item No. 6 requires the affirmative vote of at least two-thirds of the issued and outstanding shares of the company’s common stock.  Abstentions, broker non-votes and the failure to vote are not votes cast and will affect the outcome of a vote only to the extent that abstentions, broker non-votes and the failures to vote would result in less than two-thirds of the company’s issued and outstanding shares of common stock voting in favor of this proposal.

The Board of Directors recommends a vote FOR approval of Item No. 6.

ITEM NO. 7 – APPROVE AN AMENDMENT TO THE COMPANY’S
RESTATED ARTICLES OF INCORPORATION RELATED TO VACANCIES IN
THE BOARD OF DIRECTORS

(Item No. 7 on the proxy card)

The Board of Directors recommends a vote FOR approval of Item No. 7.

The Board of Directors recommends approval of an amendment to the company’s Articles in order to provide that a person elected by the Board of Directors to fill a vacancy in the Board of Directors will hold office for a term expiring at the next annual meeting of shareholders held immediately following such person being elected to fill the vacancy and that thereafter such person will hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which such person has been elected expires.

The company’s Articles and by-laws currently provide that a person elected by the Board of Directors to fill a vacancy in the Board of Directors will hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which such person has been elected expires.  The company’s directors are divided into three classes and directors are generally elected for three year terms.  Accordingly, a person elected by the Board of Directors to fill a vacancy in the Board of Directors in a class whose term expires in three years would hold office for three years.  The Board of Directors believes that a person appointed to the Board should stand for election at the next annual shareholder’s meeting.  Accordingly, our company’s current practice is to provide that directors who have been elected to the Board of Directors to fill a vacancy in the Board of Directors will hold office for a term expiring at the next annual meeting of shareholders held immediately following such person being elected to fill the vacancy regardless of the class to which such director has been elected.  The Board of Directors therefore desires to reflect this practice in the company’s Articles and by-laws.

The Board of Directors hereby requests that you vote in favor of the following amendments to Section 3.1(d) of Article Fifth of the company’s Articles (proposed new text is underlined and proposed deleted text is bracketed):

3.1   The business and affairs of the Company shall be managed by a Board of Directors comprised as follows:

(a)        ***

(b)        ***

(c)        ***

(d)        Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that vacancies resulting from removal from office by a vote of the shareholders may be filled by the shareholders at the same meeting at which such removal occurs.  A person [All directors] elected by the directors to fill a vacancy [vacancies] in the Board of Directors shall hold office for a term expiring at the next annual meeting of shareholders held immediately following such person being elected to fill the vacancy [at which the term of the class to which they have been elected expires].  Thereafter, such person shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which such person has been elected expires.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(e)        ***

If the shareholders approve the amendments to Section 3.1(d) of the Articles described above, the company will file restated articles of incorporation with the Department of State of the Commonwealth of Pennsylvania, whereupon the amendments to the company’s Articles described in this Item No. 7 will become effective.  Additionally, the Board of Directors will amend the company’s by-laws to conform to the Articles amendment.

Action by Shareholders

Approval of this Item No. 7 requires the affirmative vote of a majority of the votes cast on this item by holders of the company’s common stock.  Abstentions and the failure to vote are not votes cast, and, accordingly, have no affect on the outcome of this proposal.

The Board of Directors recommends a vote FOR approval of Item No. 7.

ITEM NO. 8 – APPROVE AN AMENDMENT TO THE COMPANY’S

RESTATED ARTICLES OF INCORPORATION TO ELIMINATE
SHAREHOLDER PRE-EMPTIVE RIGHTS IN THEIR ENTIRETY

(Item No. 8 on the proxy card)

The Board of Directors recommends a vote FOR approval of Item No. 8.

The Board of Directors recommends approval of an amendment to the company’s Articles in order to eliminate shareholder pre-emptive rights in their entirety.

Under Pennsylvania law, except as otherwise provided in a corporation’s articles of incorporation, a corporation may issue shares or other securities without first offering them (often referred to as pre-emptive rights) to the corporation’s shareholders. Pre-emptive rights permit shareholders to maintain their percentage ownership in a corporation by buying a proportionate number of shares of the corporation’s common stock when such shares are offered to third parties.  The company’s Articles provide limited pre-emptive rights to the company’s common stock in situations involving the sale of common stock or securities convertible into common stock for money except for those involving (i) a public offering of new or additional shares of our common stock to or through underwriters or investment bankers who have agreed to make a public offering of such shares or (ii) pursuant to any employee compensation, incentive or other benefit program adopted by the Board of Directors.  Thus, the existing pre-emptive rights of holders of our common stock are limited to offerings which are made for money and, even if made for money, are not public offerings or employee-related.

The Board recognizes that the elimination of pre-emptive rights may prevent shareholders from maintaining their percentage ownership of the company in the limited circumstances where they exist, principally some form of private offering of common stock or securities convertible into common stock for money, should the company decide to engage in such an offering.  However, pre-emptive rights are uncommon for public companies domiciled in the United States. The Board of Directors believes that it is important for the company to maintain maximum flexibility to raise capital from any appropriate source and that in order to obtain capital on the most advantageous terms in a timely manner, it is important for the company to have available a wide variety of financing alternatives, including private offerings of common stock or securities convertible into common stock for money.  The existence of pre-emptive rights, however limited, may discourage certain investors or cause unacceptable delays in certain circumstances.  Moreover, as long as the company’s shares remain listed on the NYSE, any issuance of shares of common stock will remain subject to the rules of the NYSE, including the requirement to obtain shareholder approval prior to the issuance of a number of shares equal to or greater than 20% of the then outstanding shares  in a private offering if the shares (or convertible securities) are sold at a price (or exercise or conversion price in the case of convertible securities) which is less than the greater of the book value or market value of our shares.

The Board of Directors hereby requests that you vote in favor of the following amendments to Sections 2.2 and 2.5 of Article Fifth of the company’s Articles (proposed new text is underlined and proposed deleted text is bracketed):

2.2       Pre-emptive Rights.  The Company may issue shares of any class of stock, option rights, or securities having conversion or option rights, without first offering them to the holders of Common Stock or Preferred Stock. [Upon any issue for money or other consideration of any stock of the Company that may be authorized from time to time, no holder of stock, irrespective of the kind of such stock, shall have any pre-emptive or other right to subscribe for, purchase, or receive any proportionate or other share of the stock so issued, but the Board of Directors may dispose of all or any portion of such stock as and when it may determine, free of any such rights, whether by offering the same to stockholders or by sale or other disposition as said Board may deem advisable; provided, however, that if the Board of Directors shall determine to offer any new or additional shares of Common Stock, or any security convertible into Common Stock, for money, other than (i) by a public offering of all of such shares or offering of all of such shares to or through underwriters or investment bankers who shall have agreed promptly to make a public offering of such shares, or (ii) pursuant to any employee compensation, incentive or other benefit program adopted by the Board of Directors, the same shall first be offered pro rata to the holders of the then outstanding shares of Common Stock of the Company at a price not less favorable than the price at which the Board of Directors issues and disposes of such stock or securities to other than such holders of Common Stock before deducting reasonable commissions or compensation that may be paid by the Company in connection with the sale of any such stock and securities; and provided, further, that the time within which such pre-emptive rights shall be exercised may be limited by the Board of Directors to such time as the said Board may deem proper, not less, however, than ten days after mailing of notice that such stock rights are available and may be exercised.]  The [foregoing] provisions of this Subdivision 2.2 shall [not] be [changed unless the holders of record of not less than two-thirds of the number of shares of the Common

Stock then outstanding shall consent thereto in writing or by voting therefore in person or by proxy at the meeting of stockholders at which any such change is considered] effective to eliminate and deny any preemptive right which may exist or may have existed in respect of any outstanding shares.

2.5       General.  The Company may issue and dispose of any of its authorized shares for such consideration as may be fixed by the Board of Directors subject to the laws then applicable [and to the provisions of Subdivision 2.2 of this Division B].

If the shareholders approve the amendments to Sections 2.2 and 2.5 of the Articles described above, the company will file restated articles of incorporation with the Department of State of the Commonwealth of Pennsylvania, whereupon the amendments to the company’s Articles described in this Item No. 8 will become effective.

Action by Shareholders

Approval of this Item No. 8 requires the affirmative vote of at least two-thirds of the issued and outstanding shares of the company’s common stock.  Abstentions, broker non-votes and the failure to vote are not votes cast and will affect the outcome of a vote only to the extent that abstentions, broker non-votes and the failures to vote would result in less than two-thirds of the company’s issued and outstanding shares of common stock voting in favor of this proposal.

The Board of Directors recommends a vote FOR approval of Item No. 8.

ADDITIONAL INFORMATION

Other Matters

No matters other than those listed in the notice of meeting accompanying this proxy statement are expected to be presented to shareholders for action at the annual meeting.  However, should other matters properly come before the meeting, the persons named as proxies will vote in a manner as they may, in their discretion, determine.

2010 Annual Report on Form 10-K

The Annual Report on Form 10-K for the year ended December 31, 2010 is enclosed with this proxy statement.

The Report of the Audit Committee on page 81 and the Report of the Compensation Committee on page 51 are not soliciting material, are not deemed to be filed with the SEC and are not to be incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

APPENDIX A

EQT CORPORATION
2011 EXECUTIVE SHORT-TERM INCENTIVE PLAN

Section 1.         Incentive Plan Purposes.  The main purposes of the EQT Corporation (the “Company”) Executive Short-Term Incentive Plan (the “Plan”) are to maintain a competitive level of total cash compensation and to align the interests of the Company’s executive employees with those of the Company’s shareholders and customers and with the strategic objectives of the Company.  By placing a portion of executive employee compensation at risk, the Company can reward performance based on the overall performance of the Company.

Section 2.         Effective Date.  The effective date of this Plan is January 1, 2011, subject to shareholder approval at the 2011 annual meeting of shareholders.  The Plan will remain in effect from year to year (each calendar year shall be referred to herein as a “Plan Year”) until formally amended or terminated in writing by the Company’s Board of Directors or the Compensation Committee of the Board of Directors (“Committee”) and as provided in Section 13 or the occurrence of a Change of Control as provided in Section 11.

Section 3.         Eligibility.

(a)                               All executive officers of the Company shall be eligible to participate in the Plan; provided, however, that no employee who participates in the Company’s annual Short-Term Incentive Plan shall be eligible to participate in the Plan.

(b)                              The Committee may designate any other employee for participation in the Plan in its complete and sole discretion.  Eligible employees who are designated to participate in the Plan for any Plan Year will be notified in writing of their participation.

Section 4.         Administration of the Plan.  The Plan shall be administered by the Committee, which shall be comprised solely of two or more outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”) and the regulations promulgated thereunder.  On an annual basis, the Committee shall designate the participants and determine the Performance Goals, as defined in Section 5 of the Plan, and the Incentive Targets, as defined in Section 6 of the Plan.  Prior to payment of any Incentive Awards, as defined in Section 6 of the Plan, the Committee shall certify in writing that the Performance Goals and other material terms were satisfied, which writing may include meeting minutes of the Committee.  The Committee shall also review and approve any proposed amendments to the Plan throughout the Plan Year.

Section 5.         Performance Goals.

(a)                               Each participant shall have specific performance goals (the “Performance Goals”) determined for his or her position for the subject Plan Year.  These Performance Goals will support the approved business plan of the Company, affiliate or business unit, as applicable, and be based upon the specific performance measures established by the Committee for the Plan Year.

(b)                              A copy of each participant’s Performance Goals shall be determined in writing by the Committee not later than 90 days after the commencement of the Plan Year to which they relate; provided that in no event will Performance Goals be established after 25 percent of the Plan Year has elapsed or when the outcome of such Performance Goals is no longer substantially uncertain.

(c)                               The Performance Goals determined by the Committee will be objectively determinable goals based upon one or more of the following performance measures: earnings per share, earnings per share growth, revenue growth, revenues, expenses, return on equity, return on total capital, return on assets, earnings (such as net income, EBIT and similar measures), earnings growth, cash flow (such as EBITDA, EBITDAX and similar measures), share price, economic value added, gross margin, operating income, volumes metrics (such as volumes sold, volumes produced, volumes transported and similar measures), drilling and well metrics (such as number of gross or net wells drilled, number of horizontal wells drilled, cost per well and similar measures), reserve metrics, operating efficiency metrics (such as lease operating expense and other unit operating expense measures, general & administrative expense (“G&A”) per mcf, marketing expense per mcf, G&A per customer and other G&A metrics, unit gathering and compression expenses and other midstream efficiency measures, lost and unaccounted for gas metrics, compressor or processing downtime, days from completed well to flowing gas and similar measures), customer services measures (such as wait time, on-time service, calls answered and similar measures), safety and environmental performance or total shareholder return.  The Performance Goals may be based either on the performance of the Company, a subsidiary or subsidiaries or other affiliates, any branch, department, business unit, or other portion thereof under such measure for the Plan Year and/or upon a comparison of such performance with the performance of a peer group of corporations, prior Company performance or other comparative measure selected by the Committee at the time of making an Incentive Award.  Performance Goals may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

(d)                              When the Performance Goals are determined by the Committee, the Committee shall specify the manner in which the Performance Goals shall be calculated and may also determine that unusual items or certain specified events or occurrences, including changes in accounting standards or tax laws, shall be excluded from the calculation of the Performance Goal.

Section 6.         Section Incentive Targets and Awards.

(a)                               Incentive compensation targets (“Incentive Targets”) shall be determined by the Committee in writing not later than 90 days after the commencement of each Plan Year.  The Incentive Targets shall be based upon the level of achievement of the Performance Goals.  Incentive Targets may be expressed as a range of outcomes, such as “threshold,” “target” and “maximum,” based on the level of achievement of the Performance Goals.

(b)                              Incentive awards (“Incentive Awards”) may be earned by participants during a Plan Year; provided, however, that payment of any Incentive Award under the Plan to a participant (i) shall be contingent upon the attainment of the Performance Goals established by the Committee for the Plan Year and (ii) may not exceed the participant’s maximum Incentive Target established for the actual level of achievement attained.

(c)                               The Committee shall have no discretion to increase any Incentive Award that would otherwise be payable based upon attainment of the Performance Goals, but the Committee may in its discretion reduce or eliminate such Incentive Award; provided, however, that the exercise of such negative discretion shall not be permitted to result in any increase in the amount of any Incentive Award payable to any other participant.

(d)                              The maximum Incentive Award payable to any participant for any Plan Year is $5,000,000.

(e)                               Except as provided in Section 7 of the Plan, Incentive Awards shall be paid in cash within 2½ months after the end of a Plan Year in which the right to payment is no longer subject to a substantial risk of forfeiture; provided, further, that the Committee has determined and certified in writing the extent to which the Performance Goals have been attained and the Incentive Awards have been earned.

Section 7.         Form of Payment.  The Committee may, in its discretion, determine to satisfy, in whole or in part, an obligation for any Incentive Award by issuing, in substitution for a cash payment, shares of Company common stock having a fair market value (measured as of the date of the Committee’s determination of the payment amount) equal to the cash payment, under and pursuant to the terms of the Company’s 2009 Long-Term Incentive Plan, or any successor or substitute plan.

Section 8.         Impact on Benefit Plans.  Payments under the Plan shall not be considered as earnings for purposes of the Company’s qualified retirement plans or any such retirement or benefit plan unless specifically provided for and defined under such plans or as otherwise determined by the Committee.

Section 9.         Tax Consequences.

(a)                               It is intended that nothing in this Plan shall cause the participants in the Plan to be taxed currently under the Constructive Receipt or Economic Benefit Doctrines and as expressed in Sections 451 and 83 of the Code. The terms, requirements and limitations of this Plan shall be interpreted and applied in a manner consistent with such intent.

(b)                              It is intended that the Incentive Awards payable under the Plan shall be exempt from the deduction limits of Section 162(m) of the Code as performance-based compensation.  The terms, requirements and limitations of this Plan shall be interpreted and applied in a manner consistent with such intent.

(c)                               It is intended that the Incentive Awards payable under the Plan shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code.  The Plan shall be construed in a manner that effects such intent.  Nevertheless, the tax treatment of the benefits provided under the Plan or any Incentive Award is not warranted or guaranteed.  None of the Company, its affiliates and their respective directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any participant or other taxpayer as a result of the Plan or any Incentive Award.

(d)                              Notwithstanding anything in the Plan to the contrary, to the extent that any Incentive Award would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code and would be payable or distributable under the Plan by reason of the occurrence of a Change of Control, or the participant’s disability or separation from service, such amount or benefit will not be payable or distributable to the participant by reason of such circumstance unless the circumstances giving rise to such Change of Control, disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition).  This provision does not prohibit the vesting of any Incentive Award upon a change of control, disability or separation from service, however defined.  If this provision prevents the payment or distribution of any Incentive Award, such Incentive Award shall be made on the payment date that would have applied absent such designated event or circumstance.

(e)                               Notwithstanding anything in the Plan to the contrary, to the extent that any Incentive Award would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code and would otherwise be payable under this Plan by reason of a participant’s separation from service during a period in which the participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the participant’s separation from service (or, if the participant dies during such period, within 30 days after the participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.  For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

Section 10.       Change of Status.  In making decisions regarding employees’ participation in the Plan, the Committee may consider any factors that they may consider relevant.  The following guidelines are provided as general guidelines regarding employee status changes:

(a)                               New Hire, Transfer, Promotion.  A newly hired employee qualifying for participation will participate in the Plan Year following the year in which he or she is hired, unless otherwise specified in the employment offer.  An employee who is promoted or transferred during the first 90 day period of the Plan Year to a position qualifying for participation may be recommended for a pro rata Incentive Award under the Plan based on the level of participation in his or her previous annual incentive program and the percentage of the Plan Year the employee is in the participating position under this Plan.  This includes employees who leave positions that qualify for incentive payments in other Company business segments.  These potential payments shall be considered when determining the employee’s Incentive Target and Incentive Award under this Plan; provided, however, that no amounts of deferred compensation under other plans and arrangements may be substituted for or in respect of amounts payable under the Plan.

(b)                              Demotion.  No Incentive Award shall be paid to an employee who has been demoted during the Plan Year because of performance.  If the demotion is due to an organizational change, a pro rata Incentive Award may be made, provided the employee otherwise qualifies for payment of an Incentive Award.

(c)                               Termination.  No Incentive Award shall be paid to any employee whose services are terminated during the Plan Year for reasons of misconduct, failure to perform, or other cause.  If the termination is due to reasons such as reorganization, and not due to the fault of the employee, the employee may be considered for a pro rata Incentive Award, provided the employee otherwise qualifies for payment of an Incentive Award.

(d)                              Resignation.  No Incentive Award shall be paid to an employee who resigns for any reason before Incentive Awards are paid; provided, however, if the employee has voluntarily terminated his or her employment with the Company’s consent a pro rata Incentive Award may be made, provided the employee otherwise qualifies for payment of an Incentive Award.

(e)                               Death and Disability.  An employee whose status as an active employee is changed during the Plan Year for any reason other than the reasons cited above, including termination for death or disability, may be considered for a pro rata Incentive Award, provided the employee otherwise qualifies for payment of an Incentive Award.  In the event that an Incentive Award is paid on behalf of an employee who has terminated employment by reason of death, any such payments or other amounts due shall be paid to the employee’s estate.

Nothing in the Plan or in any Incentive Target or Incentive Award shall confer any right on any employee to continue in the employ of the Company, its affiliates or any business unit.  In the event any payments are made under the guidelines provided in this Section 10, the timing of such payments shall be in accordance with the provisions of Section 6(e) or, if applicable, Section 9(e).

Section 11.       Change on Control.  In the event of a Change of Control of the Company, as then defined under the Company’s 2009 Long-Term Incentive Plan, or its successor, the Plan Year shall end on the date of the Change of Control, the Performance Goals shall be deemed to have been achieved for the pro-rata portion of the calendar year that elapsed through the date of the Change of Control, at target levels or, if, actual performance is greater, at actual levels.  In such event, any Incentive Awards earned shall be paid to participants on such pro-rata basis in accordance with the provisions of Section 6(e) or, if applicable, Section 9(d), but subject to the Committee’s overall discretion as provided in Section 6(c).

Section 12.       Compensation Recoupment Policy.  Any Incentive Awards paid to participants hereunder shall be subject to the terms and conditions of any compensation recoupment policy adopted from time to time by the Board or any committee of the Board, to the extent such policy is applicable to annual incentive compensation.

Section 13.       Dispute Resolution.  The following is the exclusive procedure to be followed by all participants in resolving disputes arising from payments made under this Plan.  All disputes relative to a given Plan Year must be presented to the Committee within thirty (30) days following the payment date of the Incentive Award for that Plan Year, or the participant’s right to dispute a payment will be irrevocably waived.  The employee with the concern will be given an opportunity to present his or her issues to the Committee.  A decision will be rendered by the Committee within thirty (30) business days of the meeting.  The Chairperson of the Committee will be responsible for preparing a written version of the decision.  The decision by the Committee regarding the matter is final and binding on all Plan participants.

Section 14.       Amendment or Termination of this Plan.  The Company’s Board of Directors and the Committee shall each have the right to amend or terminate the Plan at any time, provided, however, that the material terms of the Performance Goals, including any amendments to the class of employees eligible to receive compensation pursuant to, or participate in, the Plan, the criteria upon which the Performance Goals are based and the maximum amount of compensation payable to any employee hereunder, may not be amended without shareholder approval.  No employee or participant shall have any vested right, interest or entitlement to any Incentive Award hereunder prior to its payment.  The Company shall notify affected employees in writing of any amendment or Plan termination.

APPENDIX B

EXECUTIVE COMPENSATION COMPARATOR COMPANIES

(TOWERS WATSON GENERAL INDUSTRY LIST)

3Com	Cintas	Hovnanian Enterprises
O. Smith	Citrix Systems	Hub Group
Schulman	CME Group	Hubbell
Aaron’s	Coach	IDEX
ABM Industries	Cognizant Technology Solutions	IDT
Actuant	Coinstart	Inergy Holdings
Acuity Brands	Coldwater Creek	Ingles Markets
Acxiom	Comerica	Interactive Brokers Group
ADC Telecommunications	CommScope	International Game Technology
Adobe Systems	Compuware	Intuit
AGL Resources	Consolidated Graphics	Isle of Capri Casinos
AirTran Holdings	Convergys	J. Crew Group
Alaska Air Group	Corn Products International	J.M. Smucker
Albemarle	Cracker Barrel Old Country Store	Jack in the Box
Alliance Data Systems	Crane	James Hardie Industries N.V.
Alon USA Energy	CVR Energy	JDS Uniphase
AMERCO	Cytec Industries	JetBlue Airways
American Eagle Outfitters	D.R. Horton	John Wiley & Sons
AmeriCredit	Del Monte Foods	Joy Global
AMETEK	Diebold	Juniper Networks
Analog Devices	Donaldson	Kaman
Ann Taylor Stores	DPL	Kennametal
Apartment Investment & Management	Dress Barn	KeyCorp
Apollo Group	DST Systems	King Pharmaceuticals
Applied Industrial Technologies	Duke Realty	KLA-Tencor
Arch Chemicals	Dycom Industries	Knight Capital Group
Arch Coal	Energizer Holdings	Laclede Group
Arkansas Best	EnerSys	Lam Research
ARRIS Group	Equity Residential	Lancaster Colony
Atlas Air Worldwide Holdings	Esterline Technologies	La-Z-Boy
Baldor Electric	Exide Technologies	Legg Mason
Beacon Roofing Supply	Exterran Holdings	Lincoln Electric Holdings
Belden	Fastenal	M&T Bank
BMC Software	FBL Financial	MasTec
Bob Evans Farms	Ferro	Maxim Integrated Products
BOK Financial	Fidelity National Information Services	McCormick & Co.
Boston Properties	Fifth Third Bancorp	Meredith
Brady	First Horizon National	MF Global
Briggs & Stratton	Flowers Foods	Modine Manufacturing
Brinker International	FMC	ModusLink Global Solutions
Brink’s	Forest Laboratories	Molex
Broadridge Financial Solutions	Gardner Denver	Moody’s
Brown-Forman	Georgia Gulf	Moog
Burger King Holdings	Global Payments	MSC Industrial Direct
R. Bard	Great Plains Energy	Mueller Water Products
Cabela’s	Gymboree	Nabors Industries
Cabot	H.B. Fuller	Nalco Holding
CACI International	Hain Celestial Group	NASDAQ OMX Group
Carpenter Technology	Hanover Insurance Group	National Fuel Gas
Cash America International	Harman International Industries	National Semiconductor
CBL & Associates Properties	Hawaiian Holdings	NBTY
Central Garden & Pet	HCP	NetApp
Cephalon	Helmerich & Payne	Netflix
CF Industries Holdings	Herman Miller	New Jersey Resources
Chico’s FAS	Hewitt Associates	Newfield Exploration
Cimarex Energy	hhgregg	Noble
Cincinnati Bell	Hospira	Noble Energy

B-1

Northern Trust	Rock-Tenn	Toro
NSTAR	Roper Industries	Total System Services
NV Energy	RPM International	Tractor Supply
Olin	RRI Energy	TreeHouse Foods
ON Semiconductor	Ruby Tuesday	Triumph Group
P.F. Chang’s China Bistro	Saks	United Natural Foods
Pacer International	salesforce.com	Unitrin
Pall	Sanderson Farms	Urban Outfitters
Patterson Companies	ScanSource	Valmont Industries
Paychex	Schnitzer Steel Industries	Valspar
Pentair	Scholastic	Varian Medical Systems
PerkinElmer	Scotts Miracle-Gro	Village Super Market
Perrigo	Seneca Foods	VMware
Phoenix Companies	Simon Property Group	Vornado Realty Trust
Piedmont Natural Gas	SkyWest	Warner Music Group
Pinnacle West Capital	Snap-on	Watson Pharmaceuticals
Pioneer Natural Resources	Southern Union	Watson Wyatt Worldwide
Plains Exploration & Production	Spartan Stores	Watts Water Technologies
PolyOne	SRA International	Westinghouse Air Brake Technologies
Portland General Electric	Stancorp	Westlake Chemical
ProLogis	Talbots	WGL Holdings
Protective Life	TD AMERITRADE Holding	Williams-Sonoma
PSS World Medical	TECO Energy	Willis Group Holdings
Public Storage	Teleflex	Woodward Governor
Questar	Texas Petrochemicals	Worthington Industries
Ralcorp Holdings	Thomas & Betts	Wyndham Worldwide
Raymond James Financial	Tidewater	Xilinx
Regal Beloit	Tiffany	Zale
Regis	Toll Brothers
Rent-A-Center	Torchmark

B-2

APPENDIX C

FINANCIAL METRICS FOR CERTAIN COMPARATOR COMPANIES

	In Millions
	2009 Net	Market Cap
Company	Income	(12/31/2010)	2009 Revenue
Cabot Oil & Gas Corporation	148.3	3,935.4	879.3
Chesapeake Energy Corporation	(5,830.0)	16,942.9	7,702.0
CNX Gas Corporation*	164.5	NA	683.4
El Paso Corporation	(539.0)	9,689.0	4,631.0
Enbridge Inc.	1,375.4	21,515.8	10,976.7
Energen Corporation	256.3	3,469.3	1,440.4
EOG Resources, Inc.	546.6	23,219.6	4,787.0
EXCO Resources, Inc.	(496.8)	4,123.0	585.8
Markwest Energy Partners, L.P.	(118.7)	3,094.1	738.3
MDU Resources Group, Inc.	(123.3)	3,815.9	4,176.5
National Fuel Gas Company	100.7	5,393.4	2,051.5
ONEOK, Inc.	305.5	5,907.1	11,111.7
Penn Virginia Corporation	(114.6)	766.1	815.1
Petroleum Development Corporation	(79.3)	989.2	244.7
Questar Corporation	393.3	3,065.1	3,038.0
Range Resources Corporation	(53.9)	7,200.0	907.3
REX Energy Corporation	(16.2)	598.2	48.7
Sempra Energy	1,119.0	12,598.1	8,106.0
Southern Union Company	179.6	2,996.8	2,179.0
Southwestern Energy Company	(35.7)	12,980.1	2,145.8
Spectra Energy Corporation	848.0	16,199.1	4,552.0
TransCanada Corporation	1,215.1	26,436.8	7,894.8
The Williams Companies, Inc.	285.0	14,455.6	8,255.0
XTO Energy, Inc.*	2,019.0	NA	9,064.0

50th Percentile	156.9	5,907.1	2,179.0

EQT Corporation	156.9	6,687.6	1,269.8
EQT Percentile Rank	50%	55%	33%

Source:  Bloomberg (February 17, 2011)

*CNX Gas Corporation and XTO Energy, Inc. ceased to be public companies during the first half of 2010

C-1

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date. Please mark your votes as indicated in this example X INTERNET http://www.proxyvoting.com/eqt Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. EQT CORPORATION TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Signature Signature Date Mark Here for Address Change or Comments SEE REVERSE WO# 91989 Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer. THIS PROXY SHOULD BE SIGNED EXACTLYAS NAME APPEARS HEREON. OR RESTRICTED AREA RESTRICTED AREA - SCAN LINE FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 5. Recommendation on the frequency with which the Company should hold an advisory vote on executive compensation 2. Ratify Appointment of Ernst & Young LLP as independent registered public accountants 3. Approval of the 2011 Executive Short-Term Incentive Plan 6. Approval of an amendment to the company’s Restated Articles of Incorporation to adopt a majority voting standard for uncontested director elections 7. Approval of an amendment to the company’s Restated Articles of Incorporation related to vacancies in the Board of Directors 8. Approval of an amendment to the company’s Restated Articles of Incorporation to eliminate shareholder pre-emptive rights 2 years 1 year Abstain 3 years FOLD AND DETACH HERE This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of all nominees for director, FOR the ratification of Ernst & Young LLP as independent registered public accountants, FOR the approval of the 2011 Executive Short-Term Incentive Plan, FOR the approval of the Company’s executive compensation, FOR the “1 Year” alternative noted in Item 5, FOR the approval of an amendment to the company’s Restated Articles of Incorporation to adopt a majority voting standard for uncontested director elections, FOR the approval of an amendment to the company’s Restated Articles of Incorporation related to vacancies in the Board of Directors, and FOR the approval of an amendment to the company’s Restated Articles of Incorporation to eliminate shareholder pre-emptive rights in their entirety. The proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any adjournments thereof. If you plan to attend the annual meeting on May 10, 2011, you must obtain an admission ticket by checking the box to the right and returning the Proxy Card or by writing to the Corporate Secretary of EQT Corporation at the following address: EQT Plaza, 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222. Seating is limited and will be offered on a “first come, first served” basis. Shareholders must present a form of photo identification, such as a driver’s license, in order to be admitted to the annual meeting. No cameras, camera phones, computers, electronic devices, recording equipment, large bags or packages will be permitted in the annual meeting. 4. Approval of the Company’s executive compensation 1. ELECTION OF DIRECTORS Nominees: 1.1 Stephen A. Thorington 1.2 David L. Porges 1.3 James E. Rohr 1.4 David S. Shapira (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions FOR ALL WITHHOLD FOR ALL *EXCEPTIONS The Board of Directors recommends a vote FOR all nominees, FOR Items 2 through 4 and 6 through 8 and FOR “1 Year” on Item 5. 91989 EQT CORPORATION PC_04 2/24/11 11:22 AM Page 1

PRINT AUTHORIZATION To commence printing on this proxy card please sign, date and fax this card to: 201-369-9711 SIGNATURE: DATE: (THIS BOXED AREA DOES NOT PRINT) FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 To view the 2010 Form 10-K and 2011 Proxy Statement and form of Proxy Card on the Internet, go to: http://bnymellon.mobular.net/bnymellon/eqt EQT CORPORATION 625 LIBERTY AVENUE, SUITE 1700, PITTSBURGH, PA 15222 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY Kimberly L. Sachse and Nicole H. King are each hereby appointed as proxies of the undersigned to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 10, 2011, at 10:30 a.m. local time, in the EQT Plaza, 625 Liberty Avenue, Pittsburgh, Pennsylvania, and at any adjournment of such meeting. Where a vote is not specified, the proxies will vote the shares represented by this Proxy FOR the election of all nominees for director, FOR the ratification of Ernst & Young LLP as independent registered public accountants, FOR the approval of the 2011 Executive Short-Term Incentive Plan, FOR the approval of the Company’s executive compensation, FOR the “1 Year” alternative noted in Item 5, FOR the approval of an amendment to the company’s Restated Articles of Incorporation to adopt a majority voting standard for uncontested director elections, FOR the approval of an amendment to the company’s Restated Articles of Incorporation related to vacancies in the Board of Directors, and FOR the approval of an amendment to the company’s Restated Articles of Incorporation to eliminate shareholder pre-emptive rights in their entirety. The proxies will vote in their discretion on such other matters that may properly come before the meeting. A vote FOR the election of nominees listed on the reverse side includes discretionary authority to cumulate votes selectively among the nominees as to whom authority to vote has not been withheld and to vote for a substitute nominee if any nominee becomes unavailable for election for any reason. This Proxy is solicited on behalf of the Board of Directors of the Company and may be revoked prior to its exercise. The Board of Directors recommends votes FOR the election of all nominees for director, FOR the ratification of Ernst & Young LLP as independent registered public accountants, FOR the approval of the 2011 Executive Short-Term Incentive Plan, FOR the approval of the Company’s executive compensation, FOR the “1 Year” alternative noted in Item 5, FOR the approval of an amendment to the company’s Restated Articles of Incorporation to adopt a majority voting standard for uncontested director elections, FOR the approval of an amendment to the company’s Restated Articles of Incorporation related to vacancies in the Board of Directors, and FOR the approval of an amendment to the company’s Restated Articles of Incorporation to eliminate shareholder pre-emptive rights in their entirety. Please sign and date on the reverse side and return the proxy card promptly using the enclosed envelope. EQT CORPORATION ANNUAL MEETING OF SHAREHOLDERS TUESDAY, MAY 10, 2011 10:30 A.M. EQT PLAZA 625 Liberty Avenue Pittsburgh, PA YOUR VOTE IS IMPORTANT! You can vote by Internet, telephone or mail. See the instructions on the other side of this proxy card. Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. RESTRICTED AREA - SCAN LINE RESTRICTED AREA - SCAN LINE WO# 91989 91989 EQT CORPORATION PC_04 2/24/11 11:22 AM Page 2